EXHIBIT 10.67

Execution Version
DEAL CUSIP NO. 46659HAA7
REVOLVING CREDIT FACILITY CUSIP NO. 46659HAB5
INITIAL TERM A-1 LOAN FACILITY CUSIP NO. 46659HAC3
INITIAL TERM A-2 LOAN FACILITY CUSIP NO. 46659HAD1

CREDIT AND GUARANTY AGREEMENT

dated as of May 30, 2025

among

James Hardie International Group Limited,
as Holdings,

JH North America Holdings Inc.,
as Term Borrower,

The Revolving Credit Borrowers Party Hereto,

The Guarantors Party Hereto from time to time,

The Lenders and L/C Issuers Party Hereto from time to time,

Bank of America, N.A., as Administrative Agent and as Collateral Agent

Bank of America, N.A., Jefferies Finance LLC, HSBC Continental Europe, Wells Fargo
Securities, LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bank National Association and Sumitomo Mitsui Banking Corporation,
as Joint Lead Arrangers,

Bank of America, N.A., Jefferies Finance LLC, HSBC Continental Europe and Wells Fargo Securities, LLC,
as Joint Bookrunning Managers,

Jefferies Finance LLC, HSBC Continental Europe, Wells Fargo Bank, National Association, PNC Bank, National Association, The Toronto-Dominion Bank, New York Branch, Truist Bank, U.S. Bank National Association, and Sumitomo Mitsui Banking Corporation,
as Co-Syndication Agents

and
Capital One, National Association, Credit Agricole Corporate and Investment Bank,
M&T Bank, and Regions Bank,
as Co-Documentation Agents

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    James Hardie Credit and Guaranty Agreement

    James Hardie Credit and Guaranty Agreement

    James Hardie Credit and Guaranty Agreement

    James Hardie Credit and Guaranty Agreement

SCHEDULES
2.01        Commitments and Applicable Percentages
2.03        Existing Letters of Credit
5.06        Litigation
5.08        Environmental Matters
7.01        Existing Liens
7.03        Existing Indebtedness
7.08        Existing Transactions with Affiliates
11.02        Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
A-1        Form of Loan Notice
A-2        Form of Swing Line Loan Notice
C-1        Form of Revolving Credit Note
C-2        Form of Term Loan Note
D        Form of Compliance Certificate
E-1        Form of Assignment and Assumption
E-2        Form of Administrative Questionnaire
F-1        Form of U.S. Tax Compliance Certificate
F-2        Form of U.S. Tax Compliance Certificate
F-3        Form of U.S. Tax Compliance Certificate
F-4        Form of U.S. Tax Compliance Certificate
G        Form of Joinder Agreement
H        Form of Merger Closing Date Solvency Certificate
I        Form of Pledge Agreement

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    James Hardie Credit and Guaranty Agreement

CREDIT AND GUARANTY AGREEMENT

This Credit and Guaranty Agreement, dated as of May 30, 2025 (this “Agreement”), is made by and among James Hardie International Group Limited, a private company limited by shares duly incorporated under the laws of Ireland (“Holdings”), JH North America Holdings Inc., a Delaware corporation (“JHNAH” or the “Term Borrower”), the Revolving Credit Borrowers party hereto, the Guarantors party hereto from time to time, the Lenders and L/C Issuers party hereto from time to time, and Bank of America, N.A., as Administrative Agent and as Collateral Agent (each as defined below).

RECITALS

A.    To consummate the Transactions (this, and each other capitalized term used in these recitals having the meaning set forth in Section 1.01), the Borrowers have requested that the Lenders and the L/C Issuers extend credit (a) to the Revolving Credit Borrowers in the form of Initial Revolving Credit Commitments in an aggregate principal amount equal to $1,000,000,000, and (b) to the Term Borrower in the form of (i) Initial Term A-1 Tranche Term Loans in an aggregate principal amount equal to $750,000,000, and (ii) Initial Term A-2 Tranche Term Loans in an aggregate principal amount equal to $1,750,000,000.

B.    The Lenders are willing to extend such credit on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I.    DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
    “Acceptable Intercreditor Agreement” means (a) the Equal Priority Intercreditor Agreement, (b) a Market Intercreditor Agreement or (c) if requested by the Borrower Agent, another pari passu or junior lien, as applicable, intercreditor agreement reasonably satisfactory to the Borrower Agent and the Administrative Agent.
    “Acquired Companies” means, collectively, the Target and its Subsidiaries.
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA, Group Adjusted EBITDA or QS Adjusted EBITDA, as applicable, of such Pro Forma Entity (determined as if references to the Consolidated Group, Group or Qualifying Subsidiary, as applicable, in the definition of the term “Consolidated Adjusted EBITDA” included references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.
“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA”.
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Equity Interests or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or

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conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.
“Additional Collateral Documents” means the documents granting to the Collateral Agent, for the benefit of the Guaranteed Parties, security interests in such assets of the Borrowers and the other Loan Parties as are not covered by the Collateral Documents delivered on the Effective Date pursuant to Section 4.01 or after the Effective Date pursuant to Section 6.12, but, rather, covered and delivered (if at all) pursuant to Section 7.01 and clause (d) of the definition of “Collateral and Guarantee Requirement”.
“Additional Guarantor Accession Date” means the date that is the earlier of (a) the date that is sixty (60) days after the Term Facilities Commitment Termination Date and (b) the Post-Merger Guarantor Accession Date.
“Administrative Agent” means Bank of America, N.A. (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, together with its successors and permitted assigns in such capacity.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower Agent and the Lenders in writing (including via email).
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“AFFA” means (i) the Amended and Restated Final Funding Agreement dated as of November 21, 2006 (as amended prior to the Effective Date and as further amended from time to time) among AICF, James Hardie Industries N.V., and the Performing Subsidiary party thereto from time to time, and the State of New South Wales together with (ii) the Amending Agreement—Parent Guarantee dated as of June 23, 2009 (as amended prior to the Effective Date and as further amended from time to time) among AICF, the State of New South Wales and the Parent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” has the meaning specified in the preamble hereto.
“Agreement Currency” has the meaning specified in Section 11.19.
“AICF” means Asbestos Injuries Compensation Fund Limited in its personal capacity and as trustee for the Asbestos Injuries Compensation Fund.

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“AICF Payments” means amounts paid by any member of the Consolidated Group (x) to the Performing Subsidiary in connection with the Performing Subsidiary’s payments to AICF pursuant to the terms of the AFFA (including, for the avoidance of doubt, amounts paid in respect of intercompany obligations from time to time owed by a member of the Consolidated Group to the Performing Subsidiary) or (y) under any Guarantee in connection therewith.
“Anti-Terrorism Laws” means the Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the Money Laundering Control Act of 1986, the laws comprising or implementing the Bank Secrecy Act, the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 to 2021 of Ireland, as amended and any other applicable Laws concerning or relating to terrorism financing or money laundering.
“Applicable Authority” means with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Margin” means a percentage per annum equal to:
(a)    with respect to Initial Revolving Loans, (i) during the period commencing on the Effective Date and ending on the date that a Compliance Certificate for the first full fiscal quarter of Parent ending after the Merger Closing Date (or, if earlier, the Term Facilities Commitment Termination Date) has been delivered pursuant to Section 6.02(a), (A) 0.75% per annum in the case of Base Rate Loans and (B) 1.75% per annum in the case of Term SOFR Loans, and (ii) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below the applicable Type of Initial Revolving Loan and the then applicable Consolidated Net Leverage Ratio (determined as of the last day of the most recently ended Test Period) set forth below:

Pricing Level	Consolidated Net Leverage Ratio	Initial Revolving Loans
		Term SOFR Loans	Base Rate Loans
1	Less than or equal to 1.75 to 1.00	1.375%	0.375%
2	Greater than 1.75 to 1.00 but less than 3.00 to 1.00	1.50%	0.50%
3	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	1.75%	0.75%
4	Greater than or equal to 3.50 to 1.00	2.00%	1.00%

(b)    with respect to Initial Term Loans, (i) during the period commencing on the Merger Closing Date and ending on the date that a Compliance Certificate for the first full fiscal quarter of Parent

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ending after the Merger Closing Date has been delivered pursuant to Section 6.02(a), (A) with respect to Initial Term A-1 Tranche Term Loans, (x) 0.625% per annum in the case of Base Rate Loans and (B) 1.625% per annum in the case of Term SOFR Loans, and (B) with respect to Initial Term A-2 Tranche Term Loans, (x) 0.75% per annum in the case of Base Rate Loans and (B) 1.75% per annum in the case of Term SOFR Loans, and (ii) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below the applicable Type of Initial Term Loan and the then applicable Consolidated Net Leverage Ratio (determined as of the last day of the most recently ended Test Period) set forth below:

Pricing Level	Consolidated Net Leverage Ratio	Initial Term A-1 Tranche Term Loans		Initial Term A-2 Tranche Term Loans
		Term SOFR Loans	Base Rate Loans	Term SOFR Loans	Base Rate Loans
1	Less than or equal to 1.75 to 1.00	1.25%	0.25%	1.375%	0.375%
2	Greater than 1.75 to 1.00 but less than 3.00 to 1.00	1.375%	0.375%	1.50%	0.50%
3	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	1.625%	0.625%	1.75%	0.75%
4	Greater than or equal to 3.50 to 1.00	1.875%	0.875%	2.00%	1.00%

Changes in the Applicable Margin resulting from a change in the Consolidated Net Leverage Ratio on the last day of any Test Period, commencing with the first full fiscal quarter of Parent ending after the Merger Closing Date (or, if earlier, the Term Facilities Commitment Termination Date), shall be adjusted prospectively and become effective as to all Initial Loans upon the date a Compliance Certificate has been delivered pursuant to Section 6.02(a) for such Test Period. Notwithstanding anything to the contrary set forth in this Agreement, if any such Compliance Certificate shall fail to be delivered on the date required by in Section 6.02(a), the Applicable Margin for all Initial Loans from and including such date on which such Compliance Certificate was required to have been delivered but was not delivered to but not including the date of delivery of such Compliance Certificate shall equal the rate per annum set forth in Pricing Level 4.
“Applicable Percentage” means (a) with respect to any Term Lender of any Tranche, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused Term Loan Commitments of such Term Lender under such Tranche and the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Term Loan Commitments of all Term Lenders under such Tranche and (b) with respect to any Revolving Credit Lender of any Tranche, the percentage of the aggregate amount of the Revolving Credit Commitments of such Tranche represented by such Revolving Credit Lender’s Revolving Credit Commitment of such

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Tranche; provided that for purposes of Section 2.15 and otherwise herein, when there is a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded for any relevant calculation. In the case of clause (b), in the event that the Revolving Credit Commitments of any Tranche have expired or been terminated, the Applicable Percentage of any Revolving Credit Lender of such Tranche shall be determined on the basis of the Revolving Credit Exposure of such Revolving Credit Lender with respect to such Tranche, giving effect to any assignments and to any Revolving Credit Lender’s status as a Defaulting Lender at the time of determination.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Member State” means Belgium, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and the Borrower Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.
“Audited Financial Statements” means the audited consolidated balance sheet of Parent and its Subsidiaries for the fiscal year ended March 31, 2024 and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for such fiscal year of Parent and its Subsidiaries, including the notes thereto.
“Available Amount” means, on any date, an amount equal at such time to (a) the sum of 50% of Consolidated Net Income of the Consolidated Group for the period (taken as one period) beginning on October 1, 2017, to the end of the most recently ended Test Period (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit during such period) minus, without duplication, 100% of the AICF Payments made during such period, plus (b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by Holdings, of property and marketable securities, in each case received by Holdings after December 13, 2017 from (i) the issuance and sale of Qualified Equity Interests of Holdings (or any direct or indirect parent company of Holdings) after December 13, 2017, or (ii) the issuance or sale of convertible or exchangeable Disqualified Equity Interests of Holdings (or any direct or indirect parent company of Holdings), in each case, that have been converted into or exchanged for Qualified Equity Interests of Holdings (or any direct or indirect parent company of Holdings), plus the aggregate net cash proceeds received by Holdings at the time of such conversion or exchange, or (iii) any capital contribution made to Holdings, in each case other than (x) [reserved], (y) any such proceeds or assets received from a Subsidiary of Holdings, or (z) contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (c) of the second paragraph of Section 4.10 of the Indenture (as in effect on the Effective Date), plus (c) the aggregate amount by which Indebtedness (other than Subordinated Indebtedness (as defined in the Indenture) (as in

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effect on the Effective Date)) of Holdings or any Restricted Subsidiary is reduced on the consolidated balance sheet of the Consolidated Group upon the conversion or exchange subsequent to December 13, 2017 into Qualified Equity Interests of Holdings (or any direct or indirect parent company of Holdings) (less the amount of any cash, or the fair value of assets, distributed by Holdings or any Restricted Subsidiary upon such conversion or exchange), plus (d) to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined by Holdings in good faith, of property and marketable securities received after December 13, 2017 by means of the sale (other than to Holdings or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary, plus (e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into Holdings or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to Holdings or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by Holdings in good faith at the time of the redesignation of such Unrestricted Subsidiary after December 13, 2017.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR for an interest period of one (1) month plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

    “Beneficial Ownership Regulation” means 31 C.F.R. Sec. 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person

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whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of directors or managers, manager or managing member of such Person, (c) in the case of any partnership, the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“Borrower Agent” has the meaning specified in Section 2.17.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowers” means, collectively, the Term Borrower and the Revolving Credit Borrowers.
“Borrowing” means a Revolving Credit Borrowing or a Term Loan Borrowing.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, which as of the Effective Date is as set forth on Schedule 11.02.
“Capitalized Lease” means, subject to Section 1.03, any lease that has been or is required to be, in accordance with GAAP, recorded, classified and accounted for as a capitalized lease or financing lease.
“Capitalized Lease Obligations” of any Person means, subject to Section 1.03, the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Collateralize” and “Cash Collateralization” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuers or a Swing Line Lender (as applicable) and the Lenders, in each case under any Revolving Credit Facility, as collateral for L/C Obligations under such Revolving Credit Facility, obligations in respect of Swing Line Loans under such Revolving Credit Facility, or obligations of Lenders under such Revolving Credit Facility to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (i) the Administrative Agent and (ii) the applicable Swing Line Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Consideration” has the meaning specified in Section 7.05(a)(2).
“Cash Equivalents” means any of the following:
(a)    Dollars;
(b)    securities and other evidence of indebtedness issued or directly and fully guaranteed or insured by the U.S. or Approved Member State government or any agency or instrumentality thereof the securities of which are guaranteed as a full faith and credit obligation of such government with maturities of twenty-four (24) months or less from the date of acquisition;

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(c)    time deposits, demand deposits, certificates of deposit, insured certificates of deposit or bankers’ acceptances,  issued or guaranteed by or placed with, and money market accounts issued or offered by (i) Lender, (ii) solely with respect to demand deposits, any bank or trust company (in each case, to the extent maintained by such Person in the ordinary course of business) or (iii) a commercial banking institution having, or which is the principal banking subsidiary of a bank holding company having, at the time of such deposit, certificate of deposits or banker’s acceptance, or the opening of such money market account, combined capital and surplus and undivided profits of not less than $500,000,000 (or the dollar equivalent of $500,000,000 in the case of non-U.S. banking institutions) or whose commercial paper (or the commercial paper of such bank’s holding company) has a rating of “P-2” (or higher) according to Moody’s, “A-2” (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency (any such bank, an “Approved Bank”), in each case with maturities of not more than one (1) year from the date of acquisition thereof;
(d)    commercial paper with a rating, or issued by a Person with a rating, at the time of the acquisition thereof, of “P-2” (or higher) according to Moody’s, or “A-2” (or higher) according to S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;
(e)    Master demand notes and fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (b) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer;
(f)    bills of exchange issued in the U.S. or Approved Member State for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);
(g)    solely with respect to any Restricted Subsidiary that is a Non-U.S. Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (f) customarily utilized in countries in which such Non-U.S. Subsidiary operates for short term cash management purposes;
(h)    (i) British pounds sterling, Euro, or any national currency of any member state of the European Union; or (ii) any other foreign currency held by a Loan Party or any of its Restricted Subsidiaries in the ordinary course of business (notwithstanding the foregoing, cash equivalents shall include amounts denominated in currencies other than set forth in this clause; provided that such amounts are converted into currencies listed in this clause within ten (10) Business Days following the receipt of such amounts;
(i)    repurchase or reverse repurchase agreements covering obligations of the type specified in clause (c) with a term of not more than 30 days with any Approved Bank; and
(j)    (i) shares of any money market or mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) through (i), above; and (ii) solely with respect to any Restricted Subsidiary that is a Non-U.S. Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (j)(i) customarily utilized in countries in which such Non U.S. Subsidiary operates for short term cash management purposes.
In the case of Investments by any Non-U.S. Subsidiary or Investments made in a country outside of the United States, Cash Equivalents shall include (x) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which Investments or obligors (or the parents of such

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obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term investments utilized by Non-U.S. Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (f) above and in this sentence.
“Cash Management Agreement” means any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with Holdings or any Restricted Subsidiary, is the Administrative Agent, a Lender, a Joint Lead Arranger or an Affiliate of the Administrative Agent, a Lender, or a Joint Lead Arranger, or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent, is a party to a Cash Management Agreement with Holdings or any Restricted Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be the Administrative Agent, a Lender or Joint Lead Arranger or such Person’s Affiliate ceased to be the Administrative Agent, a Lender or Joint Lead Arranger).
“Certain Event of Default” means any continuing Event of Default under Section 8.01(a) or an Event of Default under Section 8.01(f).
“Certain Funds Period” means the period commencing on the Effective Date and ending on the date that is the earlier of the Merger Closing Date (after giving effect to the funding of the Loans and issuance (or amendment, as applicable) of the Letters of Credit on such date) and the Term Facilities Commitment Termination Date.
“Certain Funds Provisions” means, collectively, Section 4.04, the provisions set forth therein, and the defined terms related thereto or referred to therein.
“CFC” means a Non-U.S. Subsidiary of U.S. Holdings that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means,
(a)    any “person” or “group” (within the meaning of the Exchange Act but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other

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fiduciary or administrator of any such plan) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of Equity Interests representing more than fifty percent (50.0%) of the voting power of issued and outstanding shares of the Parent’s Voting Equity Interests (determined on a fully diluted basis); or
(b)    except pursuant to the transaction permitted under Section 7.04 or Section 7.05, the Parent ceases to own, directly or indirectly, 100% of the voting power of the Voting Equity Interests of Holdings or any Borrower;
provided, however, that in no event shall the Reorganization Transactions constitute a “Change of Control” for any purpose of under this Agreement or any other Loan Document.
Notwithstanding anything to the contrary in this definition or any provision of the Exchange Act, (x) a person or group shall be deemed not to own Equity Interests subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement, (y) a person or group will be deemed not to own the Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns Voting Equity Interests (or related contractual rights) representing fifty percent (50.0%) or more of the voting power of the outstanding Voting Equity Interests of such Person’s parent and (z) a passive holding company or special purpose acquisition vehicle or a Subsidiary thereof shall not be considered a “person” and instead the ultimate equityholders of such passive holding company or special purpose acquisition vehicle shall be considered for purposes of the foregoing.
“Co-Documentation Agents” means, collectively, Capital One, National Association, Credit Agricole Corporate and Investment Bank, M&T Bank, and Regions Bank, each in its capacity as a co-documentation agent under this Agreement.
“Co-Syndication Agents” means, collectively, Jefferies Finance LLC, HSBC Continental Europe, Wells Fargo Bank, National Association, PNC Bank, National Association, The Toronto-Dominion Bank, New York Branch, Truist Bank, U.S. Bank National Association, and Sumitomo Mitsui Banking Corporation, each in its capacity as a co-syndication agent under this Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all the “Collateral” as defined in any Collateral Document and shall also include all other property of a Loan Party that is required under the terms of the Collateral Documents to be subject to a Lien which is granted in favor of the Collateral Agent, for the benefit of the Guaranteed Parties; provided, that notwithstanding anything to the contrary herein or in any Collateral Document or other Loan Document, in no event shall the term “Collateral” include, and no Lien securing the Obligations shall attach to, any Excluded Assets.
“Collateral Agent” means the Administrative Agent acting as collateral agent for the Guaranteed Parties, together with its successors and permitted assigns in such capacity.
“Collateral and Guarantee Requirement” means the requirement that (in each case, subject in all respects to the limitations and exceptions (including, without limitation, the time periods (and extensions thereof) set forth) in this Agreement, including, without limitation, the Certain Funds Provisions, Section

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6.12, and any applicable limitation or exception (including, without limitation, the time periods (and extensions thereof) set forth) in any Collateral Document), prior to the Collateral Release Date:
(a)    on, or substantially concurrently with the occurrence of, the Effective Date,
(i)    the Collateral Agent shall have received a pledge of all issued and outstanding Equity Interests of each Material U.S. Subsidiary (other than any Excluded Assets) owned on the Effective Date directly by a Loan Party pursuant to the terms of the Pledge Agreement;
(ii)    the Collateral Agent (or its counsel or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; and
(iii)    the filing of, or delivery to the Collateral Agent (or its counsel or a designated bailee thereof) for filing of the UCC-1 financing statements naming each Loan Party on the Effective Date as debtor with respect to the Collateral shall have been effected by the Loan Parties substantially concurrently with, the execution and delivery of the Pledge Agreement on the Effective Date; and
(b)    on and after the Additional Guarantor Accession Date (but, with respect to clauses (b)(i)(A)(y) and (ii), prior to the Collateral Release Date, and, in all cases, subject to the time periods (and extensions thereof) set forth in Section 6.12) each Borrower shall,
(i)    in the case of any Qualifying Subsidiary that becomes a Guarantor pursuant to Section 6.12(a) or (b), cause such Qualifying Subsidiary to (A) (x) become a Guarantor hereunder and under the Loan Documents by executing and delivering to the Administrative Agent a Joinder Agreement, such that after giving pro forma effect to each Joinder Agreement of a Guarantor pursuant to this clause (b)(i)(A), the Guarantor Coverage Test shall be satisfied, and (y) solely to the extent any such Qualifying Subsidiary executes and delivers a Joinder Agreement prior to the Collateral Release Date, to become a party under the Pledge Agreement by executing and delivering to the Administrative Agent a supplement thereto, and (B) deliver to the Administrative Agent documents of the types referred to in Section 4.01(b) and clause (a)(ii) of this definition, and, to the extent reasonably requested by the Administrative Agent (and solely to the extent such legal opinions are customarily delivered in the applicable jurisdictions), customary opinions of local counsel of such Qualifying Subsidiary (consistent with those delivered on the Effective Date (but customary for transactions of this type, and taking into account changes in law, fact, and in jurisdiction of the relevant Qualifying Subsidiary, and counsel’s form of opinion)), and
(ii)    (A) all issued and outstanding Equity Interests of any Material U.S. Subsidiary (other than an Excluded Assets) acquired by a Loan Party after the Effective Date (but prior to the Collateral Release Date) and owned directly by such Loan Party, shall be pledged pursuant to the terms of the Pledge Agreement and (B) the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the extent required by the terms of the Pledge Agreement.
(c)    During the period commencing on the Effective Date and ending on the Additional Guarantor Accession Date, and notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, Holdings and the Borrowers shall be the only Loan Parties party to this Agreement.

    James Hardie Credit and Guaranty Agreement

(d)    Prior to the Collateral Release Date, in the event any Loan Party incurs secured Indebtedness and is required pursuant to Section 7.01 to secure the Obligations on an equal and ratable basis with the Liens granted by the Loan Parties to secure such secured Indebtedness (the “Equal and Ratable Liens”), each Loan Party shall, by the later of the date that is forty five (45) days after its entry into any security documents granting such Equal and Ratable Liens (the “Equal and Ratable Security Documents”) and five (5) Business Days after the forms of the Collateral Documents required pursuant to this clause (d) has been agreed (or such longer period as the Collateral Agent may agree in its reasonable discretion), enter into Collateral Documents to secure the Obligations on substantially the same terms as such Equal and Ratable Security Documents, but in each case in a form reasonably acceptable to the Collateral Agent, and such Loan Party shall take all perfection actions to perfect the security interests created under such Collateral Documents within the period of time set forth and agreed in such Collateral Documents; provided, that any exclusions, thresholds or other limitations (including, without limitation, “Excluded Assets” (or such equivalent or analogous term) applicable in respect of such other secured Indebtedness shall automatically apply to the Collateral and Additional Collateral Documents, mutatis mutandis; provided, further, that notwithstanding the foregoing (i) no Collateral Documents governed by foreign law or perfection actions outside of the United States shall be required, (ii) no Loan Party shall be required to enter into control agreements with respect to any deposit accounts, securities accounts or commodity accounts and (iii) the requirements of this clause (d) may be subject to further exclusions and exceptions reasonably agreed to by the Collateral Agent.
“Collateral Documents” means, collectively, the Pledge Agreement, any supplement to the foregoing delivered to the Collateral Agent pursuant to Section 6.12 or the definition of “Collateral and Guarantee Requirement” or otherwise pursuant to this Agreement or any Collateral Document, each of the other instruments and documents pursuant to which any Loan Party grants a Lien in favor of the Collateral Agent, for the benefit of the Guaranteed Parties, on any Collateral as security for payment of the Obligations, including, after the execution and delivery thereof, each Additional Collateral Document.
“Collateral Release Date” means the first date on which (a) the Corporate Rating is at least an Investment Grade Rating from at least two Rating Agencies, (b) no Default or Event of Default exists, (c) substantially concurrently with the release of the Collateral securing the Obligations, there shall not be outstanding any indebtedness for borrowed money of any Loan Party or any of its Restricted Subsidiaries under any credit facilities or debt securities issued in a public offering, Rule 144A under the Securities Act or other private placement, in each case, secured by a Lien on assets of the Loan Parties or their Restricted Subsidiaries, in an aggregate outstanding principal amount in excess of $500,000,000 and (d) the Borrower Agent delivers a certificate to the Administrative Agent with respect to the satisfaction of the conditions set forth in the foregoing clauses (a), (b) and (c).
“Commitment” means, with respect to each Lender, such Lender’s Term Commitment and Revolving Credit Commitment, as applicable, as in effect as of such time, and “Commitments” means such commitments of all of the Lenders collectively.
“Commitment Fee” has the meaning assigned in Section 2.09(a).
“Commitment Fee Rate” means, (a) during the period commencing on the Effective Date and ending on the date that a Compliance Certificate for the first full fiscal quarter of Parent ending after the Merger Closing Date (or, if earlier, the Term Facilities Commitment Termination Date) has been delivered pursuant to Section 6.02(a), 0.25% per annum, and (b) thereafter, as of any date of

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determination, a per annum rate equal to the rate set forth below and the then applicable Consolidated Net Leverage Ratio (determined as of the last day of the most recently ended Test Period) set forth below:

Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee Rate
1	Less than or equal to 1.75 to 1.00	0.20%
2	Greater than 1.75 to 1.00 but less than 3.00 to 1.00	0.25%
3	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.25%
4	Greater than or equal to 3.50 to 1.00	0.30%

Changes in the Commitment Fee Rate resulting from a change in the Consolidated Net Leverage Ratio on the last day of any Test Period, commencing with the first full fiscal quarter of Parent ending after the Merger Closing Date (or, if earlier, the Term Facilities Commitment Termination Date), shall be adjusted prospectively and become effective as to the Commitment Fee upon the date a Compliance Certificate has been delivered pursuant to Section 6.02(a) for such Test Period. Notwithstanding anything to the contrary set forth in this Agreement, if any such Compliance Certificate shall fail to be delivered on the date required by in Section 6.02(a), the Commitment Fee Rate from and including such date on which such Compliance Certificate was required to have been delivered but was not delivered to but not including the date of delivery of such Compliance Certificate shall equal the rate per annum set forth in Pricing Level 4.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any SOFR Successor Rate, any technical, administrative or operational changes to the definitions of “Base Rate” and “Interest Period”, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for Dollars (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice

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for the administration of such rate for Dollars exists, in such other manner of administration as the Administrative Agent determines, in consultation with the Borrower Agent, is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, for any period, for the Consolidated Group, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (a) Consolidated Net Income; (b) Consolidated Interest Expense; (c) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); (d) Consolidated Depreciation and Amortization Expense; (e) Consolidated Non-cash Charges; (f) to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income (other than in respect of clause (vii)), the sum of the following amounts for such period (i) extraordinary, unusual or non-recurring charges, expenses or losses, (ii) the Transactions Costs (other than, for the avoidance of doubt, the Merger Cash Consideration), (iii) any fee, charge, expense, cost, accrual or reserve of any kind incurred in connection with any transaction (excluding any ordinary operating fee, charge, expense, cost, accrual or reserve of any kind) (in each case, regardless of whether consummated), whether or not permitted under this Agreement, including any issuance and/or incurrence of Indebtedness and/or any issuance and/or offering of equity interest (including, in each case, by the Parent), any investment (including any Investment), any Restricted Payment, any acquisition, any disposition (including any Disposition), any recapitalization, any merger, consolidation or amalgamation, any option buyout, or any repayment, redemption, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction or any Reorganization Transaction, (iv) severance and signing bonuses, stock options and other equity based compensation expenses, management fees and expenses, including, without limitation, integration costs, transition costs, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring intellectual property development after the Effective Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems designed and implementation costs), project start-up costs and other restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Effective Date and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) and any costs (other than AICF Payments or costs otherwise associated with the AFFA) associated with or payment of any actual or prospective legal settlement, fine, judgment or order, (v) management, monitoring, consulting and advisory fees (including transaction and termination fees) and related expenses and indemnities paid or accrued, (vi) charges, expenses and costs relating to compliance with the provisions of the Securities Act and the Exchange Act (and in each case, any similar Law under any other applicable jurisdiction), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, compensation, fees and expense reimbursement, charges, expenses and costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing, (vii) “run-rate” cost savings, operating expense reductions, other operating improvements (excluding revenue improvements) and synergies (excluding revenue synergies) related to mergers and other business combinations, acquisitions and other investments (including acquisitions and investments occurring prior to the Effective Date), divestitures and other dispositions (including the termination or discontinuance of activities constituting a business), restructurings, operational changes, strategic initiatives, cost-savings initiatives, operational improvements, entry into new markets, reductions in force

    James Hardie Credit and Guaranty Agreement

and other similar initiatives and actions and any other transactions actually achieved or that are reasonably identifiable and factually supportable and projected by the Borrower Agent or Holdings in good faith to be realizable within twenty four (24) months (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) no cost savings, operating expense reductions, operating improvements or synergies shall be added back pursuant to this clause (vii) to the extent duplicative of any expenses, charges or other items otherwise added back to Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, for such period and (y) the aggregate amount added to or included in Consolidated Adjusted EBITDA pursuant to clauses (f)(iii) through (f)(vii) shall not, for any Test Period, exceed an amount equal to 25% of Consolidated Adjusted EBITDA for such Test Period, calculated after giving effect to any such add-backs or inclusion, and (viii) any other adjustments, exclusions and add-backs reflected in Parent’s model provided to the Lenders on May 6, 2025 (such adjustments, exclusions and add-backs described in the foregoing clauses (f)(i) through (f)(viii), collectively, the “Specified Adjustments”); less (2) non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges and (c) extraordinary, unusual or non-recurring cash gains; provided, that the calculation of Consolidated Adjusted EBITDA shall exclude any Excluded Amounts to the extent such exclusion is not already reflected in the component definitions of the calculation of Consolidated Adjusted EBITDA. In addition:
(1) there shall be included in determining Consolidated Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property business or asset, acquired by any member of the Consolidated Group during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, or pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and
(2) there shall be excluded in determining Consolidated Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of by any member of the Consolidated Group to the extent not subsequently reacquired, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such Disposition) determined on a historical pro forma basis.
“Consolidated Depreciation and Amortization Expense” means with respect to the Consolidated Group for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees, goodwill and other intangible assets, of the Consolidated Group and its Restricted Subsidiaries for such period on a consolidated basis and otherwise in accordance with GAAP.

    James Hardie Credit and Guaranty Agreement

“Consolidated Group” means the Parent, Holdings, each Loan Party and their Restricted Subsidiaries; provided that the Consolidated Group shall exclude, for the avoidance of doubt, (a) any Unrestricted Subsidiary and (b) any Excluded Entity.
“Consolidated Income Tax Expense” means, with respect to the Consolidated Group for any period the provision for federal, state, local and foreign income, franchise, excise, value added and similar taxes based on income, profit, revenue or capital (including any interest and penalties related thereto) of the Consolidated Group and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Coverage Ratio” means, at any date of determination, the ratio of Consolidated Adjusted EBITDA for the most recently ended Test Period to Consolidated Interest Expense for such Test Period.
“Consolidated Interest Expense” means, for any period, the interest expense of the Consolidated Group for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate-related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write-offs associated with the amendment and restatement or repayment of Indebtedness and excluding, to the extent otherwise included therein, any Excluded Amounts).
“Consolidated Net Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness consisting of third party indebtedness for borrowed money (including any Loans then outstanding), and third party obligations evidenced by promissory notes or similar instruments (less any unrestricted cash and cash equivalents to the extent not constituting either Excluded Amounts or proceeds of any Excluded Debt) of the Consolidated Group, in each case, outstanding on such date and determined on a consolidated basis in accordance with GAAP. Notwithstanding anything to the contrary herein, the term “Consolidated Net Debt” shall not include (i) any Pre-Funded Acquisition Debt until the date the relevant Material Acquisition is consummated (at which time the proceeds thereof shall cease to be Pre-Funded Acquisition Debt), (ii) Escrowed Debt, (iii) Mandatory Redemption Debt, or (iv) that portion of any Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of such Indebtedness (collectively, the “Excluded Debt”).
“Consolidated Net Income” means, for any period, the consolidated Net Income (or loss) of the Consolidated Group for such period as determined in accordance with GAAP. Consolidated Net Income for such period of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by such Unrestricted Subsidiary to a Consolidated Group member in respect of such period.
“Consolidated Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Net Debt of the Consolidated Group as of such date to (b) Consolidated Adjusted EBITDA of the Consolidated Group for the most recently ended Test Period.
“Consolidated Net Secured Debt” means, at any date of determination, the Indebtedness described (and subject to the limitations included) in the definition of “Consolidated Net Debt” outstanding on such date that is secured by a Lien on assets of any member of the Consolidated Group.

    James Hardie Credit and Guaranty Agreement

“Consolidated Net Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Net Secured Debt of the Consolidated Group as of such date to (b) Consolidated Adjusted EBITDA of the Consolidated Group for the most recently ended Test Period.
“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Consolidated Group and that is attributable to assets of the Consolidated Group at such date or, for the period prior to the time any such statements are so delivered provided, that the calculation of Consolidated Total Assets shall exclude, to the extent otherwise included therein, any Excluded Amounts.
“Consolidated Non-cash Charges” means, with respect to the Consolidated Group for any period, the aggregate noncash expenses of the Consolidated Group and its Subsidiaries (including without limitation any minority interest) reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Converted Restricted Subsidiary” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA”
“Converted Unrestricted Subsidiary” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA”.
“Corporate Rating” means, at any time, the public corporate credit rating or public corporate family rating, as applicable, of the Borrower Agent or Holdings, as applicable, assigned by the Rating Agencies at such time. If any rating established or deemed to have been established by any Rating Agency or another applicable rating agency shall be changed, other than as a result of a change in the rating system of such Rating Agency or such other rating agency, such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of any Rating Agency or another applicable rating agency shall change, the Borrower Agent and the Required Lenders shall negotiate in good faith to amend the definition of “Collateral Release Date” to reflect such changed rating system or the non-availability of ratings from such Rating Agency or such other rating agency and, pending the effectiveness of any such amendment, the Corporate Rating shall be determined by reference to the rating most recently in effect from such Rating Agency or such other rating agency prior to such change.
“Covered Entity” has the meaning as specified in Section 11.22(b).
“CRD IV” means EU CRD IV and UK CRD IV.
“Credit Extension” means each Borrowing and each L/C Credit Extension.

    James Hardie Credit and Guaranty Agreement

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Issuance” means the issuance by any Loan Party or any Restricted Subsidiary of Indebtedness of the type described in clause (a) or (b) of the definition thereof, but excluding any Indebtedness permitted under Section 7.03 (other than Refinancing Indebtedness) and any Permitted Refinancing thereof.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, examinership, rescue process, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would, unless waived or cured, become an Event of Default.
“Default Rate” has the meaning specified in Section 2.08(b).
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of the Revolving Loans, Term Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder on (in the case of Term Loans), or within two (2) Business Days of (in the case of any other Loans or participations), the date required to be funded by it hereunder, unless, such Lender notifies the Administrative Agent and the Borrower Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower Agent and the Administrative Agent in writing that it does not intend or expect to comply with any of its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower Agent, to confirm in writing to the Administrative Agent and the Borrower Agent that it will comply with its obligations (and is financially able to meet such obligations as of the date of such writing) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Agent, together with any reasonable requested evidence of its wherewithal to comply with its funding obligations hereunder, in form and substance satisfactory to the Administrative Agent and the Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall

    James Hardie Credit and Guaranty Agreement

not be a Defaulting Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent and the Borrower Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower Agent and each other Lender promptly following such determination.
“Designated Lender” shall have the meaning set forth in Section 2.16.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Holdings or any of its Restricted Subsidiaries in connection with a Disposition that is designated as “Designated Non-cash Consideration” pursuant to a certificate signed by a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of cash or cash equivalents in compliance with Section 7.05.
“Disclosed Matters” means any event, circumstance, condition or other matter disclosed in the reports and other documents furnished to or filed with the SEC by either of the Parent or the Target, and in any such case, that are publicly available on or prior to the Effective Date.
“Disclosed Transactions” means the proposed transactions previously identified in writing by the Borrower Agent to the Administrative Agent on or prior to the Effective Date, as updated, solely with respect to such previously identified transactions, from time to time by the Borrower Agent with the Administrative Agent’s consent (not to be unreasonably withheld, delayed or conditioned).
“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA, Group Adjusted EBITDA or QS Adjusted EBITDA, as applicable of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Consolidated Group, the Group or the Qualifying Subsidiary, as applicable, in the definition of each of the terms “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” or “QS Adjusted EBITDA”, as applicable (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.
“Disposition” or “Dispose” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Holdings or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”) (provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings or any Restricted Subsidiary of any of its Equity Interests to another Person), of:

    James Hardie Credit and Guaranty Agreement

(a) any shares of capital stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Holdings or a Restricted Subsidiary);
(b) all or substantially all the assets of any division or line of business of Holdings or any Restricted Subsidiary, taken as a whole; or
(c) any other assets of Holdings or any Restricted Subsidiary outside of the ordinary course of business of Holdings or such Restricted Subsidiary.
Notwithstanding the foregoing, none of the following shall be deemed to be a Disposition:
(1) a disposition by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary, including through any Transactions or any Reorganization Transactions;
(2) for purposes of Section 7.05 only, a disposition of all or substantially all the assets of Holdings and the Loan Parties, taken as a whole, in compliance with Section 7.04 or any other transaction otherwise in compliance with Section 7.04;
(3) a sale, contribution, conveyance or other transfer of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Entity in a Qualified Receivables Transaction or to any other Person pursuant to a factoring, securitization, receivables or similar arrangement;
(4) the license, sublicense or cross-license of Intellectual Property or other intangibles;
(5) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;
(7) the granting of security interests not prohibited by Section 7.01;
(8) the disposition by Holdings or any of its Restricted Subsidiaries of damaged, worn out, surplus or obsolete assets or assets that, in Holdings’ reasonable judgment, are no longer used or useful in the business of Holdings or such Restricted Subsidiary;
(9) a Restricted Payment that does not violate Section 7.06 or any Investment that does not violate Section 7.02;
(10) any exchange of assets for assets (including a combination of assets) (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness) of comparable or greater market value or usefulness to the business of Holdings and its Restricted Subsidiaries, taken as a whole; provided that Holdings may apply any cash or Cash Equivalents received in any such exchange of assets pursuant to Section 2.05(a);

    James Hardie Credit and Guaranty Agreement

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(12) the issuance by Holdings or a Restricted Subsidiary of preferred stock or any convertible securities;
(13) any sale of assets received by Holdings or any Restricted Subsidiary upon foreclosure on a security interest;
(14) the unwinding of any Hedging Obligations (including sales under forward contracts);
(15) any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;
(16) the lease or sublease of office space;
(17) the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;
(18) dispositions of property pursuant to Involuntary Dispositions;
(19) a single transaction or series of related transactions that involve the disposition of assets with a fair market value (as determined in good faith by Holdings) of less than $150,000,000;
(20) entry into and performance of obligations under Permitted Call Spread Transactions;
(21) any Disclosed Transaction;
(22) any Transactions or any Reorganization Transactions;
(23) dispositions pursuant to any consignment arrangements (as consignor or as consignee) or similar arrangements for the sale of goods;
(24) dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;
(25) any sale or disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(26) any Permitted Transfer; and
(27) any Sale and Leaseback Transaction, and the disposition of any assets in connection therewith.

    James Hardie Credit and Guaranty Agreement

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, on or prior to the date which is ninety one (91) days after the Latest Maturity Date in effect at the time of the incurrence or issuance thereof (measured at the time of the incurrence or issuance thereof) (except as a result of a change of control, asset sale or other requirement to make a customary offer to repurchase upon a “fundamental change” (or similar event) that is customary at the time of incurrence or issuance, in each case so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or fundamental change event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Unreimbursed Amounts of the L/C Obligations related thereto have been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (i) any Equity Interests that would constitute Disqualified Equity Interests, in each case at any time on or prior to the date which is ninety one (91) days after the Latest Maturity Date in effect at the time of the incurrence or issuance thereof (measured at the time of the incurrence or issuance thereof) (except in the case of this clause (b) as a result of a change of control, asset sale or other requirement to make a customary offer to repurchase upon a “fundamental change” (or similar event) that is customary at the time of incurrence or issuance, in each case so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or fundamental change event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Unreimbursed Amounts of the L/C Obligations related thereto have been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), or (c) provides for the scheduled payments of dividends in cash or Cash Equivalents on or prior to the date which is ninety one (91) days after the Latest Maturity Date in effect at the time of the incurrence or issuance thereof (measured at the time of the incurrence or issuance thereof); provided, however, that (x) any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer to redeem or purchase such Equity Interests upon the occurrence of a change of control or a Disposition (or similar event, however denominated) shall not constitute Disqualified Equity Interests so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event (or such similar event) do not become operative until after the Facilities Termination Date, and (y) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, incapacity, death or disability.

“Disqualified Institution” means (a) any Person identified by any of the Borrowers to the Joint Lead Arrangers in writing prior to March 23, 2025 (or, if after such date, that is reasonably acceptable to the Joint Lead Arrangers), (b) any person that is a competitor of any of the Borrowers, its Subsidiaries or the Target or the Target’s subsidiaries, and any Person Controlling or Controlled by any of the foregoing, in each case that is identified in writing by any of the Borrowers to the Joint Lead Arrangers from time to

    James Hardie Credit and Guaranty Agreement

time prior to the Effective Date or to the Administrative Agent on or after the Effective Date, (c) any Affiliate (other than bona fide debt funds that purchase commercial loans in the ordinary course of business) of any Person identified in clauses (a) or (b) above that is (x) identified in writing by any of the Borrowers from time to time or (y) clearly identifiable as an Affiliate solely on the basis of the similarity of its name, or (d) any natural person.
“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the first date, which shall be a Business Day, on which all of the conditions set forth in Section 4.01 have been satisfied (or waived in accordance with Section 11.01), which date is May 30, 2025.
“Effective Date Transactions Costs” means, collectively, fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Parent, any of the Loan Parties and any of their respective Subsidiaries in connection with the Effective Date Transactions and the transactions contemplated thereby, and each Credit Extension made on and after the Effective Date.
“Effective Date Transactions” means, collectively, (a) the entering into the Loan Documents on the Effective Date, the Borrowers obtaining the Facilities and the funding of the Initial Revolving Loans and issuance of any Letters of Credit on the Effective Date, (b) the Existing JH Credit Agreement Refinancing, and (c) the payment of the Effective Date Transactions Costs.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided that in any event, “Eligible Assignee” shall not include any Disqualified Institution.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA) which is or within the past six years was sponsored, maintained or contributed to by, or required to be contributed to by, any Borrower or any of their Subsidiaries or any of their respective ERISA Affiliates.

    James Hardie Credit and Guaranty Agreement

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equal Priority Intercreditor Agreement” means the equal priority intercreditor agreement, in form and substance reasonably satisfactory to the Borrower Agent and the Administrative Agent, to be dated on or about the Merger Closing Date, by and among U.S. Bank Trust Company, National Association, as collateral trustee for the Secured Notes, and the Collateral Agent.
“Equity Interests” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent ownership interests and any rights, warrants or options exchangeable for or convertible into such capital stock or other ownership interests; provided that “Equity Interests” shall not include any instrument evidencing Indebtedness which is convertible or exchangeable into Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, and any successor thereto..
“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any other Person that, together with that Person, would be deemed to be a “single employer” within the meaning of Section 414(m) or (o) of the Code).
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the thirty (30)-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the appointment of a trustee to administer any Pension Plan; (f) the imposition of liability on Holdings, any of its Subsidiaries or any of

    James Hardie Credit and Guaranty Agreement

their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan if there is any liability therefor under Title IV of ERISA, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, excise taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; (i) a Pension Plan becomes subject to the at-risk requirements in Section 303 of ERISA or Section 430 of the Internal Revenue Code or (j) the incurrence of liability or the imposition of a Lien pursuant to Section  430(k) of the Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent.
“Escrowed Debt” means proceeds of any debt securities, loans, letters of credit or other similar Indebtedness (including Loans (other than Initial Term Loans), and, if applicable, Letters of Credit) incurred by Parent or a Subsidiary thereof which (x) are deposited into or otherwise credited to a segregated deposit account maintained by a Person that is not an Affiliate of the Parent (which account may be subject to a Lien in favor of such unaffiliated Person), (y) are subject to release from such account pursuant to an escrow or similar arrangement entered into in connection with the incurrence of such Indebtedness and the transaction(s) giving rise to the incurrence of such Indebtedness, and (z) will be used to repay (or in the case of letters of credit, cash collateralize) such Indebtedness in its entirety if the transaction(s) giving rise to such incurrence is/are not consummated.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU CRD IV” means:
(a)    Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
the capital requirements specified in (A) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and (B) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012.
“Euro Notes Documents” shall mean the Euro Notes Indenture, any related supplemental indentures, notes, mortgages, guarantees, collateral or security documents, pledge agreements, and any other instruments, documents and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing.
“Euro Notes Indenture” means that certain Indenture dated as of October 4, 2018, by and among, inter alios, JHIF, as issuer, and Deutsche Bank Trust Company Americas, as trustee.
“Event of Default” has the meaning specified in Section 8.01.

    James Hardie Credit and Guaranty Agreement

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Amounts” means with respect to any Person and its Restricted Subsidiaries, without duplication, the total amount of (i) asbestos-related liabilities, assets, income, gains, losses and charges other than AICF Payments, (ii) AICF selling, general & administrative expenses, (iii) ASIC-related expenses, recoveries and asset impairments and (iv) New Zealand product liability expenses incurred by such Persons for such period on a consolidated basis and otherwise in accordance with GAAP.
“Excluded Assets” means, collectively, (a) Margin Stock, (b) any Equity Interests of any Excluded Subsidiary, (c) any Equity Interests subject to a purchase money security interest, capital lease obligation, or similar arrangement permitted hereunder, in each case, to the extent the grant of a security interest therein would violate or invalidate, or render unenforceable any such purchase money, capital lease or similar arrangement or would create a termination right in favor of any other party thereto (other than Holdings or any of its Controlled Affiliates), in each case after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Laws, (d) any Equity Interests acquired by Holdings or any of its Subsidiaries after the Effective Date (including property acquired through acquisition or merger of another entity) to the extent, at the time of such acquisition, the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation of such acquisition) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge (excluding any prohibition or restriction that is ineffective under the UCC or other applicable law), (e) any property for which the Administrative Agent and the Borrower Agent have determined in writing, in their reasonable judgment, that the cost or burden (including, without limitation, regulatory burdens) of creating or perfecting such pledges or security interests therein are likely to be excessive in light of the benefits to be obtained therefrom by the Guaranteed Parties, (f) any Equity Interests, if the pledge thereof or the security interest therein is prohibited or restricted by applicable Law (including rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental or third party consent, approval, license or authorization (that has not been obtained) in each case after giving effect to the applicable anti-assignment provisions of the UCC or other applicable laws, (g) the voting Equity Interests of any Non-U.S. Subsidiary that is a CFC or of any FSHCO in excess of sixty-five percent (65.0%) of the issued and outstanding voting Equity Interests of each such CFC or FSHCO, and (h) the Equity Interests of any Subsidiary solely to the extent that the pledge of such Equity Interests pursuant to the Collateral Documents would require the Parent to file separate consolidated financial statements for such Subsidiary with the SEC (or other applicable Governmental Authority) pursuant to applicable securities law; provided that, notwithstanding anything to the contrary in the foregoing, “Excluded Assets” shall not include, and the Collateral shall include, and the security interest granted in the Collateral shall attach to (i) all proceeds, substitutions or replacements of any such excluded items referred to in clauses (a) through (h) above, unless such proceeds, substitutions or replacements would constitute any of such excluded items and (ii) on the Effective Date, all Initial Pledged Equity Interests (as such term is defined in Pledge Agreement).
“Excluded Entities” means AICF (and Asbestos Injuries Compensation Fund Limited in its personal capacity) and each of the following entities: (i) Amaba Pty Limited (CAN 000 387 342), (ii) Amaca Pty Limited (ACN 000 035 512), (iii) ABN 60 Pty Limited (ACN 000 009 263), and (iv) Marlew Mining Pty Limited (formerly known as Asbestos Mines Pty Limited) (ACN 000 049 650).
“Excluded Subsidiary” means (a) any Person that is not a Wholly Owned Subsidiary of Holdings, (b) any Unrestricted Subsidiary, (c) any Receivables Entity, (d) any Immaterial Subsidiary, (e) any Excluded Entity, (f) any Non-U.S. Subsidiary, (g) each Subsidiary that is prohibited from Guaranteeing or

    James Hardie Credit and Guaranty Agreement

granting Liens to secure the Obligations by any Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received), (h) each Subsidiary that is prohibited by any applicable Contractual Obligation binding on such Subsidiary on the Effective Date (or, if later, the date such Subsidiary was acquired by the applicable Loan Party (or the date the owner of such asset or right became a Restricted Subsidiary) to the extent not entered into in contemplation of such acquisition), (i) any Subsidiary that is (x) a FSHCO or (y) a U.S. Subsidiary of a CFC, (j) any other Subsidiary with respect to which the Borrower Agent reasonably determines in consultation with the Administrative Agent that the cost or other consequences (including, without limitation, Tax consequences) of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby, (k) any Insurance Subsidiary, (l) broker-dealer subsidiary, (m) not-for-profit subsidiary and (n) special purpose entity.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, solely with respect to a Loan or Commitment to a U.S. Borrower, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment or, in the case of a Loan that is not funded pursuant to a prior Commitment, such Loan (other than pursuant to an assignment request by the Borrower Agent under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA, and (e) Taxes comprising or attributable to VAT (which shall, for the avoidance of doubt, shall be governed by SECTION 3.01(h)).
“Existing JH Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of December 21, 2021, among JHIF, Parent, Holdings, the other subsidiary co-borrowers and guarantors party thereto, the lenders and issuing banks party thereto, and HSBC Bank USA, National Association, as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Date.

    James Hardie Credit and Guaranty Agreement

“Existing JH Credit Agreement Refinancing” has the meaning specified in Section 4.01(g).
“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 2.03.
“Existing Target Credit Agreement” means that certain Credit Agreement, dated as of September 26, 2024, among the AZEK Group LLC, a Delaware limited liability company and Wholly Owned Subsidiary of the Target, as borrower, the Target, as holdings, the lenders and issuing banks from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent and as collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Merger Closing Date.
“Existing Target Credit Agreement Refinancing” has the meaning specified in Section 4.02(g).
“Extended Loans” has the meaning specified in Section 2.19(a).
“Extended Revolving Commitment” has the meaning specified in Section 2.19(a).
“Extended Revolving Loan” has the meaning specified in Section 2.19(a).
“Extended Term Loan” has the meaning specified in Section 2.19(a).
“Extension” has the meaning specified in Section 2.19(a).
“Extension Amendment” means an amendment to (or amendment and restatement of) this Agreement, in accordance with Section 2.19, executed by each of (a) Holdings and the applicable Borrowers, (b) the Administrative Agent and (c) each Lender agreeing to the applicable Extension.
“Extension Notice” has the meaning specified in Section 2.19(a).
“Extension Offer” has the meaning specified in Section 2.19c)(i).
“Facilities Termination Date” means the date on which (a) all Commitments have expired or been terminated, (b) all Obligations, to the extent then owing, due and payable under and in respect of any Loan Document (other than (i) contingent indemnification or expense reimbursement obligations for which no claim or demand has been made, (ii) obligations set forth in the provisions of any Loan Document that by their express terms survive the termination of this Agreement, and (iii) Obligations under any Cash Management Agreement with Cash Management Banks or Hedge Agreement with Hedge Banks) have been paid in full and (c) all Letters of Credit have expired or terminated, or have been cancelled (or have been (i) cash collateralized, backstopped, replaced or otherwise addressed in a manner reasonably satisfactory to applicable L/C Issuer, or (ii) deemed reissued under another agreement in manner reasonably satisfactory to applicable L/C Issuer).
“Facilities” means, collectively, the Term Facilities and the Revolving Credit Facility.
“Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

    James Hardie Credit and Guaranty Agreement

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any published intergovernmental agreement and any related fiscal or regulatory legislation implementing the foregoing.
“FCPA” has the meaning specified in Section 5.12.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means that certain Agency Fee Letter, dated as of the Effective Date, by and between the Term Borrower and the Administrative Agent.
“Fitch” means Fitch Ratings, Inc., and any successor thereto.
“Floor” means 0.00%.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender under the Revolving Credit Facility, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders, repaid by the applicable Borrower or Cash Collateralized in accordance with the terms hereof.
“FSHCO” means any Subsidiary that owns no material assets (directly or through subsidiaries) other than the Equity Interests (or Equity Interests and indebtedness) of one or more CFCs.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing,

    James Hardie Credit and Guaranty Agreement

regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).
“Group” means the Consolidated Group and any Unrestricted Subsidiary.
“Group Adjusted EBITDA” means, for any period, for the Group, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (a) Group Net Income; (b) Group Interest Expense; (c) Group Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); (d) Group Depreciation and Amortization Expense; (e) Group Non-cash Charges; and (f) the Specified Adjustments (it being understood that, for purposes of determining “Group Adjusted EBITDA” for any period, the “Specified Adjustments” shall be calculated and construed to include any Specified Adjustments attributable to any Unrestricted Subsidiary for such period); less (2) non-cash items increasing Group Net Income for such period, other than (a) the accrual of revenue consistent with past practice, (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Group Non-cash Charges, and (c) extraordinary, unusual or non-recurring cash gains; provided, that the calculation of Group Adjusted EBITDA shall exclude any Excluded Amounts to the extent such exclusion is not already reflected in the component definitions of the calculation of Group Adjusted EBITDA. In addition:
(1) there shall be included in determining Group Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property business or asset, acquired by any member of the Group during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any Acquired Entity or Business, and the Acquired EBITDA of any Converted Restricted Subsidiary, in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and
(2) there shall be excluded in determining Group Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset, sold, transferred or otherwise disposed of by any member of the Group to the extent not subsequently reacquired, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Converted Unrestricted Subsidiary, in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such Disposition) determined on a historical pro forma basis.
“Group Depreciation and Amortization Expense” means with respect to the Group for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees, of the Group for such period on a consolidated basis and otherwise in accordance with GAAP.
“Group Income Tax Expense” means, for any period, the provision for U.S. federal, state, local and non-U.S. income, franchise, excise, value added and similar taxes based on income, profit, revenue or capital (including any interest and penalties related thereto) of the Group for such period as determined on a consolidated basis in accordance with GAAP.
“Group Interest Expense” means, for any period, the interest expense of the Group for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any,

    James Hardie Credit and Guaranty Agreement

pursuant to interest rate related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write offs associated with the amendment and restatement or repayment of Indebtedness and excluding, to the extent otherwise included therein, any Excluded Amounts).
“Group Net Income” means, for any period, the consolidated Net Income (or loss) of the Group for such period as determined in accordance with GAAP.
“Group Non-cash Charges” means, with respect to the Group for any period, the aggregate noncash expenses of the Group (including without limitation any minority interest) reducing Group Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantee Trust Deed” means the deed entitled “Guarantee Trust Deed” dated 19 December 2006 between the Parent and AET Structured Finance Services Pty Limited.
“Guaranteed Party” means the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Swing Line Lender, each Cash Management Bank, each Hedge Bank, each Indemnitee and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Guarantor” means (a) during the period commencing on the Effective Date and ending on the Additional Guarantor Accession Date, each of (i) Holdings and (ii) each Borrower (other than with respect to its own Obligations), and (b) thereafter, each Person that is a Guarantor on and as of the Additional Guarantor Accession Date and each other Restricted Subsidiary of Holdings (other than an Excluded Subsidiary) designated by Holdings to be a Guarantor (regardless of its jurisdiction of organization or incorporation) in order to satisfy the Guarantor Coverage Test (until released therefrom as expressly permitted hereunder). Notwithstanding anything herein or in any other Loan Document to the contrary, no Excluded Subsidiary shall be required to be a Guarantor.
“Guarantor Coverage Test” has the meaning specified in Section 6.12(b).
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other Guaranteed Parties, in Article X of this Agreement.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

    James Hardie Credit and Guaranty Agreement

“Hedge Agreement” means any agreement evidencing Hedging Obligations entered into by any Loan Party or any Restricted Subsidiary.
“Hedge Bank” means any Person in its capacity as a party to a Hedge Agreement that, (a) at the time it enters into a Hedge Agreement with a Loan Party or any Restricted Subsidiary, is the Administrative Agent, a Lender, a Joint Lead Arranger or an Affiliate of the Administrative Agent, a Lender or a Joint Lead Arranger, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Hedge Agreement with a Loan Party or any Restricted Subsidiary, in each case in its capacity as a party to such Hedge Agreement (even if such Person ceases to be the Administrative Agent, a Lender or a Joint Lead Arranger or such Person’s Affiliate ceased to be the Administrative Agent, a Lender or a Joint Lead Arranger).
“Hedging Obligations” of any Person means the obligations of such Person under any Swap Contract.
“Holding Company” means any Person who does not have any material liabilities other than those described in Section 7.09.
“Holdings” has the meaning specified in the preamble hereto.
“Immaterial Subsidiary” means any direct or indirect Subsidiary of Holdings to the extent (i) the Consolidated Total Assets of such Subsidiary were less than 7.5% of Consolidated Group’s Consolidated Total Assets as of the last day of the Test Period most recently ended, (ii) the Consolidated Adjusted EBITDA attributable to such Subsidiary was less than 7.5% of the Consolidated Adjusted EBITDA for the Test Period most recently ended, (iii) the Consolidated Total Assets of such Subsidiary, when combined with the Consolidated Total Assets of all other Immaterial Subsidiaries, were less than 15.0% of Consolidated Group’s Consolidated Total Assets as of the last day of the Test Period most recently ended, and (iv) the Consolidated Adjusted EBITDA attributable to such Subsidiary, when combined with the Consolidated Adjusted EBITDA attributable to all other Immaterial Subsidiaries, was less than 15.0% of the Consolidated Adjusted EBITDA for the Test Period most recently ended..
“Incremental Amendment” means an amendment to (or amendment and restatement of) this Agreement, in accordance with Section 2.18 executed by each of (a) Holdings and the applicable Borrowers, (b) the Administrative Agent and (c) each Lender or New Lender agreeing to provide the applicable New Incremental Loans (or Commitments in respect thereof).
“Incremental Effective Date” has the meaning specified in Section 2.18(d).
“Incremental Equivalent Debt” has the meaning specified in Section 7.03(aa).
“Incremental Facility” has the meaning specified in Section 2.18(a).
“Indebtedness” of any Person at any date means, without duplication:
(a) all indebtedness of such Person for borrowed money;
(b) all payment obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

    James Hardie Credit and Guaranty Agreement

(c) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (x) trade payables and accrued expenses incurred by such Person in the ordinary course of business, (y) deferred compensation arrangements and customary obligations under employment agreements and (z) obligations to pay a contingent purchase price as long as such obligation remains contingent;
(e) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person (but excluding any accrued but unpaid dividends) to the extent required by GAAP to be accounted for as indebtedness;
(f) all Capitalized Lease Obligations of such Person;
(g) all Indebtedness of others secured by a security interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(h) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of (i) the Consolidated Group that is guaranteed by any Consolidated Group member shall only be counted once in the calculation of the amount of Indebtedness of the Consolidated Group on a consolidated basis and (ii) Holdings or the Restricted Subsidiaries that is guaranteed by Holdings or a Restricted Subsidiary shall only be counted once in the calculation of the amount of Indebtedness of Holdings and the Restricted Subsidiaries on a consolidated basis; and
(i) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g), the lesser of (a) the fair market value (as determined in good faith by Holdings) of any asset subject to a security interest securing the Indebtedness of others on the date that the security interest attaches and (b) the amount of the Indebtedness secured. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Agreement. Notwithstanding anything herein to the contrary, (i) the obligations and liabilities in respect to AICF Payments do not constitute Indebtedness, (ii) no obligation under any Reorganization Agreement shall constitute Indebtedness, (iii) any Sale and Leaseback Transactions shall not constitute Indebtedness to the extent the lease or sublease thereunder is not required to be recorded under GAAP as a Capitalized Lease Obligation and (iv) contingent post-closing purchase price adjustments, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled shall not, in each case, constitute Indebtedness.
“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

    James Hardie Credit and Guaranty Agreement

“Indemnitee” has the meaning specified in Section 11.04(b).
“Indenture” means that certain Indenture dated as of December 13, 2017, in respect of the 5.00% Senior Notes due 2028.
“Information” has the meaning specified in Section 11.07.
“Initial Loans” means, collectively, the Initial Revolving Loans and the Initial Term Loans.
“Initial Revolving Credit Commitments” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans to the Revolving Credit Borrowers pursuant to Section 2.01(a) until the applicable Revolving Credit Termination Date and acquire interests in other Revolving Loans or L/C Obligations in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01 under the caption “Initial Revolving Credit Commitment”, as such commitments may be adjusted from time to time pursuant to this Agreement. The aggregate amount of Initial Revolving Credit Commitments on the Effective Date is $1,000,000,000.
“Initial Revolving Credit Termination Date” means the earliest of (a) May 30, 2030, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date on which the Obligations in respect of Initial Revolving Loans payable under this Agreement become due and payable, whether by acceleration or otherwise.
“Initial Revolving Loan” has the meaning specified in Section 2.01(a).
“Initial Term Commitments” means, collectively, the Initial Term A-1 Commitments and the Initial Term A-2 Commitments.
“Initial Term A-1 Maturity Date” means the earliest of (a) May 30, 2028, (b) the date of termination of all of the Initial Term A-1 Commitments pursuant to Section 2.06 and (c) the date on which the Obligations in respect of the Initial Term A-1 Loans payable under this Agreement become due and payable hereunder, whether by acceleration or otherwise.
“Initial Term A-1 Commitments” means, with respect to each Term Lender, its obligation to make Initial Term A-1 Loans to the Term Borrower on the Merger Closing Date pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Initial Term A-1 Commitment”, as such commitments may be adjusted from time to time pursuant to this Agreement. The aggregate amount of Initial Term A-1 Commitments on the Effective Date is $750,000,000.
“Initial Term A-1 Loans” has the meaning specified in Section 2.01(b).
“Initial Term A-2 Maturity Date” means the earliest of (a) May 30, 2030, (b) the date of termination of all of the Initial Term A-2 Commitments pursuant to Section 2.06 and (c) the date on which the Obligations in respect of the Initial Term A-2 Loans payable under this Agreement become due and payable hereunder, whether by acceleration or otherwise.
“Initial Term A-2 Commitments” means, with respect to each Term Lender, its obligation to make Initial Term A-2 Loans to the Term Borrower on the Merger Closing Date pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s

    James Hardie Credit and Guaranty Agreement

name on Schedule 2.01 under the caption “Initial Term A-2 Commitment”, as such commitments may be adjusted from time to time pursuant to this Agreement. The aggregate amount of Initial Term A-2 Commitments on the Effective Date is $1,750,000,000.
“Initial Term A-2 Loans” has the meaning specified in Section 2.01(c).
“Initial Term A-2 Amortization Percentage” means (a) with respect to any Loan Installment Date occurring during the first and second years after the Merger Closing Date, 0.625% of the aggregate principal amount of the Initial Term A-2 Loans actually funded on the Merger Closing Date, and (b) with respect to any Loan Installment Date occurring during the third, fourth and fifth years after the Merger Closing Date, 1.25% of the aggregate principal amount of the Initial Term A-2 Loans actually funded on the Merger Closing Date.
“Initial Term Loans” means, collectively, the Initial Term A-1 Loans and the Initial Term A-2 Loans.
“Insurance Subsidiary” means (a) JH Insurance and (b) any Subsidiary of the Parent that is subject to regulation as an insurance company or reinsurance company (or any Subsidiary thereof that is subject to such regulation).
“Intellectual Property” means (a) any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; (b) any interest in any of them; and (c) the benefit of all applications and rights.
“Intercreditor Deed” means the deed so entitled dated 19 December 2006 between the State of New South Wales, the Parent (then known as James Hardie Industries N.V.), Asbestos Injuries Compensation Fund Limited in its capacity as trustee for the Charitable Fund and AET Structured Finance Services Pty Limited as amended by the letter dated 19 December 2006 between the same parties (and as further amended prior to the Effective Date and as further amended from time to time).
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and at the maturity applicable to such Loan; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and at the maturity applicable to such Loan.
“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower or the Borrower Agent in its Loan Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

    James Hardie Credit and Guaranty Agreement

(ii)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Latest Maturity Date.
“Investment Grade Rating” means (a) in the case of Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (b) in the case of S&P and Fitch, a rating equal to or higher than BBB- (or the equivalent), and (c) if the applicable instrument is not then rated by any Rating Agency, an equivalent rating to any of the foregoing by any other nationally-recognized rating agency.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and any prepayments and other credits to suppliers made in the ordinary course of business), Acquisitions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person. The amount of any Investment by any Person on any date of determination shall be the sum of the value of the gross assets transferred to or acquired by such Person (including the amount of any liability assumed in connection with such transfer or acquisition by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, minus the amount of all returns of principal or capital thereon, dividends thereon, interest thereon and other returns on investment thereon or liabilities expressly assumed by another Person (other than Holdings or its Subsidiaries) in connection with the sale of such Investment. Whenever the term “outstanding” is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.
For purposes of the definition of Unrestricted Subsidiary and Section 7.02, (a) “Investments” shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Holdings; and (c) any transfer of Equity Interests that results in an entity ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by Holdings in good faith as of the date of initial acquisition) of the Equity Interests of such entity owned by Holdings and the Restricted Subsidiaries immediately after such transfer.
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Restricted Subsidiary.
“Ireland” means Ireland, exclusive of Northern Ireland, and “Irish” shall be construed accordingly.
“Irish Borrower” means, for so long as it is a Borrower under this Agreement, JHIF and each other Borrower organized under the laws of Ireland.
“Irish Companies Act” means the Companies Act 2014 of Ireland, as amended.

    James Hardie Credit and Guaranty Agreement

“Irish Loan Party” means a Borrower or a Guarantor incorporated under the laws of Ireland.
“Irish Guarantor” means a Guarantor incorporated or existing under the laws of Ireland.
“Irish Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender, in respect of an advance to an Irish Borrower under a Loan Document and:
(a)     which is a bank within the meaning of section 246(1) of the TCA which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3) of the TCA; or
(b)     which is a body corporate:
(i)     which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of tax and that Relevant Territory imposes a tax that generally applies to interest receivable in that Relevant Territory by bodies corporate from sources outside that Relevant Territory; or
(ii)     which is in receipt of interest in respect of an advance under a Loan Document to an Irish Borrower under a Loan Document which:
(x) is exempted from the charge to Irish income tax pursuant to a Treaty between Ireland the country in which the Lender is resident for tax purposes that is in force on the date the relevant interest is paid; or
(y) would be exempted from the charge to Irish income tax under a Treaty entered into between Ireland and the country in which the Lender is resident for tax purposes signed on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date by virtue of s.826(1) of the TCA;
provided that, in the case of both (i) and (ii) above, the interest paid under a Loan Document is not paid to the body corporate in connection with a trade or business which is carried on by the body corporate through an Irish branch or agency; or
(c)     in the case only where an Irish Borrower is a qualifying company within the meaning of Section 110 of the TCA, which is a person which by virtue of the law of a Relevant Territory is resident in a Relevant Territory for the purposes of tax provided that, where such person is a company, the interest paid under a Loan Document is not paid to the company in connection with a trade or business which is carried on by the Company through an Irish branch or agency; or
(d)     which is a U.S. corporation that is incorporated under the laws of the United States, any State thereof or the District of Columbia and is taxed in the U.S. on its worldwide income, provided that the interest paid under a Loan Document is not paid to the U.S. corporation in connection with a trade or business which is carried on by the U.S. corporation through an Irish branch or agency; or
(e)     which is a U.S. limited liability company (“LLC”), where the ultimate recipients of the interest payable to that LLC satisfy the requirements set out in (b), (c) or (d) above and the business conducted through the LLC is so structured for non-tax commercial reasons

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and not for tax avoidance purposes, provided that the interest paid under a Loan Document to the LLC or the ultimate recipients of the interest is not paid to the LLC (or the ultimate recipients of the interest) in connection with a trade or business which is carried on by the LLC (or the ultimate recipients of the interest) through an Irish branch or agency; or
(f)     which is a body corporate:
(i)     which advances money in the ordinary course of a trade which includes the lending of money;
(ii)     in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that body corporate;
(iii)     which has complied with the notification requirements set out in Section 246(5)(a) of the TCA; and
(iv)     whose Facility Office is located in Ireland; or
(g)     which is a qualifying company (within the meaning of section 110 of the TCA); or
(h)     which is an investment undertaking (within the meaning of Section 739B of the TCA); or
(i)     which is an exempt approved scheme within the meaning of section 774 of the TCA; or
(j)     which is an Irish Treaty Lender.
“Irish Treaty Lender” means a Lender (other than a Lender falling within clause (b), (c), (d) or (e) of the definition of Irish Qualifying Lender) in respect of a Loan or Commitment to an Irish Borrower which:
(i)    is treated as a resident of a Treaty State for the purposes of the Treaty; and
(ii)    does not carry on a business in Ireland through a permanent establishment with which that Lender’s, participation in the Loan is effectively connected; and
(iii)    fulfils any other conditions which must be fulfilled under the relevant Treaty for residents of that Treaty State to obtain exemption from Irish tax on interest, subject to provision of the relevant self-certification form, or, where the self-certification procedure does not apply, completion of any necessary procedural formalities.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and a Borrower (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.

    James Hardie Credit and Guaranty Agreement

“JHBP” means James Hardie Building Products Inc., a Nevada corporation.
“JHIF” means James Hardie International Finance Designated Activity Company, a designated activity company duly incorporated under the laws of Ireland (company no. 471702).
“JHNAH” has the meaning specified in the preamble hereto.
“JHUSH” means James Hardie US Holdings Limited, an Irish private limited company.
“JH Insurance” means James Hardie Insurance Ltd, a company incorporated in Guernsey.
“Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit G or in any other form approved by the Administrative Agent and the Borrower Agent, executed and delivered by a Qualifying Subsidiary in accordance with Section 6.12.
“Joint Bookrunning Managers” means, collectively, Bank of America, N.A., Jefferies Finance LLC, HSBC Continental Europe and Wells Fargo Securities, LLC, each in its capacity as a joint bookrunning manager under this Agreement.
“Joint Lead Arrangers” means, collectively, Bank of America, N.A., Jefferies Finance LLC, HSBC Continental Europe, Wells Fargo Securities, LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bank National Association and Sumitomo Mitsui Banking Corporation, each in its capacity as a joint lead arranger under this Agreement.
“Judgment Currency” has the meaning specified in Section 11.19.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed or refinanced as a Revolving Loan Borrowing within the time period required by Section 2.04.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America, N.A., HSBC Continental Europe and Wells Fargo Bank, National Association, each in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Latest Maturity Date” means, at any date of determination, the latest scheduled maturity date applicable to any Loan or Commitment hereunder (or, as the context may require, any Tranche of Loans

    James Hardie Credit and Guaranty Agreement

or Commitments hereunder) at such time, including the latest maturity date of any New Incremental Loan, Extended Loan or Refinancing Indebtedness (in the form of term loans, revolving loans or commitments).
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns.
“Lending Office” means, as to the Administrative Agent or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowers and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Commitment” means, (a) with respect to each L/C Issuer on the Effective Date, the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 under the heading titled ‘Letter of Credit Commitment’, and (b) with respect to any other Person that becomes an L/C Issuer thereafter in accordance with this Agreement, such amount as agreed to in writing by the Borrower Agent and such Person at such time, as each of the foregoing amounts under clauses (a) and (b) above may be decreased or increased from time to time with the written consent solely of the Borrower Agent and the L/C Issuer to which such decrease or increase applies.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Initial Revolving Credit Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $100,000,000; provided that any and all Letters of Credit issued by each L/C Issuer shall not exceed at any time such L/C Issuer’s Letter of Credit Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including

    James Hardie Credit and Guaranty Agreement

any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Acquisition” means any Acquisition of, or similar third-party Investment by one or more of Holdings and its Restricted Subsidiaries in, any assets, business or Person, the consummation of which is not conditioned on the availability of, or on obtaining, financing.
“Limited Condition Transaction” means any (a) Limited Condition Acquisition, (b) redemption or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing, (c) any asset sale or other Disposition, or (d) any declaration of a Restricted Payment in respect of, or advance notice of, or any offer to, purchase, redeem or otherwise acquire or retire for value, any Equity Interests of one or more of Holdings and its Restricted Subsidiaries, that is not subject to obtaining financing.
“Loan” means an advance made by any Lender under this Agreement.
“Loan Agreement Refinancing Debt” means any Indebtedness incurred pursuant to Section 2.20, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans or Commitments (including any successive Permitted Refinancing) (“Refinanced Debt”); provided, that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including tender premium) thereon plus fees and original issue discount on such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension, (ii) in the case of term Indebtedness, such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) (taken as a whole) are no more favorable in any material respect to the lenders or holders providing such Indebtedness (as determined by Holdings in good faith), than those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions (x) applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness, (y) that are then-current market terms (as determined by Holdings in good faith) for the applicable type of Indebtedness; provided that if such Loan Agreement Refinancing Debt has any financial maintenance covenants that are less favorable to Holdings and its Restricted Subsidiaries than the terms of, or are in addition to the financial maintenance covenants set forth in, Section 7.10, such less favorable or additional provisions shall be made applicable to the Loans and Commitments or (z) which are conformed (or added) to the Loan Documents for the benefit of the Lenders or, as applicable, the Administrative Agent or the Collateral Agent, pursuant to an amendment to this Agreement effectuated in reliance on Section 11.01), (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the date such Loan Agreement Refinancing Debt is issued, incurred or obtained and (v) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (ii) above so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (ii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge”

    James Hardie Credit and Guaranty Agreement

or other interim credit facility, clause (iii) above shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.
“Loan Documents” means, collectively, this Agreement, each Note, each Collateral Document, each Issuer Document and each other document designated in writing by the Administrative Agent and any Borrower as a “Loan Document”.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Agent.
“Loan Parties” means, collectively, the Borrowers and each Guarantor.
“Mandatory Redemption Debt” means proceeds of any debt securities, loans, letters of credit or other similar Indebtedness (including Loans (other than the Initial Loans), and, if applicable, letters of credit) incurred by the Parent or a Subsidiary thereof for the purpose of financing a transaction (including any refinancing) permitted by this Agreement and which proceeds are required to be applied to repay (or, in the case of letters of credit, cash collateralize) such Indebtedness in its entirety if the transaction(s) giving rise to such incurrence is/are not consummated; provided that such proceeds shall cease to be Mandatory Redemption Debt upon consummation of such transaction with use of such proceeds or on the date that is sixty (60) days after the date on which (x) the applicable transaction was scheduled to be consummated and was not consummated by such date (to the extent such transaction is not evidenced by a written agreement (such as a share repurchase)) or (y) the agreement evidencing such transaction actually terminates.
“Market Intercreditor Agreement” means an intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision) the terms of which are consistent with market terms (as determined by the Borrower Agent and the Administrative Agent in good faith) governing intercreditor arrangements for the sharing or subordination of liens or arrangements relating to the distribution of payments, as applicable, at the time the applicable agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto.
“Margin Stock” has the meaning specified in Regulation U issued by the FRB.
“Material Acquisition” means any acquisition in respect of which acquisition consideration is equal to or exceeds $250,000,000 in the aggregate.
“Material Adverse Effect” means (a) a material adverse effect on the business, properties, liabilities (actual or contingent), or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect on the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Intellectual Property” means any intellectual property that is material to the operation of the business of the Consolidated Group, taken as a whole.

    James Hardie Credit and Guaranty Agreement

“Material Subsidiary” means any direct or indirect Subsidiary of Holdings that is not an Immaterial Subsidiary.
“Material U.S. Subsidiary” means any Material Subsidiary that is also a U.S. Subsidiary.
“Maximum Incremental Amount” means, at any time after the Effective Date, an amount equal to the sum of (a) (i) the greater of (x) $1,600,000,000, and (y) 100% of Consolidated Adjusted EBITDA, less (ii) the aggregate principal amount of all New Incremental Loans, New Incremental Revolving Commitments (assuming a borrowing of the full amount of such New Incremental Revolving Commitments) and Incremental Equivalent Debt, outstanding at such time, plus (b) the aggregate principal amount of all voluntary permanent terminations of any portion of the Revolving Credit Commitments pursuant to Section 2.06 and all voluntary prepayments of Term Loans pursuant to Section 2.08(a), in each case, made at or prior to such time (in each case, except to the extent funded with long-term Indebtedness (other than revolving Indebtedness)), plus (c) in the case of any New Incremental Revolving Commitments that effectively replace any Revolving Credit Commitments hereunder pursuant to Section 11.13, the aggregate principal amount of such replaced Revolving Credit Commitments, plus (d) in the case of any New Incremental Loans or New Incremental Revolving Commitments that effectively extend the maturity of any Loans or Revolving Credit Commitments hereunder, the aggregate principal amount of such replaced Loans or Revolving Credit Commitments, plus (e) an additional amount, so long as in the case of any New Incremental Loans, New Incremental Revolving Commitments, and Incremental Equivalent Debt, immediately after giving effect to the incurrence of such New Incremental Loans (and, with respect to any New Incremental Revolving Commitment, assuming a borrowing of the full amount of such New Incremental Revolving Commitments, with such calculation to be made excluding the cash proceeds of any debt incurred in respect thereof for cash netting purposes) and Incremental Equivalent Debt, as applicable, (A) that are secured by a Lien that is pari passu with (or, in the case of Incremental Equivalent Debt, junior to) the Liens securing the Obligations, the Consolidated Net Secured Leverage Ratio does not exceed 2.50 to 1.00, and (B) that are unsecured, the Consolidated Net Leverage Ratio does not exceed the then applicable Consolidated Net Leverage Ratio set forth in Section 7.10(b); provided, that the applicable Borrower may elect to incur New Incremental Loans and New Incremental Revolving Commitments under clause (a) above prior to, and regardless of whether capacity exists under, clause (e) above (including in any concurrent usage of both clauses (a) and (e)), and if the applicable Borrower does not make an election with respect to any New Incremental Loans or New Incremental Revolving Commitments that may be incurred under either clause (a) or clause (e), the applicable Borrower shall be deemed to have elected to incur such Loans or Commitments under clause (e) above and in the case of any single or concurrent usage of both clauses (a) and (e) any incurrence pursuant to clause (a) shall be disregarded for purposes of calculating the Consolidated Net Secured Leverage Ratio and the Consolidated Net Leverage Ratio.
“Maximum Rate” has the meaning specified in Section 11.09.
“Merger” means the merger of one or more Wholly Owned Subsidiaries of the Parent into and with the Target, with the Target surviving, pursuant to the Merger Agreement.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 23, 2025, by and among the Parent, Merger Sub and the Target, as amended, restated, supplemented or otherwise modified from time to time, and together with all exhibits, schedules and disclosure letters thereto.
“Merger Agreement Representations” has the meaning specified in Section 4.04(a)(ii).

    James Hardie Credit and Guaranty Agreement

“Merger Cash Consideration” means the cash consideration required to effectuate the Merger.
“Merger Closing Date” means the first date on which all of the conditions set forth in Section 4.02 have been satisfied (or waived by in accordance with Section 11.01).
“Merger Closing Date Transactions Costs” means, collectively, fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Parent, any of the Loan Parties and any of their respective Subsidiaries in connection with the Merger Closing Date Transactions and the transactions contemplated thereby, and each Credit Extension made on and after the Merger Closing Date.
“Merger Closing Date Transactions” means, collectively, (a) the Existing Target Credit Agreement Refinancing, (b) the issuance of the Secured Notes and the execution and delivery of the Secured Notes Indenture to be entered into on or before the Merger Closing Date, (c) the funding of the Initial Loans on the Merger Closing Date, (d) the consummation of the Merger and the other transactions contemplated by the Merger Agreement and (e) the payment of the Merger Closing Date Transactions Costs.
“Merger Funding Conditions” has the meaning specified in Section 4.02.
“Merger Sub” means Juno Merger Sub Inc., a Delaware corporation and a direct or indirect wholly-owned subsidiary of the Term Borrower.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the Outstanding Amount of all L/C Obligations.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Net Cash Proceeds” means (a) with respect to any Prepayment Asset Sale or any Involuntary Disposition, an amount equal to (i) the sum of cash and Cash Equivalents actually received in connection with such Prepayment Asset Sale or Involuntary Disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), less (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the property subject to such Prepayment Asset Sale or Involuntary Disposition and that is required to be repaid (and is repaid or deposited in escrow or otherwise to repay (and is so deposited)) in connection with such Prepayment Asset Sale or Involuntary Disposition (other than Indebtedness under the Loan Documents and Indebtedness secured by Liens that are subject to an Acceptable Intercreditor Agreement to which the Collateral Agent is a party; provided that to the extent any Indebtedness with a Lien ranking pari passu with the Liens securing the Obligations pursuant to the terms of an Acceptable Intercreditor Agreement requires a prepayment from the proceeds of any Prepayment Asset Sale or Involuntary Disposition, then the amount of Net Cash Proceeds otherwise actually required to be applied to prepay Term Loans

    James Hardie Credit and Guaranty Agreement

pursuant to Section 2.05(b)(ii)(A) shall be the product of (x) the amount of such Net Cash Proceeds as determined above and (y) a fraction (I) the numerator of which is the aggregate principal amount of Term Loans and (II) the denominator of which is the aggregate principal amount of Term Loans and such other Indebtedness requiring such prepayment, (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, accounting fees and other professional and transactional fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other expenses and brokerage, consultant and other commissions and fees) actually incurred by any Loan Party or Restricted Subsidiary in connection with such Prepayment Asset Sale or Involuntary Disposition, (C) taxes paid or reasonably estimated to be actually payable in connection therewith and (D) the Borrower Agent’s or Holdings’ reasonable estimate of payments required to be made with respect to unassumed liabilities relating to the property involved within one year of such Prepayment Asset Sale or Involuntary Disposition, and (b) with respect to any Debt Issuance by any Loan Party or any Restricted Subsidiary, an amount equal to (i) the sum of the cash received in connection with such incurrence or issuance less (ii) the attorneys’ fees, investment banking fees, accountants’ fees, underwriting or other discounts, commissions, costs and other fees, transfer and similar taxes and other out-of-pocket expenses actually incurred by any Loan Party or such Restricted Subsidiary in connection with such incurrence or issuance.
“Net Income” means, for any period, the consolidated net income (or loss) of any Person and its applicable consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:
(1) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto);
(2) the portion of net income of any Persons allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Persons;
(3) gains or losses in respect of any sales of capital stock or asset sales outside the ordinary course of business (including in a Sale and Leaseback Transaction) by such Person;
(4) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
(5) any fees, expenses and other costs incurred or paid (and write offs recorded) in connection with this Agreement or other Indebtedness;
(6) nonrecurring or unusual gains or losses;
(7) the net after tax effects of adjustments in the inventory, property and equipment, goodwill and intangible assets line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or the amortization or write off of any amounts thereof;
(8) any fees and expenses incurred (and write offs recorded) during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset sale, issuance or repayment or amendment or restatement of indebtedness, issuance of stock, stock options or other equity based awards, refinancing transaction or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed);

    James Hardie Credit and Guaranty Agreement

(9) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss);
(10) any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity based awards;
(11) any expenses or charges (including any break costs, redemption premium, make whole payments, liquidated damages or other penalties) related to any offering of Equity Interests or Indebtedness, Disposition, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including an exchange or refinancing thereof or amendment or modification of any debt instrument or issuance of stock) (whether or not successful);
(12) any non-cash impairment, restructuring or special charge or asset write off or write down, and the amortization or write off of intangibles;
(13) Excluded Amounts; and
(14) any swap break or reset costs incurred and paid as part of any termination of any Hedging Obligations.
“New Incremental Loans” has the meaning specified in Section 2.18(a).
“New Incremental Revolving Commitments” has the meaning specified in Section 2.18(a).
“New Incremental Revolving Loans” has the meaning specified in Section 2.18(a).
“New Incremental Term Loan” has the meaning specified in Section 2.18(a).
“New Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not a Lender at such time, constitutes an Eligible Assignee and that agrees to provide any portion of any (a) New Incremental Loans pursuant to Section 2.18 or (b) Refinancing Indebtedness (in the form of term loans, revolving loans or commitments) pursuant to Section 2.20.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders, Required Term Lenders or Required Revolving Credit Lenders, as applicable.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-U.S. Lender” means any Lender that is not a U.S. Person
“Non-U.S. Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.
“Note” means a Revolving Credit Note or a Term Loan Note, as the context may require.

    James Hardie Credit and Guaranty Agreement

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, all obligations owed under Cash Management Agreements with Cash Management Banks and all Hedging Obligations owed to Hedge Banks, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Refinancing Commitments” means the Other Refinancing Revolving Commitments and the Other Refinancing Term Commitments.
“Other Refinancing Loans” means the Other Refinancing Revolving Loans and the Other Refinancing Term Loans.
“Other Refinancing Revolving Commitments” means one or more Tranches of Revolving Credit Commitments hereunder that result from an Incremental/Extended/Refinancing Amendment.
“Other Refinancing Revolving Loans” means the Revolving Loans made pursuant to any Other Refinancing Revolving Commitment.
“Other Refinancing Term Commitments” means one or more Tranches of Term Commitments hereunder that result from an Incremental/Extended/Refinancing Amendment.
“Other Refinancing Term Loans” means one or more Tranches of Term Loans that result from an Incremental/Extended/Refinancing Amendment.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery,

    James Hardie Credit and Guaranty Agreement

performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.
“Parent” means James Hardie Industries PLC, a public limited company duly incorporated under the laws of Ireland.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.
“Performing Subsidiary” means any Subsidiary of Parent primarily liable to make funding payments to AICF under the AFFA; it being understood that the Performing Subsidiary, as of the Effective Date, is James Hardie 117 Pty Limited.
“Permitted Acquisition” means, subject to Section 1.11, any Acquisition by Holdings or any of its Restricted Subsidiaries, so long as (a) on the date of execution of the definitive agreement with respect to such Acquisition, (x) no Event of Default shall then exist or would exist after giving effect thereto and (y) Holdings shall be in pro forma compliance with the financial covenants set forth in Section 7.10  as of the end of the most recent Test Period; and (b) the target Person (which shall become a Restricted Subsidiary as a result of such Acquisition, unless, thereafter, designated an Unrestricted Subsidiary pursuant to this Agreement), assets, business or division in respect of such Acquisition is a business permitted under Section 7.07.
“Permitted Call Spread Transaction” means any Permitted Convertible Bond Hedge and any Permitted Warrant entered into on customary market terms and conditions.
“Permitted Convertible Bond Hedge” means any call, call spread or capped call option (or substantively equivalent derivative transaction) on or by reference to Holdings’ Equity Interest purchased by Holdings from an unaffiliated third party in an arm’s-length dealing in connection with its convertible debt securities or convertible Qualified Equity Interests.
“Permitted Liens” means:
(a)    Liens created pursuant to the Loan Documents or otherwise securing the Obligations (including Cash Collateralization pursuant to this Agreement and the other Loan Documents and Liens created pursuant to any Additional Collateral Document);

    James Hardie Credit and Guaranty Agreement

(b)    Liens created under the Secured Notes Documents; provided if such Liens attach to assets of the Loan Parties that are not Collateral (other than any cash, Cash Equivalents, deposit accounts, securities accounts or trust accounts, in each case, subject to Liens securing obligations under any Pre-Funded Acquisition Debt (until the date the relevant Material Acquisition is consummated), any Escrowed Debt or any Mandatory Redemption Debt), the Loan Parties shall cause the Obligations to be secured on an equal and ratable basis with such Liens granted by the Loan Parties to secure such other Indebtedness, pursuant to clause (d) of the definition of the “Collateral and Guarantee Requirement”, within the time periods required thereby;
(c)    Liens on any property securing (i) Capitalized Lease Obligations permitted under Section 7.03(e)(ii) and (ii) (A) Indebtedness permitted to be incurred or assumed pursuant to Section 7.03(e)(i) or assumed for the purpose of financing (or financing all or part of the purchase price) all or any part of the design, acquisition, development, construction, installation, repair, improvement cost or the lease of such property (including Liens to which any property is subject at the time of acquisition thereof by the Parent or any of its Subsidiaries) or (B) any Permitted Refinancing in respect thereof; provided that (x) in the case of clauses (i) and (ii), any such Lien does not extend to any other property (other than accessions and additions of such property, and products and proceeds of such property, and other than pursuant to customary cross-collateralization provisions with respect to other property of a Loan Party or Restricted Subsidiary that also secures Indebtedness owed to the same financing party or its Affiliates), (y) in the case of clause (ii), such Lien either exists on the Effective Date, on the date that the Person owning such property becomes a Subsidiary, or is created in connection with the design, acquisition, construction, development, installation, repair, lease or improvement of such property, or in connection with any extensions, renewals, refinancings, refundings and replacements of any such Indebtedness or Capitalized Lease Obligations; and (z) in the case of clauses (i) and (ii), the principal amount of the Indebtedness secured by any such Lien (or the principal amount of the Capitalized Lease Obligations with respect to any Capitalized Lease) does not exceed 100% of the fair market value of such assets at the time of incurrence of such Indebtedness (for the purpose of the calculation in this clause (z), including the fair market value of all of the assets subject to customary cross-collateralization provisions (measured at the time the Capitalized Lease in respect of such assets was originally incurred) that also secure Indebtedness owed to the same financing party or its Affiliates);
(d)    Liens on property at the time of acquisition which secure obligations assumed by Holdings or a Restricted Subsidiary, or on the property or on the outstanding shares or indebtedness of a Person at the time it becomes a Restricted Subsidiary or is merged, amalgamated or consolidated with or into Holdings or a Restricted Subsidiary, or on properties of a Person acquired by Holdings or a Restricted Subsidiary as an entirety or substantially as an entirety (plus any modifications, refinancing, refundings, renewals, replacements and extensions of any such Liens); provided that such Liens were not created in contemplation of such acquisition and may not extend to any other property of Holdings or Restricted Subsidiary other than proceeds and products of such property, shares or indebtedness and replacements, additions or accessions thereto and improvements thereon, and other than pursuant to customary cross-collateralization provisions with respect to other property of a Loan Party or Restricted Subsidiary that also secures Indebtedness owed to the same financing party or its Affiliates;
(e)    Liens arising from conditional sales agreements or title retention agreements with respect to property acquired by Holdings or any Restricted Subsidiary;

    James Hardie Credit and Guaranty Agreement

(f)    Liens on accounts receivable and related assets of the types or similar to those specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction, factoring, securitization, receivables or similar arrangement;
(g)    Liens existing on, or contractually committed as of, the Effective Date and, with respect to each such Lien securing Indebtedness in an aggregate principal amount in excess of $250,000,000, described on Schedule 7.01, and, in each case any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than property required to be covered thereby and (a) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03 and (b) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings provided by any lender may be cross-collateralized to other financings provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 7.03;
(h)    any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or anybody created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(i)    (i) carriers’, warehousemen’s, mechanics’, suppliers’, processors’, materialmen’s, warehousemen’s, workmen’s, repairmen’s, landlord’s and other Liens (including in connection with the construction of facilities) in respect of obligations that are not more than ninety (90) days overdue, or if more than ninety (90) days overdue (x) are being contested in accordance with Section 6.04, (y) are unfiled and no other action has been taken to enforce such Liens, or (z) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect, and (ii) bank guarantees, letters of credit and/or cash, Cash Equivalents and other deposits securing bank guarantees or letters of credit (and reimbursement obligations in respect of the foregoing), in each case securing or otherwise supporting the obligations described in clause (i) above, or otherwise securing or supporting the obligations described in this clause (ii);
(j)    Liens for Taxes, assessments, levies or governmental charges that are not more than ninety (90) days overdue, or if more than ninety (90) days overdue (i) are being contested in accordance with Section 6.04, (ii) are unfiled and no other action has been taken to enforce such Liens, or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(k)    attachment, judgment, writs or warrants of attachment or other similar Liens arising in connection with court or arbitration proceedings which do not constitute an Event of Default under Section 8.01(h), or Liens securing judgment, appeal or surety bonds related to such judgments;
(l)    (i) Liens securing payments of obligations that are not Indebtedness under leases or subleases and (ii) landlords’ liens on fixtures on premises leased or subleased;

    James Hardie Credit and Guaranty Agreement

(m)    (i) Liens consisting of cash, Cash Equivalents or other deposits made in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases (other than Indebtedness), statutory obligations, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted under operating leases, (ii) Liens securing surety, indemnity, performance, appeal, customs and release bonds, and other similar obligations incurred and (iii) Liens consisting of bank guarantees, letters of credit and/or pledges and cash, Cash Equivalents and other deposits securing bank guarantees or letters of credit (and reimbursement obligations in respect of the foregoing), in each case securing or otherwise supporting the obligations described in clauses (i) and/or (ii) above;
(n)    Liens arising in respect of Cash Management Agreements, Hedge Agreements, or due to any other treasury, depositary, cash management services, automated clearinghouse transfer of funds, overdraft protections, cash pooling, netting or composite accounting arrangements between any one or more of Holdings and any of its Affiliates or between any one or more of such entities and one or more banks or other financial institutions where any such entity maintains deposit accounts, commodities accounts and securities accounts or escrow accounts;
(o)    Permitted Real Property Liens;
(p)    Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(q)    filing of Uniform Commercial Code financing statements (or similar filings under applicable law) as a precautionary measure;
(r)    customary rights of set off, revocation, refund or chargeback, Liens or similar rights under agreements with respect to deposits of cash, deposit accounts, securities accounts, commodities accounts, deposit disbursements, concentration accounts or comparable accounts under the laws of any foreign jurisdiction or under the UCC (or comparable foreign law) or arising by operation of law of banks or other financial institutions where Holdings or any of its Restricted Subsidiaries maintains securities accounts, commodities accounts, deposit disbursements, concentration accounts or comparable accounts under the laws of any foreign jurisdiction;
(s)    Liens on trusts, escrow arrangements and other funding arrangements, and any cash, Cash Equivalents, deposit accounts, securities accounts and trust accounts, in each case in connection with the defeasance (whether by covenant or legal defeasance), satisfaction and discharge, redemption of, or obligation to cash collateralize (as applicable), Indebtedness;
(t)    Liens on specific items of inventory or other goods (and the proceeds thereof) of Holdings or a Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(u)    licenses and sublicenses of (or other grants of rights of use) software, patents, copyrights, trademarks, or other intellectual property rights and other general intangibles (i) in the

    James Hardie Credit and Guaranty Agreement

ordinary course of business, (ii) not interfering, in any material respect, with the conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole, or (ii) existing as of the Effective Date;
(v)     Liens incurred or pledges of cash, Cash Equivalents or other deposits in connection with workers’ compensation, unemployment insurance, old age pensions and other types of social security and employee health and disability benefits and other social security laws or regulations or liens created by pension standards legislation (including pledges of cash, Cash Equivalents or other deposits securing liability to insurance carriers under insurance or self-insurance arrangements), and Liens consisting of bank guarantees, letters of credit and/or pledges and cash, Cash Equivalents and other deposits securing bank guarantees or letters of credit (and reimbursement obligations in respect of the foregoing), in each case securing or otherwise supporting the obligations described in this clause (v);
(w)    pledges and deposits made in the ordinary course of business to secure liability to insurance carriers;
(x)    Liens to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Liens;
(y)    Liens created on (i) the Equity Interests of Holdings that is held by Holdings as treasury stock, (ii) Margin Stock and Equity Interests of a Person acquired in a Permitted Acquisition or similar Investment constituting Margin Stock, or (iii) the Equity Interests of any Unrestricted Subsidiary or joint venture which secures Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture;
(z)    Liens on the assets of any Restricted Subsidiary that is not a Guarantor and which secures Indebtedness or other obligations of such Restricted Subsidiary (or of another Restricted Subsidiary that is not a Guarantor) otherwise not prohibited by this Agreement;
(aa)    Liens to secure any Permitted Refinancings (to the extent permitted by the definition thereof);
(bb)    other Liens securing Indebtedness, in an aggregate principal amount for Holdings and its Restricted Subsidiaries not exceeding at the time such Lien is created or assumed, the greater of (x) $400,000,000 and (y) 3.0% of Consolidated Total Assets (which greater amount shall be replaced, from and after the Collateral Release Date, with $1,000,000,000);
(cc)    Liens securing Attributable Indebtedness incurred pursuant to Section 7.03(m) in connection with Sale and Leaseback Transactions;
(dd)    Liens (i) in respect of an option or agreement to sell, transfer or dispose of any asset and, to the extent constituting a Lien, negative pledges of such assets pending the consummation of such transaction or (ii) solely on any earnest money deposits made by Holdings or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;

    James Hardie Credit and Guaranty Agreement

(ee)    Leases, subleases, licenses or sublicenses granted to others to the extent permitted in clause (5) of the definition of “Disposition” and any interest or title of a lessor, licensor or sublessor or sublicensor under any lease or license not prohibited by this Agreement;
(ff)    Liens on assets of the Acquired Companies existing on the Merger Closing Date (or created following the Merger Closing Date pursuant to agreements in existence on the Merger Closing Date requiring the creation of such Liens), to the extent permitted to be existing on the Merger Closing Date under the Merger Agreement, and any modifications, replacements, refinancings, renewals or extensions thereof; provided, that, in each case, (i) such Liens shall secure only those obligations that they secure on the Merger Closing Date or are obligated to secure as of the Merger Closing Date (and any Permitted Refinancing in respect of such obligations permitted by Section 7.03, and any Liens arising out of the replacement, refinancing, refunding, extension, or renewal of any non-monetary obligation), (ii) no such Lien extends to any additional property other than property required to be covered thereby and (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03 and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings provided by any lender may be cross-collateralized to other financings provided by such lender or its affiliates) and (iii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 7.03;
(gg)    (i) Liens in favor of customs and revenue authorities to secure payment of customs duties and tariffs in connection with the importation of goods and other similar liens, (ii) Liens of sellers of goods to Holdings or any of its Restricted Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law and (iii) to the extent, if any, constituting a Lien, Liens consisting of an agreement to sell, transfer, convey, lease or otherwise dispose of any asset or property or any negative pledge on or with respect to such asset or property in favor of the buyer thereof;
(hh)    Liens, pursuant to one or more cash collateral arrangements, escrow arrangements or other funding arrangements pursuant to which funds will be segregated to pay all or any portion of the purchase price of any acquisition (or to secure or otherwise support the obligation to pay such purchase price), on such cash collateral arrangements, escrow arrangements and other funding arrangements;
(ii)    Liens in favor of the United States or any state or municipality thereof, or in favor of any other country or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction, of the assets subject to such Liens, including, without limitation, such Liens incurred in connection with pollution control, industrial revenue, tax increment or similar financing;
(jj)    other Liens so long as after giving effect to the incurrence of such Lien, Holdings shall be in pro forma compliance with a Consolidated Net Secured Leverage Ratio of 2.50 to 1.00; provided that no Liens may be incurred pursuant to this clause (jj) from and after the Collateral Release Date; and

    James Hardie Credit and Guaranty Agreement

(kk)    to the extent constituting Liens on the assets of Holdings or any of its Subsidiaries, Liens incurred in connection with Excluded Debt.
Notwithstanding anything herein to the contrary, no Default or Event of Default shall be deemed to have occurred if the value of assets secured by a Lien created, incurred, assumed or existing under this definition of “Permitted Liens” in reliance on a percentage of Consolidated Total Assets shall at a later time exceed such percentage of Consolidated Total Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Lien was permitted hereunder.
For purposes of determining compliance with Section 7.01, a Lien need not be permitted solely by one category of Permitted Lien but may be permitted in part under any combination thereof, and if a Permitted Lien (or any portion thereof) meets the criteria of more than one of the exceptions described in clauses (a) through (kk) above, Holdings may, in its sole discretion, divide, classify or reclassify the Permitted Lien (or any portion thereof) in any manner that complies with such covenant.
“Permitted Parent Transaction” means (i) any transaction or undertaking where the voting power of the Voting Equity Interests of the Parent immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Equity Interests of a “person” or “group” (a “Permitted Person”) or (ii) any merger, amalgamation or consolidation of the Parent with or into any Permitted Person or Subsidiary of a Permitted Person, in each case, if immediately after consummation of such transaction no “person” or “group” is the beneficial owner (as defined in the definition of “Change of Control”), directly or indirectly, of more than fifty percent (50.0%) of the voting power of the Voting Equity Interests of such Permitted Person.
“Permitted Real Property Liens” means (a) as to any particular real property at any time, such easements, encroachments, covenants, conditions, restrictions, reservations, rights of way, subdivisions, parcelizations, licenses, minor defects, irregularities, encumbrances on title (including leasehold title) or other similar charges or encumbrances which do not materially detract from the value of such real property for the purpose for which it is held by the owner thereof, (b) municipal and zoning ordinances and other land use or environmental regulations or restrictions, which are not violated in any material respect by the existing improvements and the present use made by the owner thereof of the premises, (c) general real estate Taxes and assessments not yet due or as to which the grace period has not yet expired (not to exceed ninety (90) days) or the amount or validity of which are being contested in good faith by appropriate proceedings diligently pursued, if adequate provision for the payment of such Taxes has been made on the books of such Person to the extent required by GAAP or, in the case of a Non-U.S. Subsidiary, generally accepted accounting principles in effect from time to time in its jurisdiction of organization, (d) any matters disclosed on any survey, aerial survey, ExpressMap or equivalent photographic depiction, and (e) such other items to which the Administrative Agent may consent in its reasonable discretion.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to (x) unpaid accrued interest and premium (including tender premiums) thereon plus other amounts owing or paid related to such Indebtedness, and fees, commissions and expenses (including upfront fees and original issue discount) reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and (y) any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal, replacement

    James Hardie Credit and Guaranty Agreement

or extension has a final maturity date equal to or later than the final maturity date of, and, in the case of term Indebtedness, has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is secured by the Collateral or subject to Acceptable Intercreditor Agreement, such modification, refinancing, refunding, renewal, replacement or extension is either (i) unsecured or (ii) secured and, if secured, subject to Acceptable Intercreditor Agreement and (d) no such modification, refinancing, refunding, renewal, replacement or extension shall have obligors that were not obligors (or that would not have been required to become obligors) in respect of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended. Any reference to Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (x) a Permitted Refinancing of the subject Indebtedness and (y) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.
“Permitted Reorganization” means any transaction or undertaking in connection with internal reorganizations and or restructurings (including in connection with tax planning and corporate reorganizations), including any amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, restructuring, consolidation, continuation, discontinuation, domestication, re-domestication, conversion or similar action (including, without limitation, pursuant to a dissolution, liquidation or winding up), in each case, involving the assets of (including, as applicable, Equity Interests in), the Parent and its Subsidiaries, including Investments and Dispositions (of all or substantially all of the assets (including, as applicable, Equity Interests) (or any combination thereof)), including any steps in a reorganization plan adopted in good faith by the Board of Directors of the Parent, whether or not such steps occur before, concurrently with or after other steps in such plan, so long as, after giving effect thereto, (a) the Loan Parties shall comply with the Collateral and Guarantee Requirement and Section 6.12 (in each case, as and within the time periods required thereby), and (b) the security interest of the Guaranteed Parties in the Collateral, taken as a whole, is not materially impaired (including by a material portion of the assets that constitute Collateral (taken as a whole) immediately prior to such Permitted Reorganization no longer constituting Collateral) as a result of such Permitted Reorganization.
“Permitted Transfers” means (a) Dispositions of inventory and other assets acquired and held for resale or otherwise in the ordinary course of business; (b) Dispositions of property to Holdings or any Restricted Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) rights granted to others pursuant to licenses, sublicenses, leases or subleases to the extent not interfering in any material respect with the operations of Holdings and its Restricted Subsidiaries, taken as a whole; (e) Dispositions of cash and Cash Equivalents; and (f) Dispositions and Involuntary Dispositions of the Loan Parties or any Subsidiary related to the announced cancellation of the plans to build a greenfield site in Turganina, Australia.

“Permitted Warrant” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on or with respect to Holdings’ Equity Interests sold by Holdings to an unaffiliated third party in an arm’s-length dealing substantially concurrently with any purchase by Holdings of a related Permitted Convertible Bond Hedge.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

    James Hardie Credit and Guaranty Agreement

“Platform” has the meaning specified in Section 6.02.
“Pledge Agreement” means the Pledge Agreement, substantially in the form of Exhibit I, dated as of the Effective Date, by and among the Loan Parties and the Collateral Agent.
“Pre-Funded Acquisition Debt” means Indebtedness incurred for the purpose of financing a Material Acquisition, which Indebtedness is issued in advance of the date of consummation of such Material Acquisition, so long as the indenture or agreement governing such Indebtedness provides that such Indebtedness shall be repaid or redeemed within a specified period after the incurrence of such Indebtedness if such Material Acquisition is not consummated with such period.
“Prepayment Asset Sale” means any Disposition or series of related Dispositions pursuant to Section 7.05 which yields Net Cash Proceeds in excess of $100,000,000 in the aggregate for any such Disposition or series of related Dispositions; provided that the term “Prepayment Asset Sale” shall not include any Permitted Transfers or any Disclosed Transactions.
“Pro Forma Entity” means any Acquired Entity or Business, any Sold Entity or Business, any Converted Restricted Subsidiary or any Converted Unrestricted Subsidiary.
“Public Lender” has the meaning specified in Section 6.02.
“QS Adjusted EBITDA” means, for any period, for the applicable Qualifying Subsidiary, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (a) QS Net Income; (b) QS Interest Expense; (c) QS Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); (d) QS Depreciation and Amortization Expense; (e) QS Non-cash Charges; and (f) the Specified Adjustments (it being understood that, for purposes of determining “QS Adjusted EBITDA” for any period, the “Specified Adjustments” shall be calculated and construed to include any Specified Adjustments attributable to any Qualifying Subsidiary for such period); less (2) non-cash items increasing QS Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of QS Non-cash Charges and (c) extraordinary, unusual or non-recurring cash gains; provided, that the calculation of QS Adjusted EBITDA shall exclude any Excluded Amounts to the extent such exclusion is not already reflected in the component definitions of the calculation of QS Adjusted EBITDA. In addition:
(1) there shall be included in determining QS Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property business or asset, acquired by the applicable Qualifying Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any Acquired Entity or Business, and the Acquired EBITDA of any Converted Restricted Subsidiary, in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and
(2) there shall be excluded in determining QS Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset, sold, transferred or otherwise disposed of by the applicable Qualifying Subsidiary to the extent not subsequently reacquired, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Converted Unrestricted Subsidiary, in each case based on the Disposed EBITDA of such

    James Hardie Credit and Guaranty Agreement

Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such Disposition) determined on a historical pro forma basis.
“QS Depreciation and Amortization Expense” means with respect to any Qualifying Subsidiary for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees, of the Qualifying Subsidiary for such period on a consolidated basis and otherwise in accordance with GAAP.
“QS Income Tax Expense” means, for any period, the provision for U.S. federal, state, local and non-U.S. income, franchise, excise, value added and similar taxes based on income, profit, revenue or capital (including any interest and penalties related thereto) of any Qualifying Subsidiary for such period in accordance with GAAP.
“QS Interest Expense” means, for any period, the interest expense of any Qualifying Subsidiary for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write offs associated with the amendment and restatement or repayment of indebtedness and excluding, to the extent otherwise included therein, any Excluded Amounts).
“QS Net Income” means, for any period, the consolidated Net Income (or loss) of the Qualifying Subsidiary for such period.
“QS Non-cash Charges” means, with respect to any Qualifying Subsidiary for any period, the aggregate noncash expenses of such Qualifying Subsidiary (including without limitation any minority interest) reducing QS Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of Holdings.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Holdings or any of its Restricted Subsidiaries or any Receivables Entity pursuant to which Holdings or any of its Restricted Subsidiaries or any Receivables Entity may sell, convey or otherwise transfer to:
(1) a Receivables Entity (in the case of a transfer by Holdings or any of its Restricted Subsidiaries), or

    James Hardie Credit and Guaranty Agreement

(2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
“Qualifying Subsidiary” means any Subsidiary which, by itself or when aggregated with one or more other Qualifying Subsidiaries, has a QS Adjusted EBITDA in an amount sufficient that when added to the Consolidated Adjusted EBITDA the Consolidated Adjusted EBITDA then equals at least 70% of the Group Adjusted EBITDA.
“Rating Agency” means any of S&P, Fitch or Moody’s.
“Receivables Entity” means (a) a wholly-owned Subsidiary of Holdings that is designated by the Board of Directors of Holdings as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with Holdings, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):
(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:
(A) is Guaranteed by Holdings or any Restricted Subsidiary of Holdings (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(B) is recourse to or obligates Holdings or any Restricted Subsidiary of Holdings in any way (other than pursuant to Standard Securitization Undertakings), or
(C) subjects any asset of Holdings or any Restricted Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);
(2) the entity is not an Affiliate of Holdings or is an entity with which neither Holdings nor any Restricted Subsidiary of Holdings has any material contract, agreement, arrangement or understanding other than on terms that Holdings reasonably believes to be no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings or that are permitted under Section 7.08; and
(3) is an entity to which neither Holdings nor any Restricted Subsidiary of Holdings has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
“Receiver” has the meaning specified in Section 3.01(h)(ii).
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.

    James Hardie Credit and Guaranty Agreement

“Refinancing Amendment” means an amendment to (or amendment and restatement of) this Agreement, in accordance with Section 2.20, executed by each of (a) Holdings and the applicable Borrower, (b) the Administrative Agent and (c) each Lender or New Lender agreeing to provide the applicable Refinancing Loans (or Commitments in respect thereof).
“Refinancing Effective Date” has the meaning specified in Section 2.20(b).
“Refinancing Loans” has the meaning specified in Section 11.01(b).
“Refinancing Indebtedness” means Indebtedness incurred pursuant to Section 2.20 and meeting the requirements set forth in the proviso in the definition of “Loan Agreement Refinancing Debt”.
“Register” has the meaning specified in Section 11.06(c).
“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A and/or Regulation S under the Securities Act or other private placement transactions under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar or euro-for-euro exchange, as applicable, therefor pursuant to an exchange offer registered with the SEC.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Relevant Party” has the meaning specified in Section 3.01(h)(ii).
“Relevant Territory” means (i) a member state of the European Communities (other than Ireland); or (ii) to the extent not a member state of the European Communities, a jurisdiction with which Ireland has a Treaty in force by virtue of section 826(1) of the TCA or (iii) not being a territory referred to in clause (i) or (ii) above, a country with which Ireland has signed such a Treaty which will have the force of law on completion of the procedures set out in section 826(1) of the TCA.
“Reorganization Agreements” means, collectively, a merger, acquisition, liquidation, dissolution, distribution, reorganization, purchase, sale or similar transaction agreement and any other agreements among any of the Parent, any Loan Party, any Subsidiary of the Parent or any Affiliate of any of the foregoing entered into in connection with the Specified Transactions, any Permitted Reorganization or any Permitted Parent Transaction, as applicable.
“Reorganization Transactions” means, collectively, (a) (i) the Specified Transactions, (ii) any Permitted Reorganization, or (iii) any Permitted Parent Transaction, (b) (i) the transactions taken in connection with and reasonably related to consummating the Specified Transactions, any Permitted Reorganization or any Permitted Parent Transaction, as applicable, including the entry into, and performance of, (A) the Reorganization Agreements and (B) any other merger, acquisition, liquidation, dissolution, distribution, reorganization, purchase, sale or similar transaction agreement and any other agreements among any of the Parent, any Loan Party, any Subsidiary of the Parent or any Affiliate of any of the foregoing to implement the Reorganization Transactions and other reorganization transactions in connection with the Specified Transactions, any Permitted Reorganization or any Permitted Parent Transaction, as applicable, (ii) the merger or consolidation of any Loan Party or any Subsidiary of the Parent with any Loan Party or one or more Subsidiaries of the Parent or the sale, assignment, transfer or other disposition of property by and among any of Holdings or any of its Subsidiaries, (iii) the

    James Hardie Credit and Guaranty Agreement

amendment, restatement or other modification of the Organization Documents of the Parent, any Loan Party or any Subsidiary of the Parent and (iv) all other transactions reasonably incidental to, or necessary for the consummation of, the foregoing, and (c) the payment of fees, expenses and other amounts in connection with any of the foregoing.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, collectively, Lenders having more than fifty percent (50.0%) of the sum of the aggregate outstanding amount of the Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the aggregate Total Outstandings) and the principal amount of all Term Loans then outstanding (or, if prior to the funding of the Term Loans, the aggregate Term Commitments). A Defaulting Lender shall not be included in the calculation of “Required Lenders.”
“Required Revolving Credit Lenders” means, collectively, Revolving Credit Lenders having more than fifty percent (50.0%) of the aggregate outstanding amount of the Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the aggregate Total Outstandings). A Defaulting Lender shall not be included in the calculation of “Required Revolving Credit Lenders.”
“Required Term Lenders” means, collectively, Term Lenders having more than fifty percent (50.0%) of the principal amount of all Term Loans then outstanding (or, if prior to the funding of the Term Loans, the aggregate Term Commitments). A Defaulting Lender shall not be included in the calculation of “Required Term Lenders”.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(i).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, director or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation.
“Restricted Payment” means any of the following:
(a) the declaration or payment of any dividend or any other distribution on Equity Interests of Holdings or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of Holdings, including, without limitation, any payment in connection with any merger or

    James Hardie Credit and Guaranty Agreement

consolidation involving Holdings but excluding dividends or distributions payable solely in Qualified Equity Interests of Holdings or through accretion or accumulation of such dividends on such Equity Interests; or
(b) the redemption of any Equity Interests of Holdings, including, without limitation, any payment in connection with any merger or consolidation involving Holdings.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Holdings that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.
“Revenue Commissioners” means the Revenue Commissioners of Ireland.
“Revolving Credit Borrowers” means, collectively, JHIF, JHBP, JHUSH and the Term Borrower.
“Revolving Credit Borrowing” means Revolving Loans made as part of the same borrowing by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.
“Revolving Credit Commitment” means an Initial Revolving Credit Commitment, a New Incremental Revolving Commitment, an Extended Revolving Commitment or Refinancing Indebtedness (in the form of revolving commitments hereunder), and “Revolving Credit Commitments” means all of them, collectively.
“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and, without duplication, Swing Line Loans at such time.
“Revolving Credit Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Line Loans and Letters of Credit.
“Revolving Credit Lender” means each Lender that (a) has a Revolving Credit Commitment, (b) holds a Revolving Loan or (c) participates in any Letter of Credit or Swing Line Loans.
“Revolving Credit Note” means a promissory note of the Revolving Credit Borrowers payable to any Revolving Credit Lender, substantially in form of Exhibit C-1 or any other form approved by the Administrative Agent and the Borrower Agent, in a principal amount equal to the amount of such Lender’s Revolving Credit Commitment or evidencing the aggregate Indebtedness of the Revolving Credit Borrowers to such Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.
“Revolving Credit Termination Date” means (a) with respect to the Initial Revolving Credit Commitments, the Initial Revolving Credit Termination Date, (b) with respect to any New Incremental Revolving Commitments and New Incremental Revolving Loans, the final maturity date as specified in the applicable Incremental/Extended/Refinancing Amendment, (c) with respect to any Extended Revolving Commitments, the earliest of (i) the termination date set forth in the Extension Amendment, (ii) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.05 and (d) with respect to any Refinancing Indebtedness (in the form of revolving loans and commitments), the earliest of (i) the termination date set forth in the Refinancing Amendment, (ii) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.05 and (iii) the date on which the

    James Hardie Credit and Guaranty Agreement

Obligations payable under this Agreement become due and payable, whether by acceleration or otherwise.
“Revolving Loan” means each of the Initial Revolving Loans, New Incremental Revolving Loans, Extended Revolving Loans or Refinancing Indebtedness (in the form of revolving loans hereunder), as the context may require, and the Swing Line Loans (for the avoidance of doubt, other than for purposes of Section 2.09(a)).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctions” has the meaning specified in Section 5.11.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securities Act” means the Securities Act of 1933, as amended.
“Secured Notes” means those certain senior secured notes issued by the Term Borrower pursuant to the Secured Notes Indenture to finance, in part, the Merger Closing Date Transactions.
“Secured Notes Indenture” means that certain indenture, to be dated as of the issue date of the Secured Notes, by and among the Term Borrower, U.S. Bank Trust Company, National Association, as trustee and collateral trustee for the Secured Notes, and the other entities party thereto.
“Secured Notes Documents” shall mean the Secured Notes Indenture, any related supplemental indentures, notes, mortgages, guarantees, collateral or security documents, pledge agreements, intercreditor or subordination agreements or arrangement, and any other instruments, documents and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Effective Date.
“Similar Business” means (a) any industry, business, service or other activity engaged in or proposed to be engaged in by the Parent or any of its subsidiaries on the earlier of the Merger Closing Date and the Term Facilities Commitment Termination Date, and any industry, business, service or other activity that is reasonably similar, ancillary, complementary or related to, synergistic with, or a reasonable extension, development or expansion of, the industries, businesses, services or other activities in which the Parent or any of its subsidiaries is engaged on the earlier of the Merger Closing Date and the Term Facilities Commitment Termination Date, in the case of each of the foregoing, as determined in the good faith judgment by the Parent, (b) any industry, business, service or other activity that, in the good faith judgment of the Parent, constitutes a reasonable diversification of one or more industries in which the

    James Hardie Credit and Guaranty Agreement

Parent or any of its subsidiaries is engaged, or of any businesses, services or other activities conducted by the Parent or any of its subsidiaries, including, but not limited to, any industry, business, service or other activity engaged in by any entity within or ancillary to the horizontal or vertical supply chains of the Parent or any of its subsidiaries (or any of branch or division thereof), and (c) such other industries, businesses, services or other activities to which the Administrative Agent may consent (such consent not to be unreasonably withheld, conditioned or delayed).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Successor Rate” has the meaning specified in Section 3.03(b).
“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).
“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” or “QS Adjusted EBITDA”, as applicable.
“Solvent” means, with respect to any Person on any date of determination, that on such date, (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, at a fair valuation on a going concern basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated and going concern basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business, and (d) such Person and its Subsidiaries are not engaged in businesses, and are not about to engage in businesses for which they have unreasonably small capital, on a consolidated basis. For purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing as of the date hereof, would reasonably be expected to become an actual and matured liability.
“Specified Event of Default” means any continuing Event of Default under Section 8.01(a) (but limited to the Initial Revolving Available Amount of the Initial Revolving Credit Commitments (or, if then outstanding, the Initial Revolving Loans) and solely with respect to payment of amounts due hereunder in respect of the Initial Revolving Credit Commitments (and, with respect to the Initial Revolving Available Amount of the Initial Revolving Credit Commitments, any then outstanding Initial Revolving Loans)) or an Event of Default under Section 8.01(f) (solely with respect to the Loan Parties party to this Agreement on the Merger Closing Date).
“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).
“Specified Representations” means, solely with respect to statements made in relation to any Loan Party party to this Agreement on the Merger Closing Date (and, for the avoidance of doubt,

    James Hardie Credit and Guaranty Agreement

excluding the Target and its subsidiaries and excluding any representation or procurement obligation with respect to the Target and its subsidiaries), the representations and warranties set forth in Section 5.01(a) (limited to the corporate power and authority to enter into the Loan Documents as in effect on the Merger Closing Date), Section 5.01(b)(ii) (limited to the due authorization, execution and delivery of the Loan Documents as in effect on the Merger Closing Date), Section 5.02(b) (solely with respect to the Loan Documents as in effect on the Merger Closing Date and the incurrence of Indebtedness thereunder), Section 5.04 (as it relates to the enforceability of the Loan Documents as in effect on the Merger Closing Date), Section 5.05(d), Section 5.08(a), Section 5.08(b), Sections 5.11 and 5.12 (solely with respect to the use of the proceeds of the Initial Loans funded on the Merger Closing Date), and Section 4.03(b) (but solely with respect the absence of any Specified Event of Default and limited to the Initial Loans funded on the Merger Closing Date).
“Specified Transactions” means, collectively, (a) the internal reorganizational and acquisition-related steps and transactions taken in preparation for, in connection with, or reasonably related to, the consummation of the Merger and the other Merger Closing Date Transactions as determined by the Loan Parties in good faith, and (b) such other steps and transactions reasonably acceptable to the Administrative Agent (such consent not be unreasonably withheld, delayed or conditioned).
“Standard Securitization Undertakings” means representations, warranties, guaranties, covenants and indemnities entered into by Holdings or any Restricted Subsidiary of Holdings that, taken as a whole, are customary in an accounts receivable transaction (as determined in good faith by Holdings).
“Subsidiary” of a Person means a corporation, association, partnership, limited liability company or other entity of which more than fifty percent (50.0%) of the outstanding Voting Equity Interests is owned, directly or indirectly by such Person or by one or more other Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.
“Subsidiary Redesignation” has the meaning provided in the definition of “Unrestricted Subsidiary”.
“Supplier” has the meaning specified in Section 3.01(h)(ii).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

    James Hardie Credit and Guaranty Agreement

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America, N.A., in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit A-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Initial Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Initial Revolving Credit Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Target” means The AZEK Company Inc., a Delaware corporation.
“Tax Deduction” means a deduction or withholding for or on account of Irish Tax from a payment under a Loan Document, other than a FATCA deduction.
“Tax Distribution” means any distribution by Holdings or any Restricted Subsidiary in amounts required for any direct or indirect parent company thereof of to pay (i) any franchise and excise taxes and other fees and expenses required to maintain its organizational existence; or (ii) with respect to any taxable period with respect to which Holdings is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of Holdings is the common parent for U.S. federal, state and local and/or non-U.S. income tax purposes (including any legislation implementing Pillar Two), any such taxes (including any interest or penalties related thereto) of such tax group for such taxable periods, to the extent such taxes are attributable to the income of Holdings and its applicable Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries for such purposes its Unrestricted Subsidiaries; provided that in each case the amount of such payments with respect to any taxable period does not exceed the amount that Holdings, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of such taxes for such taxable period had Holdings, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) been a stand-alone corporate taxpayer or stand-along tax group (separate from any such direct or indirect parent company of Holdings) for all taxable years ending after the date of this Agreement.

    James Hardie Credit and Guaranty Agreement

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, or similar fees or other charges imposed by any Governmental Authority, including any related interest, additions to tax or penalties applicable thereto.
“TCA” means the Taxes Consolidation Act 1997 of Ireland.
“Term Borrower” has the meaning specified in the preamble hereto.
“Term Commitments” means Initial Term Commitments and any obligation after the Effective Date to make New Incremental Term Loans, Extended Term Loans or Refinancing Indebtedness (in the form of term loans) in the same currency under this Agreement, as amended to reflect each Assignment and Assumption executed by such Term Lender, as the context may require.
“Term Facilities” means the provisions herein related to the Term Loans.
“Term Facilities Commitment Termination Date” means the date that is the earliest of (a) five (5) Business Days (as defined in the Merger Agreement as in effect on March 23, 2025) following the Termination Date (as defined in the Merger Agreement as in effect on March 23, 2025, giving effect to any extension thereof thereunder (including pursuant to the first proviso in Section 7.1(b)(i) of the Merger Agreement)), (b) the date that the Merger Agreement expires in accordance with its terms or Parent’s or its applicable Subsidiary’s obligations to consummate the Merger under the Merger Agreement terminate in accordance with its terms and, in each case, Holdings or the Term Borrower notifies Bank of America, N.A. (in its capacity as a Joint Lead Arranger) in writing of the same; provided that Holdings agrees (including through any Borrower) to provide prompt notice of the same and a public statement announcing the same shall constitute notice or Holdings (including through any Borrower) informs Bank of America, N.A. (in its capacity as a Joint Lead Arranger) in writing that it has abandoned its pursuit of the Merger, and (c) the date set forth in a written notice from the Term Borrower to Bank of America, N.A. (in its capacity as a Joint Lead Arranger) of its election to terminate all Initial Term Commitments.
“Term Lender” means each Lender that holds a Term Loan of one or more Tranches.
“Term Loan Borrowing” means a borrowing consisting of Term Loans of one or more Tranches made by the Term Lenders of the applicable Tranches.
“Term Loan Note” means a promissory note of the Term Borrower payable to any Term Lender, substantially in form of Exhibit C-2 or any other form approved by the Administrative Agent and the Term Borrower, in a principal amount equal to the amount of the Term Loan of such Tranche owing to such Term Lender.
“Term Loans” means Initial Term Loans, New Incremental Term Loans, Extended Term Loans or Refinancing Indebtedness (in the form of term loans), as the context may require.
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then

    James Hardie Credit and Guaranty Agreement

Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).
“Test Period” on any date of determination, the period of four consecutive fiscal quarters of the Parent then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 6.01(a) or 6.01(b); provided that prior to the first date financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), the Test Period in effect shall be the most recently ended full four fiscal quarter period prior to the Effective Date for which financial statements have been filed by the Parent with the SEC.

“Threshold Amount” means $250,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the Outstanding Amount of all Loans and L/C Obligations of such Lender at such time
“Total Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.
“Tranche” means (a) with respect to Term Loans or Term Commitments, refers to whether such Term Loans or Term Commitments are (i) Initial Term A-1 Loans or Initial Term A-1 Commitments, (ii) Initial Term A-2 Loans or Initial Term A-2 Commitments, (iii) a class of New Incremental Term Loans, (iv) a class of Extended Term Loans or (v) a class of Refinancing Indebtedness (in the form of term

    James Hardie Credit and Guaranty Agreement

loans), in each case, with the same terms and conditions, and (b) with respect to Revolving Loans or Revolving Credit Commitments, refers to whether such Revolving Loans or Revolving Credit Commitments are (i) Initial Revolving Loans or Initial Revolving Credit Commitments, (ii) a class of New Incremental Revolving Loans or New Incremental Revolving Commitments, (iii) a class of Extended Revolving Loans or Extended Revolving Commitments or (iv) a class of Refinancing Indebtedness (in the form of revolving loans or commitments), in each case, with the same terms and conditions.
“Transactions” means, collectively, the Effective Date Transactions and the Merger Closing Date Transactions.
“Transactions Costs” means, collectively, the Effective Date Transactions Costs and the Merger Closing Date Transactions Costs.
“Treaty” has the meaning given to it within the definition of “Treaty State.”
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Ireland which has the force of law and which makes provision for full exemption from tax imposed by Ireland on interest.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection, the effect of perfection or non-perfection, or the priority of security interests.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Bribery Act” has the meaning specified in Section 5.12.
“UK CRD IV” means:
(a)    Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);
(b)    the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and
(c)    direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

    James Hardie Credit and Guaranty Agreement

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Subsidiary” means (a) James Hardie 117 Pty Ltd (unless, such Person has been designated as a Restricted Subsidiary after the Effective Date as provided below) and (b) any other Subsidiary of Holdings other than the Borrowers that at the time of determination is an Unrestricted Subsidiary (as designated by Holdings or the Borrower Agent as an Unrestricted Subsidiary after the Effective Date, as provided below) and (c) any Subsidiary of an Unrestricted Subsidiary. Holdings or the Borrower Agent may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary by written notice to the Administrative Agent after the Effective Date so long as, on a pro forma basis after giving effect to such designation, the Guarantor Coverage Test is satisfied, provided that each of (1) the Subsidiary to be so designated and (2) its Subsidiaries have not at the time of designation, and do not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary (after giving effect to such designation and releases occurring at or in connection with such designation); provided, further, that no Subsidiary shall be designated as an Unrestricted Subsidiary if such Subsidiary owns or holds any Material Intellectual Property. Holdings or the Borrower Agent may, by written notice to the Administrative Agent, designate any Unrestricted Subsidiary to be a Restricted Subsidiary (each, a “Subsidiary Redesignation”); provided that, such Subsidiary Redesignation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary, a return on any Investment by the applicable Loan Party (or its relevant Restricted Subsidiaries) in Unrestricted Subsidiaries so redesignated pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s (or its relevant Restricted Subsidiaries’) Investment in such Subsidiary, and such redesignation will only be permitted if immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. For the avoidance of doubt, Unrestricted Subsidiaries will not be subject to any of the representations or warranties or covenants set forth in this Agreement.
“U.S. Borrower” means a Borrower that is a U.S. Subsidiary.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

    James Hardie Credit and Guaranty Agreement

“U.S. Holdings” means James Hardie North America Inc., a Delaware corporation, or any U.S. Subsidiary that is a C Corporation for U.S. federal income tax purposes and is a direct or indirect parent thereof.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code (or an entity disregarded as separate entity with respect to such a Person for U.S. federal income tax purposes).
“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“VAT” means:
(a)    any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)    any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) above, or imposed elsewhere.
“VAT Group” means a group or unity or fiscal unity for VAT purposes within the meaning of section 15 of VATCA, and otherwise as applicable a group or unity or fiscal unity for VAT purposes under any applicable law implementing Article 11 of Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112).
“VATCA” means the Value-Added Tax Consolidation Act 2010 of Ireland.
“Voting Equity Interests” means any class or classes of Equity Interests pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
“Withdrawal Act” has the meaning specified to such term in the definition of “UK CRD IV”.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the

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Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    For purposes of determining compliance at any time with Sections 7.01, 7.02, 7.03, 7.04, 7.05 and 7.06, in the event that any Indebtedness, Lien, Restricted Payment, Acquisition or other Investment or Disposition or portion thereof, as applicable, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 7.01, 7.02, 7.03, 7.04, 7.05 and 7.06 (each of the foregoing, a “Reclassifiable Item”), the Borrower Agent, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or portion thereof) under one or more clauses of each such Section and will only be required to include such Reclassifiable Item (or portion thereof) in any one category; provided that, upon delivery of any financial statements pursuant to Section 6.01(a) or (b) following the initial incurrence or making of any such Reclassifiable Item, if such Reclassifiable Item could, based on such financial statements, have been

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incurred or made in reliance on any “ratio-based” or “total asset-based” basket or exception (in the case of all other Reclassifiable Items), such Reclassifiable Item shall automatically be reclassified as having been incurred or made under the applicable provisions of such “ratio-based” or “total asset-based” basket or exception, as applicable (in each case, subject to any other applicable provision of such “ratio-based” or “total asset-based” basket or exception, as applicable). It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Acquisition or other Investment or Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Acquisition or other Investment or Disposition and/or Affiliate transaction under Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.06 or 7.08, respectively, but may instead be permitted in part under any combination thereof or under any other available exception.
SECTION 1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Parent and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded, and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of Holdings or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by Holdings to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard). Notwithstanding anything in this Agreement or any other Loan Document to the contrary, all leases and obligations of any Person that are or would be characterized as operating leases or operating lease obligations in accordance with GAAP as in effect prior to giving effect to the implementation of FASB ASU No. 2016-02, Leases (Topic 842) (whether or not such operating lease or operating lease obligations were in effect on the Effective Date) shall be accounted for as operating leases and operating lease obligations (and not as capital leases, finance leases or Capitalized Lease Obligations) for all purposes under this Agreement and the other Loan Documents, regardless of any change in GAAP implementing FASB ASU No. 2016-02, Leases (Topic 842), or otherwise following the Effective Date, that would otherwise require such leases to be treated or recharacterized as capital leases or finance leases or such obligations to be treated or recharacterized (on a prospective or retroactive basis or otherwise) as finance lease obligations or Capitalized Lease Obligations.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Agent or the Required Lenders shall so request, the Administrative Agent and the Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrowers shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

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SECTION 1.04    Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR” or with respect to any comparable or successor rate thereto.

SECTION 1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
SECTION 1.07    Pro Forma and Other Calculations.
(a)    Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of Consolidated Adjusted EBITDA, Group Adjusted EBITDA and QS Adjusted EBITDA), including the Consolidated Interest Coverage Ratio, Consolidated Net Secured Leverage Ratio and Consolidated Net Leverage Ratio, and compliance with covenants determined by reference to Consolidated Adjusted EBITDA (including any component definitions thereof) or Consolidated Total Assets, shall be calculated in the manner prescribed by this Section 1.07; provided that, notwithstanding anything to the contrary in this Section 1.07, when calculating the Consolidated Interest Coverage Ratio, Consolidated Net Secured Leverage Ratio and Consolidated Net Leverage Ratio for purposes of Section 7.10, the events described in this Section 1.07 that occurred subsequent to the end of the applicable Test Period (other than as specifically described in the definition of Consolidated Adjusted EBITDA) shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis or requires pro forma compliance, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period.
(b)    For purposes of calculating any financial ratio or test (including Consolidated Adjusted EBITDA, Group Adjusted EBITDA and QS Adjusted EBITDA), any incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness and/or any issuance and/or offering of equity interest (including, in each case, by the Parent), any investment (including any Investment), any Restricted Payment, any acquisition, any disposition (including any Disposition) or any business combination or similar transaction, the Transactions or any Reorganization Transaction, in each case, that shall have occurred since the first day of any twelve month period which Consolidated Adjusted EBITDA, Group Adjusted EBITDA or QS Adjusted EBITDA is being calculated, such calculation shall give pro forma effect to such event including, for the avoidance of doubt, any Indebtedness incurred in connection with such event.
(c)    In the event that any Consolidated Group member incurs, redeems, retires, defeases or extinguishes any Indebtedness (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period

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for which the Consolidated Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Net Leverage Ratio is made, then the Consolidated Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable four quarter period.
(d)    Notwithstanding anything to the contrary set forth in the definition of Consolidated Adjusted EBITDA, Group Adjusted EBITDA and QS Adjusted EBITDA (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to any incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness and/or any issuance and/or offering of equity interest (including, in each case, by the Parent), any investment (including any Investment), any Restricted Payment, any acquisition, any disposition (including any Disposition) or any business combination or similar transaction, the Transactions or any Reorganization Transaction, in each case, as if the same had occurred at the beginning of the applicable four quarter period, the pro forma calculations shall be determined in good faith by a responsible officer of the Parent or Holdings.
SECTION 1.08    Sanctions. Provisions of this Agreement relating to Sanctions, such as Section 5.11 are only applicable to the extent that agreement on them does not result in a violation of, a conflict with or liability under Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in connection with the German Foreign Trade Act (Außenwirtschaftsgesetz)), EU Regulation (EC) 2271/96 or any similar applicable anti-boycott law, regulation or statute in force from time to time.

SECTION 1.09    Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
SECTION 1.10    Irish Terms
(a)    “Dissolution” of an Irish Loan Party includes such entity being struck off the Register of Companies in Ireland.
(b)    An “examiner” means an examiner (including any interim examiner) appointed under section 509 of the Irish Companies Act and “examinership” shall be construed accordingly.
(c)    A “process advisor” means a person appointed or acting as a process advisor within the meaning of section 558A(1) of the Irish Companies Act.
(d)    A “rescue process” means the rescue process for small and micro companies contemplated by Part 10A of the Irish Companies Act.
(e)    A person being unable to pay its debts (howsoever described in any Loan Document) includes that person being unable to pay its debts within the meaning of section 509(3) and section 570 of the Irish Companies Act.
(f)    Any references to Ireland exclude Northern Ireland.

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(g)    A reference to an Irish Loan Party being “organized” under the laws of a jurisdiction shall include, as the context requires, a reference to that Irish Loan Party being incorporated or established under the laws of that jurisdiction.
SECTION 1.11    Limited Condition Transactions.  In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(a)    determining compliance with any provision of this Agreement which requires the calculation of Consolidated Adjusted EBITDA or Consolidated Total Assets (in each case, including, without limitation, tests measured as a percentage of Consolidated Adjusted EBITDA, Consolidated Total Assets and any component definitions thereof), the Consolidated Net Secured Leverage Ratio or the Consolidated Net Leverage Ratio (including, without limitation, Section 2.18); or
(b)    testing availability under baskets set forth in this Agreement (including, without limitation, baskets measured as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets);
in each case, at the option of Holdings or the Borrower Agent (Holdings’ or the Borrower Agent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be (i) in the case of a Limited Condition Acquisition or other Investment, the date the definitive agreements for such Limited Condition Acquisition or other Investment are entered into, (ii) in the case of any redemption or repayment of Indebtedness requiring advance notice or any offer to purchase Indebtedness that is not subject to obtaining financing, the date of such advance notice or offer and (iii) in the case of any declaration of a Restricted Payment in respect of, or advance notice of, or any offer to, purchase, redemption or other acquisition or retirement for value of any Equity Interests of, Holdings that is not subject to obtaining financing, the date of such declaration, advance notice or offer (each, an “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ended prior to the LCT Test Date, Holdings (or any of its Restricted Subsidiaries) could have taken such action on the relevant LCT Test Date in compliance with such test, ratio or basket, such test, ratio or basket shall be deemed to have been complied with. If Holdings or the Borrower Agent has made an LCT Election and any of the tests, ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such test, ratio or basket, including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets, at or prior to the consummation of the relevant transaction or action, such tests, baskets or ratios will be deemed not to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken. If Holdings or the Borrower Agent has made an LCT Election for any Limited Condition Transaction, then (x) in connection with any subsequent calculation of any test, ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Investments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Acquisition, the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such test, ratio or basket shall be tested by calculating the availability under such test, ratio or basket on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated

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(including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof) and (y) in connection with any calculation of any ratio, test or basket availability with respect to the making of Restricted Payments following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Acquisition, the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether the making of such Restricted Payment is permitted under this Agreement, any such test, ratio or basket shall be tested by calculating the availability under such test, ratio or basket (i) on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith have not been consummated.
In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default, Certain Event of Default or Specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of Holdings or the Borrower Agent, be deemed satisfied, so long as no Default, Event of Default, Certain Event of Default or Specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction or any incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness and/or any issuance and/or offering of equity interest (including, in each case, by the Parent), any investment (including any Investment), any Restricted Payment, any acquisition, any disposition (including any Disposition) or any business combination or similar transaction, the Transactions or any Reorganization Transaction, in each case, are entered into. If Holdings or the Borrower Agent has exercised its option under this Section 1.11, and any Default, Event of Default, Certain Event of Default or Specified Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction, incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness, issuance and/or offering of equity interest (including, in each case, by the Parent), investment (including any Investment), Restricted Payment, acquisition, disposition (including any Disposition) or business combination or similar transaction, the Transactions or any Reorganization Transaction, in each case, were entered into and prior to the consummation of such Limited Condition Transaction, incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness, issuance and/or offering of equity interest (including, in each case, by the Parent), investment (including any Investment), Restricted Payment, acquisition, disposition (including any Disposition) or business combination or similar transaction, the Transactions or any Reorganization Transaction, in each case, any such Default, Event of Default, Certain Event of Default or Specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction, incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness, issuance and/or offering of equity interest (including, in each case, by the Parent), investment (including any Investment), Restricted Payment, acquisition, disposition (including any Disposition) or business combination or similar transaction, the Transactions or any Reorganization Transaction, in each case, is permitted hereunder.
SECTION 1.12    [Reserved].

SECTION 1.13    Cashless Rollovers.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, any Lender may exchange, continue or rollover all of the portion of its Loans under any of the Facilities in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement or any other Loan

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Document, pursuant to a cashless settlement mechanism approved by the Borrower Agent, the Administrative Agent, and such Lender.

ARTICLE II.        THE COMMITMENTS AND CREDIT EXTENSIONS
SECTION 2.01    Loans.
(a)    Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars (each, an “Initial Revolving Loan”) to each Revolving Credit Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Revolving Credit Lender not to exceed such Revolving Credit Lender’s Revolving Credit Commitment; provided that prior to (but excluding) the Merger Closing Date (or, if earlier, the Term Facilities Commitment Termination Date), amounts available to be borrowed under the Initial Revolving Credit Commitments (inclusive of the Letter of Credit Sublimit) shall be limited to $600,000,000 (the “Initial Revolving Available Amount”; the excess of such amount, which as of the Effective Date is $400,000,000, the “Revolving Merger Committed Amount”); provided, further, that after giving effect to any Borrowing of Initial Revolving Loans, such Revolving Credit Lender’s Revolving Credit Exposure shall not exceed such Revolving Credit Lender’s Initial Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(b)    Subject to the terms and conditions set forth herein, each Initial Term A-1 Lender severally agrees to make Initial Term A-1 Loans denominated in Dollars to the Term Borrower on the Merger Closing Date in an amount not to exceed such Initial Term A-1 Lender’s Initial Term A-1 Commitment (each, an “Initial Term A-1 Loan”). Amounts of Initial Term A-1 Loans repaid or prepaid may not be reborrowed. Initial Term A-1 Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(c)    Subject to the terms and conditions set forth herein, each Initial Term A-2 Lender severally agrees to make Initial Term A-2 Loans denominated in Dollars to the Term Borrower on the Merger Closing Date in an amount not to exceed such Initial Term A-2 Lender’s Initial Term A-2 Commitment (each, an “Initial Term A-2 Loan”). Amounts of Initial Term A-2 Loans repaid or prepaid may not be reborrowed. Initial Term A-2 Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
SECTION 2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon a Borrower’s or Borrower Agent’s irrevocable (except as otherwise provided herein) notice to the Administrative Agent, which may be given by: (i) telephone or (ii) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice; provided, further, that a Loan Notice delivered by a Borrower or Borrower Agent may state that such notice is conditioned upon the effectiveness of the Merger or any other Limited Condition Transaction, in which case such notice may be revoked by the applicable Borrower or the Borrower Agent (by notice to the Administrative Agent on or prior to the specified requested date of Borrowing) if such condition is not satisfied; provided that, in the case of any such other Limited Condition Transaction, any amounts due under Section 3.05 shall be based on the

    James Hardie Credit and Guaranty Agreement

indicative date set forth in such Loan Notice, whether or not such condition is satisfied on such date or at all. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to the requested date of any Borrowing of Term SOFR Loans, and (B) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, or conversion to Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of a Loan, if less, the entire principal thereof then outstanding). Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in connection with any conversion or continuation of a Loan, if less, the entire principal thereof then outstanding). Each Loan Notice and each telephonic notice shall specify (I) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, and of which Tranche, as the case may be, (II) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (III) the principal amount of Loans to be borrowed, converted or continued, (IV) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (V) if applicable, the duration of the Interest Period with respect thereto. If the applicable Borrower fails to specify a Type of Loan in a Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Term SOFR Loans with an Interest Period of one (1) month. If a Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the applicable Tranche of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Term SOFR Loans with an Interest Period of one (1) month described in the preceding subsection. In the case of a Borrowing, each Lender of the applicable Tranche shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction (or, in accordance with Section 11.01, waiver) of (i) with respect to the Initial Revolving Loans and Letters of Credit, (A) on the Effective Date, the applicable conditions set forth in Section 4.01, and (B) (except with respect to any Loan made, or Letters of Credit issued on, the Merger Closing Date) after the Effective Date, the applicable conditions set forth in Section 4.03, and (ii) with respect to the Initial Term Loans, Initial Revolving Loans and Letters of Credit, on the Merger Closing Date, the applicable conditions set forth in Section 4.02, in each case, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America, N.A. with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower or the Borrower Agent; provided that, except with respect to any Loan Notice for a Borrowing of the Initial Term Loans or the Revolver Merger Committed Amount of Initial Revolving Loans in anticipation of the Merger Closing Date, if, on the date the Loan Notice with respect to such Borrowing is given by a Borrower, there are Swing Line Loans or L/C Borrowings outstanding to such Borrower, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such Swing Line Loans, second, shall be applied to the payment in full of any such L/C Borrowings, and third, shall be made available to such Borrower as provided above; provided, further, that, notwithstanding anything herein to the contrary, any Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans shall not be subject to satisfaction of, or compliance with, the conditions precedent set forth in Section 4.03(a) or (b).

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(c)    Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued to as Term SOFR Loans of a particular Tranche without the consent of the Required Lenders of such applicable Tranche.
(d)    The occurrence of any Lender becoming a Defaulting Lender shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or a payment required under this Agreement.
(e)    After giving effect to all Term SOFR Loans, all conversations of Loans from one Type to the other, and all continuations of Term SOFR Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect in respect of the Facilities.
SECTION 2.03    Letters of Credit.

(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein applicable to the Revolving Credit Facility and the Revolving Credit Lenders, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of a Revolving Credit Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of a Revolving Credit Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Revolving Credit Commitments, (x) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations of such L/C Issuer shall not exceed the Letter of Credit Commitment of such L/C Issuer, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the applicable Revolving Credit Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Revolving Credit Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Revolving Credit Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed Revolving Credit Exposure, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything to the contrary above and at the request of any Revolving Credit Borrower, any Letter of Credit may contain a statement to the effect that such Letter of Credit is issued for the account of Holdings, any of its Subsidiaries, or an Excluded Subsidiary; provided that notwithstanding such statement, a Revolving Credit Borrower shall be the actual account party for all purposes of the Loan Documents for such Letter of Credit and such statement shall not affect such Revolving Credit Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit, or the benefit of the guaranties provided pursuant to the Guaranties.

    James Hardie Credit and Guaranty Agreement

(ii)    No L/C Issuer shall issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the applicable L/C Issuer has approved such expiry date; or
(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, unless otherwise agreed, in the case of a standby Letter of Credit;
(D)    the Letter of Credit is to be denominated in a currency other than Dollars;
(E)    the proposed or intended beneficiary of the Letter of Credit is a Person domiciled or located in Ireland, unless the applicable L/C Issuer otherwise agrees in its sole discretion;
(F)    any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with a Revolving Credit Borrower or such Revolving Credit Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

    James Hardie Credit and Guaranty Agreement

(G)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Revolving Credit Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Revolving Credit Borrower or the Borrower Agent. Such Letter of Credit Application may be sent by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require. Additionally, the applicable Revolving Credit Borrower (or the Borrower Agent) shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested

    James Hardie Credit and Guaranty Agreement

Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Revolving Credit Borrower (or the Borrower Agent) and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Revolving Credit Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If a Revolving Credit Borrower (or the Borrower Agent) so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued or amended. Unless otherwise directed by the applicable L/C Issuer, the Revolving Credit Borrowers shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or a Revolving Credit Borrower (or the Borrower Agent) that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Revolving Credit Borrower (or the Borrower Agent) and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

    James Hardie Credit and Guaranty Agreement

(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the applicable Revolving Credit Borrower (or the Borrower Agent) and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day after the later of (1) the date of any payment by the applicable L/C Issuer under a Letter of Credit and (2) the date the Borrower Agent receives notice described in the immediately preceding sentence (each such date, an “Honor Date”), such Revolving Credit Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Revolving Credit Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage thereof. In such event, the applicable Revolving Credit Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Request for Credit Extension, but subject to prior written confirmation of the Borrower Agent certifying to compliance with the conditions set forth in Section 4.03). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Revolving Credit Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Revolving Credit Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Credit Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn

    James Hardie Credit and Guaranty Agreement

under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(v)    Each Revolving Credit Lender’s obligation to make Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the applicable L/C Issuer, the applicable Revolving Credit Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery by such Revolving Credit Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Revolving Credit Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Revolving Credit Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by

    James Hardie Credit and Guaranty Agreement

the applicable L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the applicable Revolving Credit Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the applicable Revolving Credit Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the applicable Revolving Credit Borrower or any waiver by any L/C Issuer which does not in fact materially prejudice such Revolving Credit Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

    James Hardie Credit and Guaranty Agreement

(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the applicable Revolving Credit Borrower or any Restricted Subsidiary.
The applicable Revolving Credit Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Revolving Credit Borrower’s instructions or other irregularity, such Revolving Credit Borrower will promptly notify the applicable L/C Issuer. The applicable Revolving Credit Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuers. Each Revolving Credit Lender and each Revolving Credit Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Revolving Credit Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Revolving Credit Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Revolving Credit Borrower may have a claim against any L/C Issuer, and such L/C Issuer may be liable to such Revolving Credit Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Revolving Credit Borrower which such Revolving Credit Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the applicable Revolving Credit Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply

    James Hardie Credit and Guaranty Agreement

to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the applicable Revolving Credit Borrower for, and each L/C Issuer’s rights and remedies against such Revolving Credit Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The applicable Revolving Credit Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.15, with its Applicable Margin applicable to Term SOFR Loans a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued for the account of such Revolving Credit Borrower equal to such Applicable Margin times the daily amount available to be drawn under such Letter of Credit; provided, that, notwithstanding the foregoing, no Letter of Credit Fee shall be less than $500 per annum for each Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter within ten (10) Business Days following receipt of written demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin applicable to Term SOFR Loans separately for each period during such quarter that such Applicable Margin applicable to Term SOFR Loans was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The applicable Revolving Credit Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer for the account of such Revolving Credit Borrower, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letters of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter within ten (10) Business Days following receipt of written demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the applicable Revolving Credit Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days following receipt of written demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

    James Hardie Credit and Guaranty Agreement

(k)    Monthly Report. Each L/C Issuer, on the last Business Day of each month until the Revolving Credit Termination Date, shall calculate the L/C Obligations on such date in respect of Letters of Credit issued by it and shall promptly send notice in a form reasonably acceptable to the Administrative Agent of such L/C Obligations to the Administrative Agent and the Borrower Agent.
SECTION 2.04    Swing Line Loans.

(a)    The Swing Line. Subject to the terms and conditions set forth herein applicable to the Revolving Credit Facility and the Revolving Credit Lenders, the Swing Line Lender, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, agrees to make loans denominated in Dollars (each such loan, a “Swing Line Loan”) to the Revolving Credit Borrowers from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Loans and L/C Obligations of the Revolving Credit Lender acting as Swing Line Lender, may exceed the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Revolving Credit Commitments, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender (other than the Swing Line Lender) shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) no Revolving Credit Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Revolving Credit Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the applicable Revolving Credit Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, wire transfer of such funds, in each case in

    James Hardie Credit and Guaranty Agreement

accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower in immediately available funds.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole discretion may, but not less frequently than once per week, request, on behalf of the applicable Revolving Credit Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Commitments and regardless of whether the conditions set forth in Section 4.03 are then satisfied. The Swing Line Lender shall furnish the applicable Revolving Credit Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Revolving Credit Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through

    James Hardie Credit and Guaranty Agreement

the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Credit Lender’s obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the applicable Revolving Credit Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Revolving Credit Borrower to repay Swing Line Loans made to it, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the applicable Revolving Credit Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. Each Revolving Credit Borrower shall make all payments of principal and interest in respect of the Swing Line Loans made to it directly to the Swing Line Lender.
SECTION 2.05    Prepayments.

(a)    Optional.

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(i)    Revolving Loans. Upon prior notice to the Administrative Agent in accordance with Section 2.05(a)(iii), the Borrower Agent may, at any time or from time to time voluntarily prepay any Borrowing of Revolving Loans of any Tranche or any Borrowing of Swing Line Loans, in whole or in part without premium or penalty, but subject to Section 3.05. Prepayments made pursuant to this Section 2.05(a)(i), first, shall be applied ratably to the Swing Line Loans and to outstanding Unreimbursed Amounts and second, shall be applied ratably to the outstanding Revolving Loans.
(ii)    Term Loans. Upon prior notice to the Administrative Agent in accordance with Section 2.05(a)(iii), the Borrower Agent may, at any time or from time to time voluntarily prepay any Borrowing of Term Loans of one or more Tranches (such Tranche or Tranches to be selected by the Borrower Agent in its sole discretion), in whole or in part without premium or penalty, but subject to Section 3.05. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Tranche. Each prepayment of Term Loans shall be applied to the Tranche of Term Loans specified in the applicable notice, and each prepayment of Term Loans of such Tranche made pursuant to this Section 2.05(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Tranche in the manner specified by the Borrower Agent or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.
(iii)    Notice of Loan Prepayment. The Borrower Agent or any Borrower shall notify the Administrative Agent of any prepayment under this Section 2.05(a) pursuant to delivery to the Administrative Agent of a written notice (A) in the case of a prepayment of a Term SOFR Loans, not later than 11:00 a.m. three (3) Business Days before the date of prepayment, (B) in the case of a prepayment of an Base Rate Loans, not later than 11:00 a.m. on the date of prepayment or (C) in the case of a prepayment of a Swing Line Loan, not later than 1:00 p.m. on the date of prepayment (or, in each case, such later date or time to which the Administrative Agent may reasonably agree). Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type and Tranche as provided in Section 2.02(a) or such lesser amount that is then outstanding with respect to such Borrowing being repaid.
(b)    Mandatory.
(i)    Revolving Loans. If for any reason the Total Outstandings at any time exceed the Revolving Credit Commitments then in effect, the Revolving Credit Borrowers shall within one (1) Business Day following receipt of written notice from the Administrative Agent prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Revolving Credit Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the

    James Hardie Credit and Guaranty Agreement

Revolving Loans and Swing Line Loans the Total Outstandings exceed the Revolving Credit Commitments then in effect.
(ii)    Term Loans.
(A)    Prepayment Asset Sale and Involuntary Dispositions. No later than the tenth (10th) Business Day following the actual receipt by any Loan Party or any Restricted Subsidiary of the Net Cash Proceeds in respect of any Prepayment Asset Sale or Involuntary Disposition, in each case, in excess of $500,000,000 in any fiscal year of the Parent, the Term Borrower shall apply 100% of such excess to prepay the Term Loans; provided, however, that so long as no Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied to the extent such Loan Party or such Subsidiary reinvests all or any portion of such Net Cash Proceeds in assets used or useful in the business of Holdings or any of its Subsidiaries (including Permitted Acquisitions or other Investments, but excluding cash or Cash Equivalents), within twelve (12) months after the receipt of such Net Cash Proceeds (or, to the extent such Net Cash Proceeds have been committed to be reinvested within twelve (12) months of receipt thereof, actually reinvested within an additional six (6) months thereafter); provided that, if such Net Cash Proceeds shall have not been so reinvested, such remaining Net Cash Proceeds shall be immediately applied to prepay the Term Loans in accordance with Section 2.05(b)(ii)(C).
(B)    Debt Issuance. Within ten (10) Business Days of the actual receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrowers shall prepay the Term Loans in accordance with Section 2.05(b)(ii)(C) in an aggregate amount equal to 100% of such Net Cash Proceeds.
(C)    Application of Payments. Each prepayment of Term Loans pursuant to the foregoing provisions of clauses (A) through (B) of this Section 2.05(b)(ii) shall be applied to all Tranches of Term Loans, ratably, and with respect to the portion of the prepayment applied to the Initial Term A-2 Loans, such portion shall be applied against the remaining scheduled installments of principal due in respect of the Initial Term A-2 Loans in the manner specified by the Borrower Agent or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.
(D)    Change of Control. Upon the ninetieth (90th) day after the occurrence of a Change of Control occurring prior to the Merger Closing Date (or, if earlier, the Term Facilities Commitment Termination Date), the Commitments shall be permanently reduced to zero, and, if any Loans are then outstanding on such ninetieth (90th) day, Borrowers shall prepay the Loans in an amount equal to the aggregate principal amount of all Loans outstanding on such date.
(E)    Repatriation of Proceeds.  Notwithstanding any other provisions of this Section 2.05(b)(ii) to the extent that any of or all the Net Cash Proceeds of

    James Hardie Credit and Guaranty Agreement

any Prepayment Asset Sale or Involuntary Disposition are received by a Non-U.S. Subsidiary that is a Restricted Subsidiary (in each case, “Foreign Proceeds”) and the repatriation of such Foreign Proceeds would (x) result in material adverse Tax consequences to Holdings or any other Subsidiary or (y) would be prohibited or restricted by applicable law, rule or regulation or contract (each, a “Repatriation Limitation”), an amount equal to the portion of such Foreign Proceeds so affected will not be required to be applied to repay Term Loans or reduce any Term Commitments hereunder so long as such Repatriation Limitation exists (provided that Holdings hereby agrees to use commercially reasonable efforts to cause the applicable Non-U.S. Subsidiary to promptly take commercially reasonable actions required by the applicable law, rule or regulation to overcome or mitigate the effect of the Repatriation Limitation so as to permit such repatriation) and once such Repatriation Limitation no longer exists, the applicable Borrower shall promptly (and in any event not later than ten (10) Business Days after such repatriation) apply an amount equal to such Foreign Proceeds (to the extent remaining after any reinvestment or other use of such Foreign Proceeds in accordance with Section 2.05(b)(ii)(C) above) to the repayment of the Term Loans to the extent it would have otherwise been required pursuant to Section 2.05(b)(ii)(C).
Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Term SOFR Loans. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
SECTION 2.06    Reduction and Termination of Commitments.
(a)    Upon at least three (3) Business Days’ prior notice to the Administrative Agent, the Borrower Agent may terminate in whole or reduce in part ratably the unused portions of the respective Commitments of one or more Tranches (such Tranche or Tranches to be selected by the Borrower Agent in its sole discretion); provided, however, that each partial reduction shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.
(b)    Unless previously terminated, (i) the Initial Term Loan Commitments shall automatically terminate on the earlier of (x) the Term Facilities Commitment Termination Date and (y) the Merger Closing Date (after giving effect to the full funding of the Initial Term Loans on the Merger Closing Date), (ii) the Initial Revolving Credit Commitments shall automatically terminate on the Initial Revolving Credit Termination Date; provided, however, solely to the extent that the Merger Closing Date has not occurred on or prior to the Term Facilities Commitment Termination Date, the Revolving Merger Committed Amount shall automatically terminate on the Term Facilities Commitment Termination Date.
(c)    The Borrower Agent shall notify the Administrative Agent of any election to terminate or reduce any Tranche or Tranches of Commitments under Section 2.06(a) (as selected by the Borrower Agent) not later than 11:00 a.m. on or prior to the effective date of such termination or reduction (or at least, not later than 11:00 a.m., three (3) Business Days prior to the effective date of such termination or reduction in the case of a termination or reduction involving a prepayment of Term SOFR Loans (or such later date to which the Administrative Agent may agree)), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of each applicable Tranche or Tranches of the contents thereof. Each notice delivered

    James Hardie Credit and Guaranty Agreement

by the Borrower Agent pursuant to this Section shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided that any amounts due under Section 3.05 shall be based on the indicative date set forth in such notice, whether or not such condition is satisfied on such date or at all. Any termination or reduction of any Commitment pursuant to this Section 2.06 shall be permanent. Upon any reduction of any Tranche of Commitments, the relevant Commitment of each applicable Lender of the relevant Tranche shall be reduced by such Lender’s Applicable Percentage of such reduction amount.
SECTION 2.07    Repayment of Loans(a).
(a)    Revolving Loans.
(i)    Each Revolving Credit Borrower promises to repay the entire unpaid principal amount of the Initial Revolving Loans borrowed by it on the Initial Revolving Credit Termination Date.
(ii)    Each Revolving Credit Borrower promises to repay the entire unpaid principal amount of any Extended Revolving Loans borrowed by it on the applicable Revolving Credit Termination Date.
(b)    Swing Line Loans. Unless refunded as a Base Rate Loan, each of the Borrowers hereby unconditionally promises on a joint and several basis to pay to the Swing Line Lender the aggregate unpaid principal amount of all Swing Line Loans outstanding on the earlier of (i) the date that occurs ten Business Days after such Swing Line Loan is made and (ii) the Initial Revolving Credit Termination Date and all interest, fees and other amounts payable hereunder on such date.
(c)    Initial Term Loans.
(i)    The Term Borrower promises to repay to the Administrative Agent, for the account of each applicable Initial Term A-1 Lender, the outstanding principal amount of the Initial Term A-1 Loans borrowed by it on the Initial Term A-1 Maturity Date (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.05 or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.18), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(ii)    The Term Borrower promises to repay to the Administrative Agent, for the account of each applicable Initial Term A-2 Lender, the outstanding principal amount of the Initial Term A-2 Loans borrowed by it, (A) commencing on the last Business Day of the first full fiscal quarter of the Parent ending after the Merger Closing Date, and on the last Business Day of each March, June, September and December thereafter and prior to the Initial Term A-2 Maturity Date (each such date being referred to as a “Loan Installment Date”), in each case in an amount equal to the Initial Term A-2 Amortization Percentage for each such Loan Installment Date (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.05 or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.18) and (B) on the Initial Term A-2 Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term A-2 Loans outstanding

    James Hardie Credit and Guaranty Agreement

on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
SECTION 2.08    Interest.

(a)    Subject to the provisions of Section 2.08(b), (i) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin attributable to Base Rate Loans for such Tranche; and (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Margin attributable to Term SOFR Loans for such Tranche.
(b)    (i) Automatically upon the occurrence and during the continuance of any Certain Event of Default, or (ii) upon the occurrence and during the continuance of any Event of Default (other than a Certain Event of Default), the Required Lenders may, at their option and by notice to the Borrower Agent (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 11.01 requiring unanimous consent of the Lenders to changes in interest rates), declare that (x) all amounts due and payable with respect to Term SOFR Loans shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and thereafter at a rate per annum equal to the Base Rate, in effect from time to time plus 2% per annum, and (y) all amounts due and payable with respect to Base Rate Loans and all other Obligations shall bear interest at a rate per annum equal to the Base Rate, in effect from time to time plus 2% per annum. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09    Fees.

(a)    Commitment Fees. The Borrowers jointly and severally agree to pay in immediately available Dollars a commitment fee (the “Commitment Fee”), (i) to each Term Lender, on the actual daily amount by which the Initial Term Commitments of such Term Lender exceeds such Term Lender’s Applicable Percentage of the aggregate outstanding principal amount of Initial Term Loans from the Effective Date through the Merger Closing Date (or, if earlier, the Term Facilities Commitment Termination Date), at the Commitment Fee Rate, payable in arrears (x) on the first Business Day of each (calendar) quarter, commencing on the first such Business Day of the quarter following the Effective Date and (y) on the Merger Closing Date (or, if earlier, the earlier of the Term Facilities Commitment Termination Date and the date permanently reduced pursuant to Section 2.06), and (ii) to each Revolving Credit Lender, on the actual daily amount by which the Initial Revolving Credit Commitments of such Revolving Credit Lender exceeds the sum of (x) such Revolving Credit Lender’s Applicable Percentage of the aggregate outstanding principal amount of Initial Revolving Loans and (y) such Revolving Credit Lender’s Applicable Percentage of the outstanding amount of the aggregate L/C Obligations from the Effective Date through the Revolving Credit Termination Date at the Commitment Fee Rate, payable in arrears (x) on the first Business Day of each (calendar) quarter, commencing on the first such Business Day of the quarter following the Effective Date and (y) on the Revolving Credit Termination Date.

    James Hardie Credit and Guaranty Agreement

(b)    Other Fees. The Borrowers shall pay to the Administrative Agent for its own account, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, except as expressly set forth in the Fee Letter. The Borrowers shall pay, or cause to be paid, to the Joint Lead Arrangers and the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
SECTION 2.10    Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including those with respect to Term SOFR Loans, shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender of a particular Tranche and the Register with respect to such Tranche, the Register with respect to such Tranche shall control in the absence of manifest error. Any Lender may request that Loans of a particular Tranche made by it be evidenced by a Note by delivering written notice to the Borrower Agent (through the Administrative Agent). Subject to and in accordance with the timing specified in the proviso at the end of this sentence, within three (3) Business Days following receipt of such notice, the applicable Borrowers shall promptly execute and deliver to such Lender (through the Administrative Agent) a Term Loan Note for a particular Tranche of Term Loans or Revolving Credit Note, as applicable; provided that, (x) no Notes shall be executed and delivered on (or as a condition to the occurrence of) the Effective Date or the Merger Closing Date, and (y) it being understood and agreed that such Lender (or its applicable registered assign) shall be required to return such Note to the applicable Borrowers in accordance with the last paragraph of Section 11.06(b) and upon the occurrence of the Facilities Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Note, it shall execute an affidavit of loss containing a customary indemnification provision that is reasonably satisfactory to the applicable Borrowers. The obligation of each Lender to execute an affidavit of loss containing a customary indemnification provision that is reasonably satisfactory to the applicable Borrowers shall survive the Facilities Termination Date.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the

    James Hardie Credit and Guaranty Agreement

accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
SECTION 2.12    Payments Generally; Administrative Agent’s Clawback.

(a)    General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders of the applicable Tranche to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender of the applicable Tranche its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07 and as otherwise specifically provided for in this Agreement, if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans of its applicable Tranche (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers

    James Hardie Credit and Guaranty Agreement

hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. In such event, (1) if such Borrower has not in fact made such payment (such payment referred to as the “Rescindable Amount”); (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of the Administrative Agent and Lenders Several. The obligations of the Administrative Agent and the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(g)    Pro Rata Treatment. Except to the extent otherwise provided herein (including, without limitation, Section 3.02): (i) each Borrowing in any Tranche shall be made from the Lenders holding Commitments in such Tranche, each payment of fees under Section 2.09 shall be made for account of the Lenders holding Commitments or Loans of the applicable Tranche, and each termination or reduction of the amount of the Commitments of any Tranche shall be applied to the respective Commitments of the

    James Hardie Credit and Guaranty Agreement

Lenders of such Tranche, pro rata according to the amounts of their respective Commitments of such Tranche; (ii) each Borrowing in any Tranche shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments or their respective Loans in such Tranche that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans in any Tranche by the Borrowers shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Tranche held by them; and (iv) each payment of interest on Loans in any Tranche by the Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans of such Tranche then due and payable to the respective Lenders of such Tranche.
SECTION 2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans in any Tranche made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans in such Tranche or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans in such Tranche and sub-participations in L/C Obligations and Swing Line Loans of the other Lenders in such Tranche, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans in such Tranche and other amounts owing them, provided that:
(i)    if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply), or (D) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.20, 2.21, 2.22 or Section 11.13.
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. For purposes of clause (b)(i) of the definition of “Excluded Taxes,” a participation acquired pursuant to this Section 2.13 shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interest in the Commitment(s) or Loan(s) to which such participation relates.
SECTION 2.14    Cash Collateral.

    James Hardie Credit and Guaranty Agreement

(a)    Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Revolving Credit Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Revolving Credit Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or such L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent reasonably determines that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Revolving Credit Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in separate deposit accounts at the Administrative Agent or any of its Affiliates. The Borrowers shall pay on demand thereof from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))),(ii) so long as at the time of and immediately after giving effect to such release, no Default or Event of Default shall have occurred and be continuing, upon the request of the Borrower Agent (iii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
SECTION 2.15    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

    James Hardie Credit and Guaranty Agreement

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Agent, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued by it under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

    James Hardie Credit and Guaranty Agreement

(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize each L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(b)    Defaulting Lender Cure. If the Borrower Agent, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

    James Hardie Credit and Guaranty Agreement

SECTION 2.16    Designated Lenders(a)    . Each of the Administrative Agent and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office of such Lender (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Credit Extension in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that designation of a Designated Lender is for administrative convenience only and does not expand the scope of liabilities or obligations of any Lender or Designated Lender beyond those of the Lender designating such Person as a Designated Lender as provided in this Agreement.

SECTION 2.17    Appointment and Authorization of Borrower Agent. Each Revolving Credit Borrower and any Borrower of any other Loans or Commitments of any Tranche (other than, with respect to the Initial Term Commitments, the Term Borrower) hereby designates, appoints, authorizes and empowers JHIF as its agent and representative (in such capacity, the “Borrower Agent”) for all purposes under this Agreement and the Loan Documents, including Requests for Credit Extensions for Revolving Loans and Letters of Credit, appointment as agent for service of process pursuant to Section 11.14(e), designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Collateral Agent any L/C Issuer or any Lender. The Borrower Agent hereby accepts such appointment. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Request for Credit Extension) delivered by the Borrower Agent on behalf of any Borrower. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders may give any notice or communication with a Borrower hereunder to the Borrower Agent on behalf of such Borrower. Each of the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall have the right, in its discretion, to deal exclusively with the Borrower Agent for any or all purposes under this Agreement and the other Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Agent shall be binding upon and enforceable against it. The authority of the Borrower Agent to request Revolving Loans and Letters of Credit on behalf of, and to bind, the Revolving Credit Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of (i) the termination of such authority, and (ii) the subsequent appointment of a successor Borrower Agent, which notice is signed by the respective Responsible Officers of each Revolving Credit Borrower, and (iii) written notice from such successive Borrower Agent accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Borrower Agent shall be bound by the terms hereof, and that as used herein, the term “Borrower Agent” shall mean and include the newly appointed Borrower Agent.
SECTION 2.18    Incremental Facilities

(a)    Pursuant to the terms and subject to the conditions hereof, any of the Borrowers may request at any time and from time to time, from any Lender or any New Lender, with at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice to the Administrative Agent, (i) one or more new tranches of term loans and commitments therefor under one or more new term loan credit facilities to be included in this Agreement or increase the principal amount of any existing Term Loan Tranche (each “New Incremental Term Loan”) and/or (ii) one or more increases in the amount of Revolving Credit Commitments (any such new commitments, collectively, the “New Incremental Revolving Commitments” and, any loans made thereunder, the “New Incremental Revolving Loans”, together with the New Incremental Term Loans, the “New Incremental Loans”), the proceeds of which, in each case, may be used for the purposes set forth in Section 6.11(d) (each of the foregoing, an

    James Hardie Credit and Guaranty Agreement

“Incremental Facility”), in each case, in an aggregate principal amount of such commitments and loans that, at the time of establishment or incurrence thereof, does not exceed the Maximum Incremental Amount.
(b)    Terms. The terms of such New Incremental Term Loans, the New Incremental Revolving Commitments or New Incremental Revolving Loans, as the case may be, shall be determined by the applicable Borrowers and the applicable Lenders or New Lenders providing such Incremental Facility; provided, that:
(i)    such New Incremental Term Loans (A) shall have a final maturity no earlier than the Latest Maturity Date of the Initial Term A-2 Loans or the Initial Revolving Credit Commitments (each as determined at the time of incurrence thereof); provided, that the foregoing limitation shall not apply to (1) customary bridge loans (so long as any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (1)), customary escrow or similar arrangements and (2) customary “term A loans” in an aggregate principal amount, when taken together with all such New Incremental Term Loans incurred pursuant to this clause (2), of an amount equal to the difference of (x) the greater of $900,000,000 and 30% of Consolidated Adjusted EBITDA, minus (y) the aggregate principal amount of all Initial Term A-1 Loans then outstanding; provided, further, that all New Incremental Term Loans incurred pursuant to this clause (2) shall have a final maturity no earlier than the Initial Term A-1 Maturity Date, shall have Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity, of the Initial Term A-1 Loans, and except as set forth in the proviso to clause (A) above, shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the Initial Term A-2 Loans; (B) may provide for the ability to participate on a pro rata basis (but not on a greater than pro rata basis, other than in the case of prepayment with proceeds of Indebtedness refinancing such New Incremental Term Loans) in any mandatory prepayment of Term Loans required pursuant to Section 2.05(b), (C) shall (1) rank pari passu or junior in right of payment with the Obligations under Initial Term Loans and Initial Revolving Credit Commitments and (2) be secured by the Collateral on a pari passu basis with the Initial Term Loans and Initial Revolving Credit Commitments or shall be unsecured, (D) may not be borrowed (and Commitments in respect thereof may not be established) by any Person which is not the Term Borrower, (E) may not be guaranteed by any Person which is not a Loan Party, unless such Person becomes a Guarantor hereunder on the Incremental Effective Date of such Incremental Facility, and (F) shall either (1) if such New Incremental Term Loans are structured as an increase to the principal amount of any existing Term Loan Tranche, be subject to the same terms and conditions the Initial Term Loans (and be deemed added to, and made a part of, such Initial Term Loan Facility) (it being understood that, if required to consummate any New Incremental Term Loans, the Borrower Agent may increase the pricing, interest rate margins, rate floors and undrawn fees on the Initial Term Loans being increased for all lenders under such Term Facilities, but additional upfront or similar fees may be payable to the lenders participating in such New Incremental Term Loans without any requirement to pay such amounts to any existing Term Lenders) or (2) if such New Incremental Term Loans are structured as a new Tranche of Term Loans, be on terms and conditions (other than as otherwise set forth in this clause (i), and other than with respect to pricing, maturity, upfront, arrangement, structuring, underwriting, ticking, consent, amendment and other fees, participation in mandatory prepayments or commitment reductions and immaterial terms, which shall be determined by the Term Borrower) that shall be no more favorable to the lenders under such New Incremental Term Loans than those applicable to the Initial Term Loans (it being understood that if other more favorable provision is

    James Hardie Credit and Guaranty Agreement

added for the benefit of any New Incremental Term Loans, no consent shall be required from the Administrative Agent or any Lender to the extent that such provision is (1) also added for the benefit of any then-existing Term Loans or (2) only applicable after the Latest Maturity Date applicable to the then-existing Term Loans);
(ii)    such New Incremental Revolving Commitments and New Incremental Revolving Loans (A) shall be identical to the Revolving Credit Commitments and the Revolving Loans, and (B) may not be established or borrowed by any Person which is not a Revolving Credit Borrower;
provided, that at all times after the Collateral Release Date, all New Incremental Term Loans, New Incremental Revolving Commitments or New Incremental Revolving Loans, as the case may be, shall be unsecured.
(c)    Procedures. In connection with any Incremental Facility after the Effective Date:
(i)    each request for New Incremental Loans or New Incremental Revolving Commitments shall be for a minimum amount of the lesser of (x) $25,000,000 and (y) the entire amount that may be requested under this Section 2.18(c); and
(ii)    in the event there are Lenders and New Lenders that have committed to New Incremental Loans or New Incremental Revolving Commitments in excess of the maximum amount requested (or permitted), then the Administrative Agent shall have the right to allocate such commitments on a basis the Administrative Agent reasonably determines is appropriate in consultation with the applicable Borrowers. Upon the applicable Incremental/Extended/Refinancing Effective Date, the Administrative Agent shall promptly notify the applicable Borrowers and the Lenders of the final allocation of such New Incremental Loans or New Incremental Revolving Commitments.
(d)    Amendment Documents. The terms of any Incremental Facility shall be established pursuant to an amendment to this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Borrower, each applicable Lender or New Lender providing such Incremental Facility and the Administrative Agent (each such amendment, an “Incremental Amendment”). Each such Incremental Amendment and all other documentation in respect of such Incremental Facility shall be reasonably satisfactory to the Administrative Agent and the applicable Borrower. The Administrative Agent and the applicable Borrower shall determine the effective date (the “Incremental Effective Date”) of such Incremental Amendment, which shall be promptly notified to the Lenders. Upon the Incremental Effective Date, each applicable Lender or New Lender providing any Incremental Facility shall become a “Lender”, such New Incremental Loan shall be a “Loan” and such New Incremental Revolving Commitment shall be a “Revolving Credit Commitment” and such commitment in respect of any New Incremental Term Loans shall be a “Term Commitment”, in each case, for all purposes of this Agreement and the other Loan Documents. The applicable Borrower shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.18.
(e)    No Obligation to Participate. No Lender shall be obligated to provide any Incremental Facility, unless it so agrees in its sole discretion.

    James Hardie Credit and Guaranty Agreement

(f)    Effectiveness of Incremental Amendment. Subject to Section 1.11, no Incremental Amendment shall become effective unless all of the following conditions are met:
(i)    no Incremental Amendment shall become effective unless the conditions precedent set forth in Section 4.03 are satisfied as of the date of such Incremental Amendment (including the condition that as of the date of such Incremental Amendment, no event shall have occurred and be continuing or would result from the consummation of such Incremental Amendment that would constitute an Event of Default or a Default);
(ii)    each Incremental Amendment shall contain a representation and warranty by the applicable Borrower that the representations and warranties of (A) the Borrowers contained in Article V and (B) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the effective date of such Incremental Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;
(iii)    the Loan Parties shall reaffirm their respective obligations under the Collateral Documents pursuant to an agreement reasonably satisfactory to the Administrative Agent; and
(iv)    if requested by the Administrative Agent, Organization Documents of the Loan Parties, resolutions (or equivalent authorization) of each Loan Party’s Board of Directors, as applicable, approving such Incremental Amendment shall be delivered to the Administrative Agent and an opinion or opinions of counsel reasonably satisfactory to the Administrative Agent as to the enforceability of the Incremental Amendment, this Agreement as amended thereby and such of the other Loan Documents (if any) as may be amended thereby;
(v)    the terms of such Incremental Facility shall comply with the requirements in Section 2.18.
(g)    No consent of any Lender (other than any Lender or New Lender providing any such Incremental Facility) is required to permit the Loans or Commitments contemplated by this Section 2.18  or the aforesaid amendment to effectuate such Incremental Facility. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 2.18(g) shall supersede any other provisions contained in the Loan Documents, including, without limitation, Section 11.01.
SECTION 2.19    Amend and Extend Transactions

(a)    Pursuant to the terms and subject to the conditions hereof, the applicable Borrower and any Lender may agree, by at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice to the Administrative Agent (each such notice, an “Extension Notice”), to extend (an “Extension”) (i) the Revolving Credit Termination Date of such Lender’s Revolving Credit Commitments of any Tranche (any such Revolving Credit Commitment that has been so extended, any “Extended Revolving Commitment” and any credit extensions issued pursuant thereto, an “Extended Revolving Loan”) and/or (ii) the maturity date of such Lender’s Term Loans of any Tranche (any such Term Loan that has been so extended, the “Extended Term Loan” and, collectively with the Extended Revolving Loans, the “Extended Loans”) to the extended maturity date specified in such Extension Notice and Extension Amendment.

    James Hardie Credit and Guaranty Agreement

(b)    Terms. The terms of such Extended Loans shall be determined by the applicable Borrower and the applicable extending Lenders providing such Extended Loans; provided, that:
(i)    the final maturity date of (A) any Extended Term Loan shall be no earlier than the Latest Maturity Date of any Term Loan and (B) any Extended Revolving Commitment shall be no earlier than the Latest Maturity Date of any Revolving Credit Commitment;
(ii)    the Weighted Average Life to Maturity of the Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans of any existing Tranche of Term Loans;
(iii)    the Extended Loans will rank pari passu in right of payment and with respect to security with the Loans of any existing Tranche;
(iv)    none of the obligors or guarantors with respect to the Extended Loans shall be a Person that is not a Loan Party;
(v)    no Extended Loans shall be secured by or receive the benefit of any collateral, credit support or security that does not secure or support the Loans of any existing Tranche, as applicable;
(vi)    the interest rate margin, rate floors, fees, original issue discounts and premiums applicable to any Extended Loans shall be determined by the applicable Borrower and the lenders providing such Extended Loans;
(vii)    no Extended Term Loans may be optionally prepaid prior to the date on which the related non-extended Term Loans are repaid unless such optional prepayment is accompanied by a pro rata (or greater) optional prepayment of the related non-extended Loans; and
(viii)    to the extent the terms of the Extended Loans are inconsistent with the terms set forth herein (except as set forth in clauses (i) through (vii) above), such terms shall be reasonably satisfactory to the Administrative Agent.
(c)    Procedures. In connection with any Extension:
(i)    the applicable Borrower shall offer to all Lenders holding Loans in the applicable Tranche the opportunity to participate in any Extension on a pro rata basis and on the same terms and conditions to each of such Lenders (each such offer, an “Extension Offer”);
(ii)    any Extension consummated by any Borrower pursuant to this Section 2.19, shall be in a minimum amount of $50,000,000; provided that any Borrower may, at its election, specify as a condition to consummating any such Extension (which may be waived by such Borrower in its sole discretion) that a higher minimum amount (to be determined and specified in the relevant Extension Offer) be applied; and
(iii)    if the aggregate principal amount of Loans of such Tranche (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans of such Tranche offered to be extended by the Borrower Agent pursuant to such Extension Offer, then the Loans

    James Hardie Credit and Guaranty Agreement

of such Lenders in such Tranche shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer.
(d)    Amendment Documents. The terms of any Extended Loans shall be established pursuant to an amendment to this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Borrower, each applicable Lender or New Lender providing such Extended Loans and the Administrative Agent (each such amendment, an “Extension Amendment”). Each such Extension Amendment and all other documentation in respect of such Extended Loans shall be reasonably satisfactory to the Administrative Agent and the applicable Borrower. The Administrative Agent and the applicable Borrower shall determine the effective date (the “Extended Effective Date”) of such Extension Amendment, which shall be promptly notified to the Lenders. Upon the Extended Effective Date, each applicable Lender or New Lender providing any Extended Loan shall become a “Lender”, such Extended Loan shall be a “Loan” and such “Extended Revolving Commitment” shall be a “Revolving Credit Commitment”, in each case, for all purposes of this Agreement and the other Loan Documents. The applicable Borrower shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.19.
(e)    No Obligation to Participate. No Lender shall be obligated to agree to extend the maturity date of any Loan, unless it so agrees in its sole discretion.
(f)    Pro Rata Treatment. The repayment (other than in connection with a scheduled repayment or a repayment at maturity) and the prepayment of any Extended Loans shall be made on a pro rata basis with all outstanding Extended Loans of the same Tranche; provided, that if the applicable Lenders providing such Extended Loans so agree, such Lenders may participate on a less than pro rata basis in any repayment or prepayment hereunder.
(g)    Effectiveness of Extension Amendment. Subject to Section 1.11, no Extension Amendment shall become effective unless all of the following conditions are met:
(i)    no Extension Amendment shall become effective unless the conditions precedent set forth in Section 4.03 are satisfied as of the date of such Extension Amendment (including the condition that as of the date of such Extension Amendment, no event shall have occurred and be continuing or would result from the consummation of such Extension Amendment that would constitute an Event of Default or a Default);
(ii)    each Extension Amendment shall contain a representation and warranty by the applicable Borrower that the representations and warranties of (A) the Borrowers contained in Article V and (B) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the effective date of such Extension Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;
(iii)    the Loan Parties shall reaffirm their respective obligations under the Collateral Documents pursuant to an agreement reasonably satisfactory to the Administrative Agent;

    James Hardie Credit and Guaranty Agreement

(iv)    if requested by the Administrative Agent, Organization Documents of the Loan Parties, resolutions (or equivalent authorization) of each Loan Party’s Board of Directors, as applicable, approving such Extension Amendment shall be delivered to the Administrative Agent and an opinion or opinions of counsel reasonably satisfactory to the Administrative Agent as to the enforceability of the Extension Amendment, this Agreement as amended thereby and such of the other Loan Documents (if any) as may be amended thereby; and
(v)    the terms of such Extension shall comply with the requirements in this Section 2.19.
(h)    No consent of any Lender (other than any Lender or New Lender providing any such Extension) is required to permit the Loans or Commitments contemplated by this Section 2.19 or the aforesaid amendment to effectuate such Extension. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 2.19(h) shall supersede any other provisions contained in the Loan Documents, including, without limitation, Section 11.01.
SECTION 2.20    Refinancing Transactions.

(a)    At any time after the Effective Date, the Borrowers may obtain, from any Lender or any New Lender, Loan Agreement Refinancing Debt in respect of all or any portion of the Loans or Commitments of such Borrowers then outstanding under this Agreement (which for purposes of this Section 2.20 will be deemed to include any then outstanding Refinancing Loans) in the form of Other Refinancing Loans or Other Refinancing Commitments and in each case subject to an Refinancing Amendment; provided that (i) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (ii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (i) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable in any material respect to the lenders or holders providing such Indebtedness (as determined by Holdings in good faith), than those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness), (iii) such Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including tender premium) thereon plus reasonable upfront fees and original issue discount on such Indebtedness, plus other reasonable and customary fees and expenses in connection with such refinancing, (iv) (x) if such Indebtedness is secured by all or a portion of the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, then such agent or trustee acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of an Acceptable Intercreditor Agreement and (y) if such Indebtedness is secured by all or a portion of the Collateral on a junior priority basis (including in respect of the control of remedies) with the Obligations, then such agent or trustee acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of an Acceptable Intercreditor Agreement and (v) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the maturity date of the Refinanced Debt. Each incurrence of Loan Agreement Refinancing Debt under this Section 2.20 shall be in an aggregate principal amount that is not less than $50,000,000.

    James Hardie Credit and Guaranty Agreement

(b)    Amendment Documents. The terms of any Loan Agreement Refinancing Debt shall be established pursuant to an amendment to this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Borrower, each applicable Lender or New Lender providing such Loan Agreement Refinancing Debt and the Administrative Agent (each such amendment, a “Refinancing Amendment” and the Loans thereunder, “Refinancing Loans”). Each such Refinancing Amendment and all other documentation in respect of such Loan Agreement Refinancing Debt shall be reasonably satisfactory to the Administrative Agent and the applicable Borrower. The Administrative Agent and the applicable Borrower shall determine the effective date (the “Refinancing Effective Date”) of such Refinancing Amendment, which shall be promptly notified to the Lenders. Upon the Refinancing Effective Date, each applicable Lender or New Lender providing any Refinancing Loan shall become a “Lender”, and such Refinancing Loan shall be a “Loan” for all purposes of this Agreement and the other Loan Documents. The applicable Borrower shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.20.
(c)    No Obligation to Participate. No Lender shall be obligated to provide any Loan Agreement Refinancing Debt, unless it so agrees in its sole discretion.
(d)    Pro Rata Treatment. The repayment (other than in connection with a scheduled repayment or a repayment at maturity) and the prepayment of any Refinancing Loans shall be made on a pro rata basis with all other outstanding Refinancing Loans of the same Tranche; provided, that if the applicable Lenders providing such Refinancing Loans so agree, such Lenders may participate on a less than pro rata basis in any repayment or prepayment hereunder; provided, further, that the Net Cash Proceeds of any Loan Agreement Refinancing Debt shall be applied solely to each applicable Tranche of Refinanced Debt.
(e)    Refinancing Amendment. Subject to Section 1.11, no Refinancing Amendment shall become effective unless all of the following conditions are met:
(i)    no Refinancing Amendment shall become effective unless the conditions precedent set forth in Section 4.03 are satisfied as of the date of such Refinancing Amendment (including the condition that as of the date of such Refinancing Amendment, no event shall have occurred and be continuing or would result from the consummation of such Refinancing Amendment that would constitute an Event of Default or a Default);
(ii)    each Refinancing Amendment shall contain a representation and warranty by the applicable Borrower that the representations and warranties of (A) the Borrowers contained in Article V and (B) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the effective date of such Refinancing Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;
(iii)    the Loan Parties shall reaffirm their respective obligations under the Collateral Documents pursuant to an agreement reasonably satisfactory to the Administrative Agent;
(iv)    if requested by the Administrative Agent, Organization Documents of the Loan Parties, resolutions (or equivalent authorization) of each Loan Party’s Board of Directors, as

    James Hardie Credit and Guaranty Agreement

applicable, approving such Refinancing Amendment shall be delivered to the Administrative Agent and an opinion or opinions of counsel reasonably satisfactory to the Administrative Agent as to the enforceability of the Refinancing Amendment, this Agreement as amended thereby and such of the other Loan Documents (if any) as may be amended thereby; and
(v)    the terms of such Loan Agreement Refinancing Debt shall comply with the requirements in this Section 2.20.
(f)    No consent of any Lender (other than any Lender or New Lender providing any such Loan Agreement Refinancing Debt) is required to permit the Loans or Commitments contemplated by this Section 2.20 or the aforesaid amendment to effectuate such Loan Agreement Refinancing Debt. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 2.20(f) shall supersede any other provisions contained in the Loan Documents, including, without limitation, Section 11.01.
ARTICLE III.    TAXES, YIELD PROTECTION AND ILLEGALITY
SECTION 3.01    Taxes.

(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of the applicable withholding agent) require the deduction or withholding of any Tax from any such payment, then (A) the applicable withholding agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Lender (or in the case of an amount payable to the Administrative Agent for its own account in its capacity as Administrative Agent, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Laws, or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.
(c)    Tax Indemnification. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such

    James Hardie Credit and Guaranty Agreement

payment or liability delivered to the Borrower Agent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay to the Administrative Agent as required pursuant to Section 11.04(c) below.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt or other similar evidence issued or made available by such Governmental Authority evidencing such payment, a copy of any return required by applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is eligible to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Laws or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall, to the extent U.S. federal tax laws so allow, deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), two executed copies of whichever of the following is applicable:

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(1)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(2)    IRS Form W-8ECI;
(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and that no payment under any Loan Document is effectively connected with the Non-U.S. Lender’s conduct of a trade or business in the United States (a “U.S. Tax Compliance Certificate”) and (y)  IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)    to the extent a Non-U.S. Lender is not the beneficial owner, IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of such direct and/or indirect partners;
(C)    any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional

    James Hardie Credit and Guaranty Agreement

documentation reasonably requested by the Borrower Agent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any documentation it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary, nothing in this clause (e) shall require any Lender or the Administrative Agent to deliver any documentation that any such Lender or any Administrative Agent is legally ineligible to provide.
(iv)    Each Lender with respect to an advance under a Loan Document to an Irish Borrower shall, on or before the date it becomes a Lender, inform the applicable Irish Borrower whether it is an Irish Qualifying Lender. Any such Lender shall also promptly notify the Borrower Agent if it subsequently ceases to be an Irish Qualifying Lender or subsequently becomes an Irish Qualifying Lender.
(v)    If a Lender with respect to an advance under a Loan Document to an Irish Borrower fails to confirm that it is an Irish Qualifying Lender in accordance with Section 3.01(e)(iv) then such Lender shall be treated for purposes of this Agreement as if it was not an Irish Qualifying Lender until such time as it confirms that it is an Irish Qualifying Lender.
(vi)    Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(e).
(f)    Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the applicable Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(f), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this Section 3.01(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(f) shall not be

    James Hardie Credit and Guaranty Agreement

construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(h)    VAT.
(i)    All amounts expressed to be payable under a Loan Document by any Loan Party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Loan Party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that Loan Party).
(ii)    If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “Receiver”) under a Loan Document, and any Loan Party other than the Receiver (the “Relevant Party”) is required by the terms of a Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Receiver in respect of that consideration):
(A)    (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiver must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Receiver receives from the relevant tax authority which the Receiver reasonably determines relates to the VAT chargeable on that supply; and
(B)    (where the Receiver is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Receiver, pay to the Receiver an amount equal to the VAT chargeable on that supply but only to the extent that the Receiver reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)    Where a Loan Document requires any Loan Party to reimburse or indemnify a Recipient for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)    Any reference in this SECTION 3.01(h) to any Loan Party shall, at any time when such Loan Party is treated as a member of a VAT Group, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning, in Ireland, as the group member notified by the Revenue Commissioners in accordance with section 15(1)(a)

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VATCA as being the member responsible for complying with the provisions of that Act in respect of the VAT Group or the equivalent meaning under relevant VAT legislation where such legislation uses a term other than “representative member”).
(i)    In relation to any supply made by a Recipient to any Loan Party under a Loan Document, if reasonably requested by such Recipient, that Loan Party must promptly provide such Recipient with details of that Loan Party’s VAT registration (if applicable) and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.
(j)    Definition of Lender. For purposes of this Section 3.01, the term “Lender” includes each L/C Issuer and any Swing Line Lender.
(k)    Irish Withholding Taxes in Respect of any Loan or Commitment to an Irish Borrower.
(i)    Notwithstanding anything to the contrary in any Loan Document (but subject to the proviso in this Section 3.01(k)(i)), no Irish Borrower shall be required to make an increased payment to, indemnify or otherwise compensate a Lender under this Section 3.01 or any Loan Document for any Tax Deduction imposed under the laws of Ireland from a payment of interest by any Irish Borrower in respect of an advance under a Loan Document to such Irish Borrower if:
(A)    on the date on which the payment falls due the payment could have been made to the relevant Lender without such Tax Deduction if the Lender was an Irish Qualifying Lender but, on that date, the Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under a Loan Document in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant tax authority, or
(B)    the relevant Lender is an Irish Treaty Lender and the applicable Irish Borrower is able to demonstrate that the payment could have been made to the Lender without such Tax Deduction had the Irish Treaty Lender complied with its obligations under Section 3.01(k)(iii); provided, however, that (1) if a Lender assigns or transfers any of its rights or obligations under the Loan Documents to an assignee Lender (or designates a new Lending Office), and at the date of such assignment or transfer (or designation of a new Lending Office) an Irish Borrower would be obliged to make an increased payment to such assignor Lender under Section 3.01(a), then such assignee Lender shall be entitled to receive increased payments under Section 3.01(a) from such Irish Borrower to the same extent such assignor Lender would have been entitled to if the assignment or transfer (or designation of new Lending Office) had not occurred and (2) the applicable Irish Borrower shall be required to make increased payments under Section 3.01(a) to a Lender that is an assignee pursuant to a request by the applicable Borrower under Section 3.06.
(ii)    Upon request from an Irish Borrower, each Lender with respect to a Loan or Commitment to an Irish Borrower shall promptly provide such information as shall be reasonably requested to enable such Irish Borrower to verify that such Lender is an Irish Qualifying Lender and to comply with the provisions of sections 891A, 891E, 891F and 891G of the TCA (or any regulations made in respect of or in connection with such sections).

    James Hardie Credit and Guaranty Agreement

(iii)    Each Lender that is an Irish Treaty Lender shall, promptly after it becomes a Lender (i) deliver to each applicable Irish Borrower that makes a payment to which that Irish Treaty Lender is entitled a certificate in the form prescribed by the Revenue Commissioners certifying that it is entitled to receive interest from the Irish Borrower without any Tax Deduction imposed under the laws of Ireland in accordance with the Treaty entered into between Ireland and that Lender’s country of residence (which, for the avoidance of doubt, shall be provided in advance of the first Interest Payment Date following the date upon which it becomes a Lender under this Agreement) and (ii) use all reasonable endeavors to ensure that all procedural formalities are completed, so that the Irish Borrower which makes a payment to which that Irish Treaty Lender is entitled may make that payment without such Tax Deduction including, but not limited to, making and filing an appropriate application for relief under the relevant Irish Treaty.
SECTION 3.02    Illegality. (a) If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for any Lender or its Lending Office to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon Term SOFR, or to purchase or sell, or to take deposits of, Dollars in the interbank market, then, upon notice thereof by such Lender to the Borrower Agent (through the Administrative Agent), (i) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Agent that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (A) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or, immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans (in which case the Borrowers shall not be required to make payments pursuant to Section 3.05 in connection with such payment) and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

(b)    If, in any applicable jurisdiction, the Administrative Agent, any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for the Administrative Agent or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund, hold a commitment or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Credit Extension to any Borrower who is

    James Hardie Credit and Guaranty Agreement

organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrower Agent, and until such notice by such Person is revoked (which revocation such Person agrees to give promptly), any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended, and to the extent required by Applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Borrower Agent or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested in writing by such Person necessary to avoid such illegality, in all cases, at such Person’s expense and without any increase to the Obligations hereunder.
SECTION 3.03    Inability to Determine Rates; Benchmark Replacements.

(a)    If at least two (2) Business Days prior to the commencement of an Interest Period for any Borrowing of a Term SOFR Loan, (i) the Administrative Agent reasonably determines (which determination shall be conclusive absent demonstrable error) that (A) no SOFR Successor Rate has been determined in accordance with Section 3.03(b) and the circumstances under clause (i) of Section 3.03(b), or the SOFR Scheduled Unavailability Date under clause (ii) of Section 3.03(b), has occurred with respect to Term SOFR for any requested Interest Period, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders reasonably determine that for any reason that Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Term SOFR Loans or Interest Periods and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, continuation of or conversion to Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans and (ii) any outstanding Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) shall be deemed to have been converted to Base Rate Loans at the end of their respective applicable Interest Periods.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in the immediately preceding clause (i) of this Section 3.03(a), the Administrative Agent and the Borrower Agent shall negotiate in good faith to establish an alternative interest rate for the affected Term SOFR Loans, in which case, such alternative rate of interest shall apply with respect to such affected Term SOFR Loans until (1) the Administrative Agent revokes the notice delivered with respect to such under the immediately preceding clause (i) of this Section 3.03(a), (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower Agent that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding such affected Term SOFR Loans, or (3) any Lender determines that any Change in Law has made it unlawful, or that any

    James Hardie Credit and Guaranty Agreement

Governmental Authority has asserted after the Effective Date that it is unlawful, for any such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower Agent written notice thereof.
(b)    Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent reasonably determines (which determination shall be conclusive absent demonstrable error), or the Borrower Agent or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower Agent) that the Borrower Agent or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining Term SOFR because Term SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the Applicable Authority has made a public statement identifying a specific date after which Term SOFR shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided, that, in each case, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent and the Borrower Agent that will continue to provide Term SOFR on a representative basis (the date on which Term SOFR is no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate”).
If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(iii)    Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then, in each case, the Administrative Agent and the Borrower Agent may amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit

    James Hardie Credit and Guaranty Agreement

facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks. For the avoidance of doubt, any such proposed rate, including for the avoidance of doubt, any adjustment shall constitute a “SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(c)    [Reserved].
(d)    Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower Agent and each Lender of the implementation of the SOFR Successor Rate. The SOFR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, the SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower Agent. Notwithstanding anything else herein, if at any time the SOFR Successor Rate as so determined would otherwise be less than 0%, the SOFR Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.
(e)    Conforming Changes. In connection with the implementation of the SOFR Successor Rate, the Administrative Agent, in consultation with the Borrower Agent, will have the right to make Conforming Changes from time to time; provided that notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
SECTION 3.04    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall, as determined by the applicable Recipient in consultation with the Borrower Agent:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Term SOFR Reference Rate (or Loans accruing interest by reference to a SOFR Successor Rate, as applicable));
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to its loans, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the relevant interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to

    James Hardie Credit and Guaranty Agreement

increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) in an amount deemed by such Recipient to be material, then, following receipt of the certificate described in clause (c) below and upon request of such Lender in accordance with clause (d) below, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered to the extent required by this Section 3.04; provided that the Borrowers shall not be liable for such compensation if (x) the relevant Change in Law is publicly announced or occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 3.02 or (z) in the case of any request for reimbursement under clause (iii) above resulting from a market disruption, (a) the relevant circumstances do not generally affect the banking market or (b) the applicable request has not been made by Lenders constituting Required Lenders.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level materially below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, following receipt of the certificate described in clause (c) below and upon request of such Lender in accordance with clause (d) below, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender (i) setting forth, in reasonable detail, the basis and calculation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section or Section 3.05, as applicable, and (ii) including a certification from such Lender that such amount or amounts have been reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and are generally consistent with similarly situated customers of such Lender or such under agreements having provisions similar to this Section 3.04 or Section 3.05, as applicable, after consideration of such factors as such Lender or such L/C Issuer, as applicable, then reasonably determines to be relevant) shall be delivered to the Borrower Agent shall be conclusive absent demonstrable error. Subject to the proviso in clause (d) below, the Borrowers shall pay such Lender, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 135 days prior to the date that such Lender notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor pursuant to delivery of a certificate described in Section 3.04(c) (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 135-day period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 3.05    Compensation for Losses. Following receipt of the certificate described in Section 3.05(c), and in accordance with the time period set forth therein, from any Lender (with a copy

    James Hardie Credit and Guaranty Agreement

to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding any loss of anticipated profits and any loss of Applicable Margin) incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or
(c)    any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Agent pursuant to Section 11.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
Without limiting the provisions of Section 3.01, this Section 3.05 shall not apply to Taxes, other than any Taxes that represent losses, costs or expenses arising from any non-Tax claim.
SECTION 3.06    Mitigation Obligations; Replacement of Lenders.
(a)    [Reserved].
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes, additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender takes any action or makes any request under Section 3.02, or if any Lender becomes a Defaulting Lender or a Non-Consenting Lender then, in each case, Borrower Agent may replace such Lender in accordance with Section 11.13.
SECTION 3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Latest Maturity Date.

ARTICLE IV.    CONDITIONS PRECEDENT TO EFFECTIVENESS AND CREDIT EXTENSIONS
SECTION 4.01    Conditions Precedent to Effective Date. The effectiveness of this Agreement, each Term Lender’s Initial Term Commitment and each Revolving Credit Lender’s Initial Revolving Credit Commitment, and the obligation of each Revolving Credit Lender to make Initial Revolving Loans and issue (or amend or extend, as applicable) Letters of Credit, in each case, is subject solely to satisfaction (or waiver in accordance with Section 11.01) of the following conditions precedent:

(a)    Effective Date Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party party thereto a counterpart duly executed on behalf of such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may be delivered by electronic transmission, including as “pdf” files transmitted by electronic mail) that such party has executed a counterpart) of (i) this Agreement, (ii) the Pledge Agreement and (iii) the Perfection Certificate (as defined in the Pledge Agreement).

    James Hardie Credit and Guaranty Agreement

(b)    Secretary’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of a Responsible Officer of each Loan Party dated the Effective Date and certifying (i) that there have been no changes in the certificate or articles of organization (or other applicable equivalent or comparable constitutive document) of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous Governmental Authority and to the extent available in the relevant jurisdiction) of the jurisdiction of its organization (as applicable), since the date of the certification thereof by such Secretary of State (or Governmental Authority, as applicable), (ii) the bylaws (or other applicable equivalent or comparable governance document), as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the its obligations under each Loan Document to which it is a party, (iv) the names and true signatures of the incumbent officers or other authorized officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (v) a certificate, as attached thereto, as to the good standing (or local equivalent to the extent available in the relevant jurisdiction) of each Loan Party as of a recent date by the Secretary of State (or analogous Governmental Authority and to the extent available in the relevant jurisdiction) of the jurisdiction of its organization (as applicable);
(c)    Legal Opinions. The Administrative Agent (or its counsel) shall have received customary opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, as special United States counsel to the Loan Parties, (ii) McDonald Carano LLP, as special Nevada counsel for JHBP, and (iii) Arthur Cox LLP, as special Ireland counsel for Holdings, JHIF and JHUSH, in each case, dated the Effective Date and addressed to the Administrative Agent, the Collateral Agent, and the Lenders and L/C Issuers on the Effective Date.
(d)    Effective Date Certificate. The Administrative Agent (or its counsel) shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower Agent, certifying as to the satisfaction of the conditions precedent set forth in Sections 4.03(a) and 4.03(b).
(e)    Effective Date Collateral and Guarantee Requirement. To the extent required by clause (a) of the definition of the “Collateral and Guarantee Requirement”, subject to Section 4.04, the limitations set forth in the last paragraph of Section 6.12, and any applicable limitation in any Collateral Document, and in all cases solely to the extent required to be satisfied on the Effective Date, the Collateral and Guarantee Requirement shall be satisfied (or waived in accordance with Section 11.01) on and as of the Effective Date.
(f)    KYC. The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information about the Loan Parties required by regulatory authorities in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation, in each case, that has been reasonably requested in writing to the Borrower Agent by the Administrative Agent or any Lender (through the Administrative Agent) at least ten (10) Business Days prior to the Effective Date.
(g)    Existing JH Credit Agreement Refinancing. Prior to, or substantially concurrently with the occurrence of the Effective Date, the Administrative Agent (or its counsel) shall have received a customary payoff or termination letter with respect to the credit facility evidenced under the Existing JH Credit Agreement, each providing that all Indebtedness then outstanding thereunder (other than (i) contingent indemnification and expense reimbursement obligations for which no claim or demand has been made, and (ii) obligations expressly stated therein to survive such payment and termination) will be

    James Hardie Credit and Guaranty Agreement

repaid in full (or, in the case of letters of credit issued and then outstanding under the Existing JH Credit Agreement, except for Existing Letters of Credit (all of which, on the Effective Date will be deemed to be Letters of Credit issued hereunder), such letters of credit will be replaced, cash collateralized, otherwise collateralized with “back to back” letters of credit, or otherwise addressed in a manner required thereunder), the commitments (if any) thereunder will be terminated and cancelled, and all guarantees in support thereof will be released, in each case, prior to, or substantially concurrently with the occurrence of the Effective Date (including the extent being so repaid with the proceeds of the Initial Revolving Loans made on the Effective Date) (the “Existing JH Credit Agreement Refinancing”).
(h)    Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements of Section 2.02(a) with respect to any Borrowing of Initial Revolving Loans on the Effective Date.
(i)    Legal Expenses. Unless waived by the Administrative Agent, the Borrowers shall have paid (or cause to be paid), or substantially concurrently with the occurrence of the Effective Date, will pay (or cause to be paid), the reasonable and documented out of pocket fees, charges and disbursements of one firm of counsel to the Administrative Agent and one firm of counsel to the Administrative Agent in each relevant jurisdiction (directly to such counsel if requested by the Administrative Agent), in each case to the extent invoiced at least two (2) Business Days prior to the Closing Date.
Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender and each L/C Issuer that has signed this Agreement (or an Assignment and Assumption on the Effective Date) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or an L/C Issuer, as the case may be.
SECTION 4.02    Conditions Precedent to Merger Closing Date. The obligation of each Term Lender to make its Initial Term Loans and each Revolving Credit Lender to make additional Initial Revolving Loans and issue (or amend) Letters of Credit, in each case, is subject solely to satisfaction (or waiver in accordance with Section 11.01) of the following conditions precedent (the “Merger Funding Conditions”), in each case, subject to the Certain Funds Provisions in all respects:

(a)    Occurrence of Effective Date. The Effective Date shall have occurred (or shall occur on the Merger Closing Date).
(b)    Merger. The Merger shall be consummated substantially concurrently with the borrowing of the Initial Term Loans and the Initial Revolving Loans on the Merger Closing Date in all material respects accordance with the Merger Agreement as in effect on March 23, 2025, and after giving effect to any modifications, amendments, supplements, consents or waivers thereto, other than those modifications, amendments, supplements, consents or waivers by the Term Borrower or its Affiliates that are materially adverse to the Lenders or the Joint Lead Arrangers (in their capacities as such) without the Joint Lead Arrangers’ prior written consent (such consent not to be unreasonably conditioned, delayed or withheld), it being understood and agreed that any modification, amendment, supplement, consent or waiver to the Merger Agreement resulting in (i) any increase in the Merger Cash Consideration shall be deemed to be not materially adverse to the Lenders and the Joint Lead Arrangers so long as such increase is (x) not financed in whole or in part with the proceeds of any additional Indebtedness (other than amounts available to be drawn on the Merger Closing Date from the Facilities or any other revolving credit facility) and (y) less than or equal to 10% of the Merger Cash Consideration, or (ii) any decrease in

    James Hardie Credit and Guaranty Agreement

the aggregate Merger Closing Date consideration required to effectuate the Merger shall be deemed to be not materially adverse to the Lenders and the Joint Lead Arrangers so long as such decrease is less than or equal to 10% of the aggregate Merger Closing Date consideration; provided, further, that it is agreed and understood that (x) no working capital or similar adjustment provisions set forth in the Merger Agreement as in effect on March 23, 2025 shall constitute a decrease or increase in purchase price (or otherwise constitute a waiver, amendment or modification to the Merger Agreement), for purposes of this Section 4.02(b), (y) no ratable reduction of the Initial Term Commitments in connection with any decrease in aggregate Merger Closing Date consideration required to effectuate the Merger shall constitute a decrease for purposes of this Section 4.02(b) and (z) no change or other fluctuation in the stock price of the Parent’s or the Target’s publicly listed equity shall constitute a decrease or increase in purchase price (or otherwise constitute a waiver, amendment or modification to the Merger Agreement), for purposes of this Section 4.02(b). The Joint Lead Arrangers shall be deemed to have consented to any such modification, amendment, consent or waiver unless they shall object thereto in writing (including via email) within three (3) Business Days (as defined in the Merger Agreement as in effect on March 23, 2025) of receipt of written notice of such modification, amendment, consent or waiver.
(c)    Good Standing Bringdown Verifications. The Administrative Agent (or its counsel) shall have received a customary bringdown verification (or local equivalent to the extent available in the relevant jurisdiction) of each of the certificates of good standing (or local equivalents) delivered to the Administrative Agent pursuant to the condition set forth in Section 4.01(b)(v), dated as of a recent date by the Secretary of State (or analogous Governmental Authority and to the extent available in the relevant jurisdiction) of the jurisdiction of its organization (as applicable).
(d)    Representations and Warranties. The Merger Agreement Representations and the Specified Representations shall be true and correct in all material respects on the Merger Closing Date (unless, in the case of the Specified Representations, such Specified Representations relate to an earlier date, in which case, such Specified Representations shall have been true and correct in all material respects as of such earlier date.
(e)    Fees and Expenses. Substantially concurrently with the funding of the Initial Term Loans and the additional Initial Revolving Loans on the Merger Closing Date, the Joint Lead Arrangers, the Administrative Agent and the Lenders shall receive all fees and expenses required to be paid on or prior to the Merger Closing Date pursuant to the Loan Documents and invoiced to the Term Borrower at least three (3) Business Days (as defined in the Merger Agreement) prior to the Merger Closing Date (which amounts may, at the Term Borrower’s election, be offset against the proceeds of the Initial Term Loans and the Initial Revolving Loans funded on the Merger Closing Date).
(f)    Material Adverse Effect. Since March 23, 2025, there has not been a Material Adverse Effect (as defined in the Merger Agreement) on the Target.
(g)    Existing Target Credit Agreement Refinancing. Prior to, or substantially concurrently with the occurrence of the Merger Closing Date, the Administrative Agent (or its counsel) shall have received a customary payoff or termination letter with respect to the Existing Target Credit Agreement, providing that all Indebtedness then outstanding thereunder (other than (i) contingent indemnification and expense reimbursement obligations for which no claim or demand has been made, and (ii) obligations expressly stated therein to survive such payment and termination) will be repaid in full (or, in the case of letters of credit issued and then outstanding thereunder, such letters of credit will be replaced, cash collateralized, otherwise collateralized with “back to back” letters of credit, or otherwise addressed in a manner required thereunder), the commitments (if any) thereunder will be terminated and cancelled, and

    James Hardie Credit and Guaranty Agreement

all liens and guarantees in support thereof will be terminated and released, in each case, prior to, or substantially concurrently with the occurrence of the Merger Closing Date (including the extent being so repaid with the proceeds of the Initial Loans made on the Merger Closing Date) (the “Existing Target Credit Agreement Refinancing”).
(h)    Financial Statements. The Joint Lead Arrangers shall have received (a) (i) audited consolidated balance sheets of Parent and related statements of operations and comprehensive income, cash flows, and changes in shareholders’ equity for any fiscal year of the Parent ended at least ninety (90) days prior to the Merger Closing Date and (ii) solely to the extent provided to the Term Borrower pursuant to the terms of the Merger Agreement or otherwise included in the Target’s public filing with the SEC of any required audited financial statements on Form 10-K, an audited consolidated balance sheet of the Target and related audited consolidated statements of comprehensive income, cash flows and stockholders’ equity for any fiscal year of the Target ended after September 30, 2024 and at least ninety (90) days prior to the Merger Closing Date and (b) (i) an unaudited condensed consolidated balance sheet of the Parent and related unaudited condensed consolidated statements of operations and comprehensive income, cash flows, and changes in shareholders’ equity for each fiscal quarter (other than the last fiscal quarter of the Parent’s fiscal year) ended subsequent to the most recent fiscal year of the Parent for which financial statements were provided to the Joint Lead Arrangers pursuant to clause (a)(i) of this Section 4.02(h) and at least sixty (60) days prior to the Merger Closing Date and (ii) solely to the extent provided to the Term Borrower pursuant to the terms of the Merger Agreement or otherwise included in the Target’s public filing with the SEC of any required unaudited financial statements on Form 10-Q, an unaudited condensed consolidated balance sheet of the Target and the related unaudited condensed consolidated statements of comprehensive income, cash flows and stockholders’ equity for each fiscal quarter (other than the last fiscal quarter of Target’s fiscal year) subsequent to the fiscal year ended September 30, 2024 or, if later, the most recent fiscal year of the Target for which financial statements were provided to the Joint Lead Arrangers pursuant to clause (a)(ii) of this Section 4.02(h) and ended at least sixty (60) days prior to the Merger Closing Date. The filing on Form 20-F or Form 10-K, as applicable, of any required audited financial statements with respect to Parent or the Target, as applicable, or the filing on Form 6-K or filing on Form 10-Q, as applicable, of any required unaudited financial statements with respect to the Parent or the Target, as applicable, in each case, will satisfy the requirements under clauses (a) or (b), as applicable, of this Section 4.02(h).
(i)    Solvency Certificate. The Administrative Agent (or its counsel) shall have received a solvency certificate, dated the Merger Closing Date, substantially in the form of Exhibit H attached hereto and signed by a Responsible Officer of the Parent, relating to the Parent and its Subsidiaries on a consolidated basis after giving effect to the Merger Closing Date Transactions to occur on the Merger Closing Date.
(j)    Merger Closing Date Certificate. The Administrative Agent (or its counsel) shall have received a certificate, dated the Merger Closing Date and signed by a Responsible Officer of the Borrower Agent, certifying as to the satisfaction of the conditions precedent set forth in Sections 4.02(d) and 4.02(f).
(k)    Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements of Section 2.02(a) with respect to any Borrowing of Initial Loans on the Merger Closing Date.
Without limiting the generality of the provisions of the last paragraph of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender and

    James Hardie Credit and Guaranty Agreement

each L/C Issuer shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or an L/C Issuer, as the case may be.
SECTION 4.03    Conditions Precedent to Certain Credit Extensions. The obligation of each Lender to make any Loan and of each L/C Issuer issue (or amend or extend, as applicable) any Letter of Credit, in each case, on any date after the Effective Date (except for Borrowings and the issuance, amendment or extension of any Letter of Credit on the Merger Closing Date, in the case of Revolving Loans, in reliance on the Revolver Merger Committed Amount (which shall be subject solely to the Merger Funding Conditions on the Merger Closing Date)), is subject solely to the satisfaction of each of the following conditions precedent:

(a)    Representations and Warranties. Subject to Section 1.11, the representations and warranties of each Loan Party contained in Article V (excluding, to the extent necessary in connection with a commercial paper program of a Loan Party with non-Affiliates, as certified in the applicable Request for Credit Extension, the representations and warranties set forth in Sections 5.05(c), 5.05(d) and 5.06) and any other Loan Document to which it is a party shall be true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the date of the Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) on as of such earlier date.
(b)    Default. Subject to Section 1.11, no Default or Event of Default shall have occurred and shall then be continuing on and as of the date of the Credit Extension, or will occur immediately after giving effect to the proposed Credit Extension.
(c)    Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements of Section 2.02(a).
SECTION 4.04    Certain Funds Provisions.

(a)    Notwithstanding anything in this Agreement or any other Loan Document, or any other letter agreement or other undertaking concerning the Transactions (or the other transactions contemplated hereby or by any of the other Loan Documents) to the contrary:
(i)    the Lenders’ commitments (including their respective Commitments) to make available and fund the Initial Term Loans and the Revolver Merger Committed Amount of Initial Revolving Loans on the Merger Closing Date, are subject only to the satisfaction (or waiver in accordance with Section 11.01) of the Merger Funding Conditions, and upon satisfaction (or waiver in accordance with Section 11.01) of such conditions, the full funding of the Initial Term Loans and the Revolver Merger Committed Amount of Initial Revolving Loans on the Merger Closing Date shall occur; it being understood and agreed that there are no other conditions (implied or otherwise) to the availability and funding of either of the Initial Term Loans or the Revolver Merger Committed Amount of Initial Revolving Loans on or prior to the Merger Closing Date (including, in each case, compliance with the terms of this Agreement and the other Loan Documents);

    James Hardie Credit and Guaranty Agreement

(ii)    the only representations relating to the Target, its subsidiaries and its businesses the accuracy of which shall be a condition to the availability or full funding of the Initial Term Loans and the Revolver Merger Committed Amount of Initial Revolving Loans on the Merger Closing Date shall be the representations made by or with respect to the Target and its subsidiaries in the Merger Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Term Borrower has (or any of its Affiliates has) the right (taking into account any notice and cure provisions) to terminate the Term Borrower’s (or its applicable Affiliate’s) obligations under the Merger Agreement, or to decline to consummate the Merger pursuant to the Merger Agreement, as a result of a breach of such representations in the Merger Agreement (the “Merger Agreement Representations”);
(iii)    the only other representations the making and accuracy of which shall be a condition to availability or full funding of the Initial Term Loans and the Revolver Merger Committed Amount of Initial Revolving Loans on the Merger Closing Date shall be the Specified Representations;
(iv)    the terms of the Loan Documents and any Merger Closing Date deliverables shall be in a form such that they do not impair the availability or full funding of the Term Loans and the Revolver Merger Committed Amount of Revolving Loans on the Merger Closing Date if the Merger Funding Conditions are satisfied (or waived in accordance with Section 11.01); and
(v)    (x) if any of the Merger Agreement Representations made on the Merger Closing Date are qualified or subject to “material adverse effect,” the definition of “Material Adverse Effect” in the Merger Agreement shall apply for the purposes of any representations and warranties required to be accurate, on or as of the Merger Closing Date, and (y) the provision of any Guarantees from, and the provision and perfection of a security interest in any equity interests (constituting Collateral) of, any of the Target, any subsidiary of the Target, or any entity subject to any Specified Transaction shall not constitute a condition precedent (or Merger Funding Condition) to the availability or funding of, and shall not affect the size of, the Facilities on the Merger Closing Date, but instead shall be required to be provided, delivered or perfected, as applicable, after the Merger Closing Date (or, if earlier, with respect to any such non-Target entities subject to any such Specified Transaction, after the Term Facilities Commitment Termination Date) pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Term Borrower acting reasonably following the Merger Closing Date (or Term Facilities Commitment Termination Date, as applicable) (subject to extensions granted by the Administrative Agent (as it may agree in its discretion) (such date, as extended, the “Post-Merger Guarantor Accession Date”).
(b)    During the Certain Funds Period, and notwithstanding (a) that any representation or warranty made on or as a condition to the Effective Date or the Merger Closing Date (excluding, solely with respect to the Merger Closing Date, the Specified Representations and Merger Agreement Representations, in each case, constituting Merger Funding Conditions), as applicable, was incorrect, (b) any failure by the Parent, the Loan Parties or any of their Subsidiaries to comply with any term, covenant or agreement under Article VI or Article VII under this Agreement, (c) any provision to the contrary in this Agreement or any other Loan Document, or (d) that any condition to the occurrence of the Effective Date or the occurrence of the Merger Closing Date (other than the Merger Funding Conditions on the Merger Closing Date, unless waived in accordance with Section 11.01), as applicable, may subsequently be determined not to have been satisfied, none of the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender shall be entitled to (i) cancel any of its Commitments, (ii) rescind, terminate or cancel this Agreement or any other Loan Document, or any of its Commitments, or exercise any right or remedy under this Agreement or any other Loan Document, to the extent to do so would prevent, limit or

    James Hardie Credit and Guaranty Agreement

delay the making of its Loans (or, in its capacity as an L/C Issuer, issuing or amending any Letter of Credit, if and as applicable), (iii) refuse to participate in making its Loans (or, in its capacity as an L/C Issuer, issuing or amending any Letter of Credit, if and as applicable) or (iv) exercise any right of set-off or counterclaim in respect of its Loans or Letters of Credit to the extent to do so would prevent, limit or delay the making of its Loans.  Notwithstanding the foregoing, (a) the rights and remedies of the Lenders, the L/C Issuers and the Administrative Agent shall not be limited in the event that any Merger Funding Conditions are not satisfied (or waived in accordance with Section 11.01) on the Merger Closing Date, (b) immediately after the expiration of the Certain Funds Period (after giving effect to the funding of the Loans on the Merger Closing Date, if applicable), all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing, and (c) the foregoing shall not affect the rights of the Administrative Agent or the Required Revolving Credit Lenders to terminate the Initial Revolving Credit Commitments in respect of the Initial Revolving Available Amount (but not, for the avoidance of doubt, the Revolver Merger Committed Amount) under the Revolving Credit Facility upon the occurrence and continuance of any Event of Default.
ARTICLE V.        REPRESENTATIONS AND WARRANTIES
Subject to the Certain Funds Provisions in all respects, on the Effective Date, the Merger Closing Date and each other date, to the extent required pursuant to Section 4.01, Section 4.02 or Section 4.03, as applicable, each Loan Party hereby represents and warrants to the Administrative Agent, the L/C Issuers and the Lenders that:
SECTION 5.01    Existence, Qualification and Power. Such Loan Party (a) is duly organized or formed and is validly existing or the local equivalent and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing or the local equivalent, if any under the Laws of each jurisdiction (other than its jurisdiction of organization or formation) where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (solely with respect to Holdings and the Borrowers, as to good standing), (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02    Authorization; No Contravention. The execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is party, (a) have been duly authorized by all necessary corporate or other organizational action of such Loan Party, and (b) do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach of, or constitute a default under, or result in the creation of any Lien (except pursuant to the Pledge Agreement) under any material Contractual Obligation for borrowed money Indebtedness (other than intercompany Indebtedness) having an aggregate outstanding principal amount of more than $100,000,000 to which such Loan Party is a party or by which the properties of such Loan Party are bound, except for such conflicts, breaches or defaults that would not be reasonably be expected to have Material Adverse Effect; or (c) conflict with or contravene the terms of any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except as would not be reasonably be expected to have Material Adverse Effect.

    James Hardie Credit and Guaranty Agreement

SECTION 5.03    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against such Loan Party of this Agreement or any other Loan Document, except for (a) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given, provided or made and which are in full force and effect, (b) filings, if any, with the SEC, including a current report on Form 6-K or Form 20-F, (c) filings to be made in connection with the Reorganization Transactions, (d) filings necessary to create or perfect security interests in the Collateral, and (e) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will be, duly executed and delivered by such Loan Party that is party thereto, as applicable. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation enforceable against such Loan Party that is party thereto in accordance with its terms, subject to applicable Debtor Relief Laws or other similar laws affecting creditors’ rights generally, subject to equitable principles (regardless of whether enforcement is sought in equity or at law) and subject to principles of reasonableness, good faith and fair dealing.

SECTION 5.05    Financial Statements; No Material Adverse Effect; Solvency.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and for such period covered thereby.
(b)    The unaudited consolidated balance sheets of the Parent and its Subsidiaries dated December 31, 2024, and the related unaudited condensed consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and for such period covered thereby.
(c)    As of the Effective Date and excluding any Disclosed Matters, since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had a Material Adverse Effect.
(d)    On and as of the Effective Date, immediately after giving effect to the Existing JH Credit Agreement Refinancing and the making of each Initial Loan on the Effective Date and the application of the proceeds of such Initial Loans, the Parent and its Subsidiaries, on a consolidated basis, are Solvent.
SECTION 5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Loan Parties or any of their Restricted Subsidiaries except (a) as specifically disclosed in Schedule 5.06, (b) any Disclosed Matters, and (c) for such actions, suits, proceedings, claims, disputes or threats that would not reasonably be expected to have a Material Adverse Effect.

    James Hardie Credit and Guaranty Agreement

SECTION 5.07    Environmental Compliance. Each Loan Party and its Restricted Subsidiaries are in compliance with applicable material Environmental Laws, except (a) as specifically disclosed in Schedule 5.08, (b) any Disclosed Matters, and (c) for such failures to comply that would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.08    Margin Regulations; Investment Company Act.
(a)    No Borrower is engaged and each Borrower will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, in each case, in a manner that would violate Regulation U.
(b)    No Borrower or any Restricted Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940.
SECTION 5.09    Disclosure.

(a)    All written factual information (other than (i) financial projections, the model, pro forma information, estimates, forecasts, and other forward-looking information (collectively, “Projections”) and (ii) information of a general economic or industry nature and all third party memos or reports furnished to the Administrative Agent and the Lenders) (and, with respect to such information relating to the Acquired Companies and their businesses, on or prior to the Merger Closing Date, to the best of the Borrower Agent’s knowledge) that has been or is hereafter made available to the Administrative Agent and the Lenders by the Term Borrower or on behalf of the Term Borrower by any of its representatives (as supplemented from time to time, including with any Disclosed Matters, including the Parent’s Annual Report on Form 20-F for the fiscal year ended March 31, 2024 and all subsequent Annual Reports on Form 20-F, Form 10-K, Quarterly Reports on Form 10-Q or current reports on Form 8-K or Form 6-K filed by the Parent or the Target with the SEC prior to the later of the Merger Closing Date (in each case, other than any portion thereof under the heading “Risk Factors”, “Cautionary Forward-Looking Statements” and any similar cautionary disclosure or disclaimers)) in connection with the Transactions, taken as a whole, is and will be (as of the date made available, as supplemented from time to time as provided herein) correct in all material respects and does not and will not (as of the date made available, as supplemented or otherwise updated from time to time as provided herein), taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements were made and (b) all written financial Projections concerning the Term Borrower, the Target and the Term Borrower’s and the Target’s respective Restricted Subsidiaries (solely to the extent such Projections in respect of the Target and its subsidiaries have been made by the Term Borrower), that have been or are hereafter made available to the Administrative Agent and the Lenders by the Term Borrower or on behalf of the Term Borrower by any of its representatives have been or will be prepared in good faith based upon assumptions believed by the Parent or the Term Borrower to be reasonable at the time made; it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Parent’s and its Subsidiaries’ control, the Projections, by their nature, are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved and actual results may differ from the Projections and such differences may be material.
SECTION 5.10    Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance with the requirements of all material Laws (other than laws relating to environmental matters, Sanctions, anti-corruption laws or ERISA, which are covered exclusively

    James Hardie Credit and Guaranty Agreement

by Sections 5.08, 5.12, 5.13 and 5.17 respectively) and orders, writs, injunctions and decrees applicable to it or to its properties, except (a) for Disclosed Matters, or (b) in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.11    OFAC. No Loan Party, any of its Restricted Subsidiaries, any director or officer, or any employee or Affiliate of any of the foregoing, is (i) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the US Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, Department of Foreign Affairs and Trade of the Commonwealth of Australia, the Hong Kong Monetary Authority, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, the Crimea Region, Cuba, Iran, North Korea, Sudan and Syria, in the case of clauses (i) and (ii), in violations of Sanctions.

SECTION 5.12    Anti-Corruption Laws. No Loan Party, any of its Restricted Subsidiaries, nor to the knowledge of any Loan Party, any director or officer, or any employee, or Affiliate of any of the foregoing is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), or any Anti-Terrorism Laws. Each Loan Party and, to the knowledge of each Loan Party, its Affiliates have conducted their businesses in all in compliance with the UK Bribery Act and the FCPA and with any Anti-Terrorism Laws and have instituted and maintain policies and procedures designed to promote compliance therewith. No part of the proceeds of the Loans by any Loan Party or any Restricted Subsidiary will be used, directly or indirectly, for any payment that would constitute a violation of the UK Bribery Act, the FCPA or any Anti-Terrorism Laws.

SECTION 5.13    Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 4.01(f) is true and correct in all material respects.

SECTION 5.14    ERISA Compliance.

(a)    Except as would not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and the regulations and published interpretations thereunder.
(b)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability and no other Employee Benefit Plan providing retiree welfare benefits has any unfunded liability for benefits; (iii) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    James Hardie Credit and Guaranty Agreement

SECTION 5.15    Affected Financial Institution. No Loan Party is an Affected Financial Institution.

SECTION 5.16    Covered Entities. No Loan Party is a Covered Entity.

SECTION 5.17    Irish Loan Parties
(a)    No Irish Borrower is:
(i)    a small company or micro company (as defined under sections 280A and 280D respectively of the Irish Companies Act);
(ii)    a micro, small or medium sized enterprise for the purposes of the Central Bank (Supervision and Enforcement) Act 2013 (Section 48) (Lending to Small and Medium - Sized Enterprises) Regulations 2015 of Ireland; or
(iii)    a consumer for the purposes of any relevant laws or codes, including the Consumer Protection Code 2012 (as amended) of Ireland
(b)    Each Irish Loan Party is a member of the same group of companies consisting of a holding company and its subsidiaries (each within the meaning of section 8 of the Irish Companies Act for the purposes of section 239 of the Irish Companies Act).
(c)    For the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation) for each Irish Loan Party is situated in its jurisdiction of incorporation and, in each case, no Irish Loan Party has any “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
ARTICLE VI.    AFFIRMATIVE COVENANTS
Subject to the Certain Funds Provisions in all respects, from the Effective Date and thereafter until the Facilities Termination Date, each Loan Party (as applicable) shall:
SECTION 6.01    Financial Statements. Deliver, or cause to be delivered, to the Administrative Agent (for further distribution by the Administrative Agent to each Lender):

(a)    No later than ninety five (95) days after the end of each fiscal year of the Parent (or, so long as the Parent shall be subject to periodic reporting obligations under the Exchange Act, such later date that the Annual Report on Form 10-K or 20-F (as applicable) of the Parent for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), commencing with the fiscal year of the Parent ended March 31, 2026, a copy of the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related audited consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP (except as approved by the accountants preparing such statements or by the chief executive officer, chief financial officer, treasurer or controller of the Parent, as the case may be, and disclosed therein, audited and accompanied by a report and opinion of an independent certified

    James Hardie Credit and Guaranty Agreement

public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards (except as approved by the accountants preparing such statements or by the chief executive officer, chief financial officer, treasurer or controller of the Parent, as the case may be, and disclosed therein or otherwise disclosed in writing by the Parent to the Administrative Agent), which shall not contain qualifications with respect to the continuance of the Parent as a going concern (except for any such qualification, risk factor, note to financial statements, explanatory paragraph or otherwise, pertaining to, or disclosure resulting from, (x) the maturity (or impending maturity) of any Indebtedness (including the Obligations) occurring within one year of the date of delivery of the relevant audit opinion, (y) any breach or anticipated breach of the financial covenants in Section 7.10 or any other financial covenant or (z) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary); and
(b)    No later than sixty five (65) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, so long as the Parent shall be subject to periodic reporting obligations under the Exchange Act, such later date that the Quarterly Report on Form 10-K or 6-F (as applicable) of the Parent for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), commencing with the fiscal quarter of the Parent ended June 30, 2025, a copy of the unaudited condensed consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, the related unaudited condensed consolidated statements of operations or comprehensive income for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related unaudited condensed consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP (except as approved by the accountants preparing such statements or by the chief executive officer, chief financial officer, treasurer or controller of the Parent, as the case may be, and disclosed therein), subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(b), the Loan Parties shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of such Loan Party to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
SECTION 6.02    Certificates; Other Information. Deliver to the Administrative Agent (for distribution by the Administrative Agent to each Lender):

(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower Agent;
(b)    promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements filed by the Parent with the SEC under Section 13 or 15(d) of the Exchange Act not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

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(c)    promptly following any request therefor, (i) such other information and documentation regarding the Loan Parties reasonably requested in writing by the Administrative Agent or any Lender (through the Administrative Agent) required by regulatory authorities in order to comply with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and (ii) such additional information regarding the business, financial or corporate affairs of the Parent or any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request in writing.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a), (b) or (c), may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or such Loan Party posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 11.02; (ii) such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System, or (iii)  which such documents are delivered to the Administrative Agent for posting on, or otherwise posted on the Parent’s behalf on, an Internet or intranet website, if any, to which he Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain electronic copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower Agent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its electronic copies of such documents.
The Parent and the Loan Parties hereby acknowledge that (a) the Administrative Agent, the Joint Lead Arrangers and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Parent and the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent and each Loan Party or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent and each Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent, any Affiliate thereof and the Joint Lead Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
SECTION 6.03    Notices. Promptly and in any event within three (3) Business Days after a Responsible Officer of the Term Borrower obtains knowledge thereof, provide written notice to the

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Administrative Agent (which the Administrative Agent shall promptly provide a copy of such notice to each Lender):
(a)    of the occurrence of any Default;
(b)    of the commencement of, or any material development in, any action, suit, proceeding or investigation pending or threatened against or involving any Loan Party or any of its Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority, which would individually or when aggregated with any other action, suit, proceeding or investigation reasonably be expected to have a Material Adverse Effect; and
(c)    of any other matter that has resulted or would reasonably be expected to result in a Material Adverse Effect.
Each notice (it being acknowledged and agreed that e-mail communications shall satisfy any requirement that such notices be in writing) pursuant to Section 6.03(a) and (b) shall be accompanied by a statement of a Responsible Officer of such Loan Party setting forth details of the occurrence referred to therein and stating what action such Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity to the knowledge of the Borrower Agent any and all provisions of this Agreement and any other Loan Document that have been breached.
SECTION 6.04    Payment of Obligations. Except where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, pay or discharge or otherwise satisfy before they become delinquent, all material Taxes imposed upon it or its properties or assets required to be paid by them under applicable Laws (including any Taxes in their capacities as withholding agents), unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with, and to the extent required by, GAAP (or their equivalent in the relevant jurisdiction of the taxing authority with respect thereto) are being maintained by the Parent, such Loan Party or such Restricted Subsidiary, as applicable.

SECTION 6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal organizational existence, except in a transaction permitted by Section 7.04 or 7.05 or otherwise in connection with the Reorganization Transactions and except, other than with respect to the preservation of the existence of any Borrower, to the extent that failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises material to the Parent and its Subsidiaries’ business, taken as a whole, except, in the case of each of the foregoing, to the extent that failure to do so would not in the aggregate reasonably be expected to have a Material Adverse Effect.

SECTION 6.06    Maintenance of Properties. Keep and cause each of its Subsidiaries to keep, all material tangible property necessary in the operation of the business of the Parent and its Restricted Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear, condemnation and damage by casualty excepted, and subject to Section 7.05, except (a) where the Parent or such Restricted Subsidiary determines in its reasonable judgment that such continued maintenance is no longer economically justified or (b) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.07    Maintenance of Insurance. Maintain, or cause to be maintained, with financially sound and reputable insurance companies (determined at the time such insurance is obtained) not Affiliates of the Loan Parties, insurance with respect to its material properties and business against

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loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried by companies of a similar size engaged in similar businesses.

SECTION 6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws (other than laws relating to taxes, anti-corruption laws or Sanctions, which are covered exclusively by Sections 6.04 and 6.13 respectively) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09    Books and Records. Maintain proper books of record and account, in all material respects in accordance with GAAP or, in the case of any Non-U.S. Subsidiary, generally accepted accounting principles in the jurisdiction of organization of such Non-U.S. Subsidiary (except as approved by the accountants preparing such statements or by the chief executive officer, chief financial officer, treasurer or controller of the Parent, as the case may be, and disclosed therein or otherwise disclosed in writing by the Parent to the Administrative Agent).

SECTION 6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of the Loan Parties’ and any of their Restricted Subsidiaries’ properties, to examine its or their corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its or their affairs, finances and accounts with its or their directors, officers, and independent public accountants, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Loan Parties; provided, however, that (i) there shall be no more than one such visit per calendar year for as long as no Event of Default shall be continuing during such calendar year, (ii) when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice, (iii) representatives of the Parent and the Loan Parties may be present during any such visits, inspections and discussions, and (iv) no such discussion with any such independent accountants shall be permitted unless the Loan Parties shall have received reasonable notice thereof and a reasonable opportunity to participate therein and, if such participation is elected, the Loan Parties participated. Notwithstanding anything in this Agreement (including, but not limited to, Section 6.02, Section 6.03 and this Section 6.10) or any other Loan Document to the contrary, none of the Administrative Agent, any Lender, any L/C Issuer, any Joint Lead Arranger or any of their Related Parties shall be entitled to receive, and neither the Parent nor any of its Subsidiaries shall be required to disclose, provide or deliver, any documents or information (i) that would reasonably be expected to result in a loss by the Parent or any of its Subsidiaries of attorney-client privilege or claim of attorney work product, (ii) to the extent involving trade secret, or (iii) to the extent the disclosure thereof would reasonably be expected violate any laws, rules or regulations applicable to, or any confidentiality obligation binding on, the Parent or its Subsidiaries.

SECTION 6.11    Use of Proceeds.

(a)    Use the proceeds of the Initial Revolving Loans, (a) on the Effective Date, to finance all or a portion of, and otherwise consummate, the Effective Date Transactions, (b) on and after the Effective Date, to finance the working capital needs and other general corporate purposes (including for working

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capital and/or purchase price adjustments, refinancings of existing debt, acquisitions and other Investments, capital expenditures, Restricted Payments and other distributions, payment of related costs, fees and expenses and any other purpose not prohibited by the Loan Documents) and (c) on the Merger Closing Date, to finance all or a portion of the Merger Closing Date Transactions.
(b)    Use of proceeds of the Initial Term Loans, on the Merger Closing Date, (i) to finance all or a portion of the Merger Closing Date Transactions, and (ii) to the extent of the remaining proceeds and available Term Commitments, in each case, after giving effect to application of the proceeds of the Initial Term Loans in accordance with the immediately preceding clause (i), to finance the working capital needs and other general corporate purposes (including for working capital and/or purchase price adjustments, refinancings of existing debt, acquisitions and other Investments, capital expenditures, Restricted Payments and other distributions, payment of related costs, fees and expenses and any other purpose not prohibited by the Loan Documents).
(c)    Use Letters of Credit (including any Existing Letters of Credit), on and after the Effective Date, to replace or provide credit support for any letter of credit, bank guarantee or surety, customs, performance or similar bond of the Parent, any Loan Party or any of its Restricted Subsidiaries or any of their respective Affiliates, and to replace cash collateral posted by any of the foregoing Persons, and any other purpose not prohibited by the Loan Documents.
(d)    Use the proceeds of Incremental Facilities to finance the working capital needs and other general corporate purposes (including for working capital and/or purchase price adjustments, refinancings of existing debt, acquisitions and other Investments, capital expenditures, Restricted Payments and other distributions, payment of related costs, fees and expenses and any other purpose not prohibited by the Loan Documents).
SECTION 6.12    Additional Guarantors and Pledges Prior to the Collateral Release Date. Subject to the limitations and exceptions of this Agreement, including, without limitation, the Certain Funds Provisions and the provisions of the Collateral and Guarantee Requirement, and solely with respect to any requirement to provide Collateral, subject to clause (d) of this Section 6.12, any applicable limitation in the Pledge Agreement, and the terms and provisions of any Acceptable Intercreditor Agreement:

(a)    Ensure that, as of the Additional Guarantor Accession Date, the Consolidated Adjusted EBITDA constitutes at least 70% of the Group Adjusted EBITDA, after giving effect to the satisfaction of the Collateral and Guarantee Requirement by any Qualifying Subsidiaries on or prior to such date.
(b)    If, at the time of delivery of the annual financial statements pursuant to Section 6.01(a) (commencing with the fiscal year of the Parent ending after the Additional Guarantor Accession Date), the Consolidated Adjusted EBITDA constitutes less than 70% of the Group Adjusted EBITDA as of the end of the fiscal year reflected in such financial statements, Borrower Agent shall notify the Administrative Agent, and promptly thereafter (and in any event within forty five (45) days (or such longer period as the Administrative Agent may agree in its reasonable discretion)), cause one or more Qualifying Subsidiaries to satisfy the Collateral and Guarantee Requirement such that, after giving pro forma effect to the actions specified in and required by clause (b) of the definition of “Collateral and Guarantee Requirement”, the Consolidated Adjusted EBITDA constitutes at least 70% of the Group Adjusted EBITDA (the “Guarantor Coverage Test”). For the purposes of calculating the Guarantor Coverage Test, any entity with negative Consolidated Adjusted EBITDA shall be deemed to have zero

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Consolidated Adjusted EBITDA, and the Consolidated Adjusted EBITDA of the Consolidated Group shall be calculated by reference to each entity therein that has positive Consolidated Adjusted EBITDA.
(c)    If, after the Effective Date but prior to the earlier of the Additional Guarantor Accession Date and the Collateral Release Date, any additional Material U.S. Subsidiary of Holdings (other than an Excluded Subsidiary) is formed or acquired (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary for purposes of this clause (c)) and if such Material U.S. Subsidiary is a direct Subsidiary of a Loan Party, by the later of (x) the Additional Guarantor Accession Date and (y) the date that is sixty (60) days after the date such Material U.S. Subsidiary is formed or acquired (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Material U.S. Subsidiary owned by or on behalf of any Loan Party, subject to the last paragraph of this Section 6.12. If, on or after the Additional Guarantor Accession Date but prior to the Collateral Release Date, any additional Material U.S. Subsidiary of Holdings (other than an Excluded Subsidiary) is formed or acquired (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary for purposes of this clause (c)) and if such Material U.S. Subsidiary is a direct Subsidiary of a Loan Party, within sixty (60) days after the date such Material U.S. Subsidiary is formed or acquired (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Material U.S. Subsidiary owned by or on behalf of any Loan Party, subject to the last paragraph of this Section 6.12.
(d)    Notwithstanding the foregoing provisions of this Section 6.12 or anything in this Agreement or any other Loan Document to the contrary, (i) the foregoing provisions of this Section 6.12 shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular Equity Interests owned by the Loan Parties, or the provision of Guarantees by any Loan Party, if, and for so long as the Borrower Agent reasonably determines in consultation with the Administrative Agent that the cost of creating or perfecting such pledges or security interests in such Equity Interests, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Parent and its Subsidiaries), shall be excessive in view of the benefits to be obtained by the Lenders and the L/C Issuers therefrom, (ii) Liens required to be granted from time to time pursuant to this Agreement and the other Loan Documents shall be subject to exceptions and limitations set forth herein and in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Borrower Agent, (iii) in no event shall the Collateral include any Excluded Assets, (iv) perfection by control will not be required with respect to Equity Interests owned by any Loan Party requiring perfection through control agreements or other control arrangements (other than control or possession of pledged Equity Interests (to the extent certificated) that constitute Collateral), and (v) no Loan Party will be required to, and neither the Administrative Agent nor the Collateral Agent will be authorized to take any action, in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create or grant any security interests in assets located or titled outside of the U.S. (including Equity Interests issued by any Non-U.S. Subsidiary) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Collateral Documents governed under the laws of any non-U.S. jurisdiction and no non-U.S. filings, searches or schedules) or conduct any non-U.S. lien searches. Notwithstanding the foregoing provisions of this Section 6.12 or anything in this Agreement or any other Loan Document to the contrary, the Administrative Agent (including in its capacity as the Collateral Agent, as applicable) may grant extensions of time (including after the expiration of any relevant period, which apply retroactively)

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for the creation and perfection of security interests in, or the obtaining of, any applicable legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including, without limitation, extensions beyond the Additional Guarantor Accession Date, as required pursuant to this Section 6.12 or in connection with assets acquired, or Subsidiaries formed or acquired, after the Additional Guarantor Accession Date) where it determines that such action cannot be accomplished, or undue effort or expense would be required to accomplish such action, by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, and each Lender and L/C Issuer hereby consents to any such extension of time.
SECTION 6.13    Anti-Corruption Laws; Sanctions.

(a)    Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010 and with all applicable Sanctions, and maintain policies and procedures designed to promote compliance with such laws and Sanctions.
(b)    Shall not use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, in violation of Sanctions or (ii) in any other manner that would result in a violation of Sanctions.
(c)    Shall not use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010 or any Anti-Terrorism Laws.
SECTION 6.14    [Reserved].

SECTION 6.15    Restricted and Unrestricted Subsidiaries. Designate any Subsidiary as an Unrestricted Subsidiary only in accordance with the definition of “Unrestricted Subsidiary” contained herein.
ARTICLE VII.    NEGATIVE COVENANTS
Subject to the Certain Funds Provisions in all respects, from the Effective Date and thereafter until the Facilities Termination Date, each Loan Party covenants and agrees with the Lenders and the L/C Issuers that:
SECTION 7.01    Liens. No Loan Party shall, nor shall it permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any of their assets (including Equity Interests), whether owned on the Effective Date or acquired after that date; provided, that, prior to the Collateral Release Date, in the event any Loan Party or any of its Restricted Subsidiaries incurs, assumes, or guarantees any Indebtedness for borrowed money under credit facilities or debt securities issued in a public offering, Rule 144A under the Securities Act or other private placement, in each case, secured by a Lien on (i) non-Collateral assets of the Loan Parties or any of their Restricted Subsidiaries (other than (x) any Material Intellectual Property and (y) any cash, Cash Equivalents, deposit accounts, securities accounts or trust accounts, in each case, subject to Liens securing obligations under any Pre-Funded Acquisition Debt (until the date the relevant Material Acquisition is consummated), any Escrowed Debt or any Mandatory Redemption Debt), in an aggregate outstanding principal amount in excess of $500,000,000, or (ii) any Material Intellectual Property of the Loan Parties or any of the Restricted Subsidiaries, all Obligations shall be required to be secured on an equal and ratable basis with

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such Liens granted by the Loan Parties to secure such other Indebtedness for the benefit of the Lenders and the Guaranteed Parties, pursuant to clause (d) of the definition of the “Collateral and Guarantee Requirement”, to the extent and within the time periods required thereby.

SECTION 7.02    Investments. No Loan Party shall, nor shall it permit any Restricted Subsidiary to make any Investments, except:

(a)    Investments acquired or held in the form of cash or Cash Equivalents;
(b)    Investments existing on, or contractually committed to as of, the Effective Date, and any Investment that extends, replaces, refinances or refunds any such Investment; provided that such extending, replacing, refinancing or refunding Investment is (x) in an amount that does not exceed the amount extended, replaced, refinanced or refunded (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), and is made in the same Person as the Investment extended, replaced, refinanced or refunded, or (y) otherwise permitted by this Section 7.02;
(c)    Investments of the Acquired Companies existing on, or contractually committed to as of, the Merger Closing Date to the extent permitted to be existing or committed on the Merger Closing Date under the Merger Agreement and any Investment that extends, replaces, refinances or refunds any such Investment; provided that such extending, replacing, refinancing or refunding Investment is (x) in an amount that does not exceed the amount extended, replaced, refinanced or refunded (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), and is made in the same Person as the Investment extended, replaced, refinanced or refunded, or (y) otherwise permitted by this Section 7.02;
(d)    loans and advances (including payroll, travel and entertainment related advances) to directors, employees and officers of the Parent or any Subsidiary of the Parent (or equivalent thereof) (other than any loans or advances to any  director or officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act) so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed in the aggregate at any time outstanding $25,000,000;
(e)    Investments (i) by Holdings or any Restricted Subsidiary in Holdings or a Person that is a Restricted Subsidiary prior to such Investments, (ii) by any Restricted Subsidiary in any Loan Party, (iii) by Holdings or any Subsidiary in an Insurance Subsidiary; provided that, the amount of Investments made in reliance on this clause (iii) shall not exceed in the aggregate at any time outstanding (A) in the twelve (12) month period commencing on the date that the Insurance Subsidiary is formed, of the greater of (x) $100,000,000 and (y) 0.75% of Consolidated Total Assets, and (B) in each twelve month period thereafter, of the greater of (x) $50,000,000 and (y) 0.375% of Consolidated Total Assets, and (iv) of, in or held by a Person at the time that such Person becomes a Restricted Subsidiary;
(f)    Investments consisting of extensions of credit or other debt obligations in the nature of accounts receivable or notes receivable arising from the grant of trade credit, and Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement (including settlements of litigation) of delinquent obligations of, and other disputes with, customers and suppliers;
(g)    (i) Permitted Acquisitions and (ii) any Investments held by the target Person at the time of consummation of such Permitted Acquisition and any Investment that extends, replaces, refinances or

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refunds any such Investment; provided that, solely with respect to clause (ii), (x) such extending, replacing, refinancing or refunding Investment is (x) in an amount that does not exceed the amount extended, replaced, refinanced or refunded (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), and is made in the same Person as the Investment extended, replaced, refinanced or refunded, or (y) otherwise permitted by this Section 7.02, and (y) that such original Investment was not acquired by such Person in contemplation of such Permitted Acquisition;
(h)    (i) Guarantees permitted by Section 7.03 and (ii) and guarantees by Holdings or any Restricted Subsidiary of leases, subleases, licenses, sublicenses, or other obligations that do not constitute Indebtedness;
(i)    Other Investments, taken together with all other Investments made pursuant to this clause (i) not to exceed at any time outstanding the greater of $250,000,000 and 1.875% of Consolidated Total Assets;
(j)    Other Investments so long as after giving effect to the making of such Investment, Holdings shall be in pro forma compliance with the financial covenants set forth in Section 7.10  as of the end of the most recent Test Period;
(k)    Investments required pursuant to the terms of any Qualified Receivables Transaction, factoring, securitization, receivables or similar arrangement with respect to accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction;
(l)    pledges or deposits made in the ordinary course of business (including cash collateral and other credit support to secure obligations under letters of credit permitted under Section 7.03);
(m)    Investments in Persons engaged in a Similar Business, not to exceed at any time outstanding the greater of $250,000,000 and 1.875% of Consolidated Total Assets;
(n)    to the extent constituting an Investment, any Restricted Payments permitted by Section 7.06;
(o)    extensions of trade credit, accounts receivable and prepaid expenses;
(p)    Investments by Holdings and any of its Restricted Subsidiaries in the Parent or any Restricted Subsidiaries, so long as such Investment (or cash or other assets of equivalent value thereof) is returned or otherwise delivered to the Person making such Investment within five (5) Business Days of the making of such Investment;
(q)    Investments received in connection with a Disposition permitted by Section 7.05;
(r)    endorsements of negotiable instruments held for collection in the ordinary course of business;
(s)    Investments in respect of, including, by way of any contributions to or guaranty of, any employee benefit, equity incentive, pension or retirement plan, including any Benefit Plan, Employee Benefit Plan, Pension Plan or Multiemployer Plan;

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(t)    Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of Parent or any Restricted Subsidiaries;
(u)    Investments in the Parent or any Subsidiary of the Parent or any joint venture in connection with intercompany cash management arrangements, pooling agreements or related activities arising in the ordinary course of business;
(v)    Investments made in connection with tax planning activities or the Reorganization Transactions;
(w)    Holdings and its Restricted Subsidiaries may enter into (i) Swap Contracts in compliance with Section 7.03(j) and (ii) Permitted Call Spread Transactions in compliance with Section 7.03(y);
(x)    to the extent constituting Investments, AICF Payments;
(y)    Hedge Agreements entered into in the ordinary course of business for non-speculative purposes, and Cash Management Agreements;
(z)    to the extent constituting an Investment, any Disclosed Transaction;
(aa)    to the extent constituting Investments, the Transactions and the Reorganization Transactions;
(bb)    Investments in Unrestricted Subsidiaries not to exceed at any time outstanding the greater of $100,000,000 and 0.75% of Consolidated Total Assets; and
(cc)    Investments in joint ventures in an aggregate amount not to exceed at any time outstanding the greater of $100,000,000 and 0.75% of Consolidated Total Assets.
For purposes of determining compliance with this Section 7.02, in the event that a proposed Investment meets the criteria of more than one of the categories of permitted Investments described in clauses (a) through (cc) above, Holdings or the Borrower Agent, each in its sole discretion, will be permitted to classify such Investment on the date of its making, or later reclassify such Investment, in any manner that complies with this Section 7.02, so long as such Investment (or any portion thereof) is permitted to be made pursuant to such provision at the time of reclassification.
Notwithstanding anything herein to the contrary, no Default or Event of Default shall be deemed to have occurred if the amount of any Investment under this Section 7.02 in reliance on a percentage of Consolidated Total Assets shall at a later time exceed such percentage of Consolidated Total Assets so long as, at the time of such Investment, such Investment was permitted hereunder.
Notwithstanding anything here to the contrary, no Investments in Unrestricted Subsidiaries shall be made with Material Intellectual Property.
SECTION 7.03    Indebtedness. No Loan Party shall, nor shall it permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

(a)    Indebtedness incurred pursuant to this Agreement and the other Loan Documents or otherwise evidencing any of the Obligations, including, without limitation, Obligations created pursuant

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to Section 2.18, and Obligations incurred pursuant to Section 2.20 and any extension of the Obligations pursuant to Section 2.19, and any Permitted Refinancing of any of the foregoing;
(b)    Indebtedness under the Indenture, the Secured Notes Documents and the Euro Notes Documents and any Permitted Refinancing in respect of any of the foregoing;
(c)    Indebtedness existing, or pursuant to commitments existing, on the Effective Date and, with respect to any such item of Indebtedness in an aggregate principal amount in excess of $250,000,000, described on Schedule 7.03, and any and any Permitted Refinancing in respect of any of the foregoing;
(d)    Guarantees of (i) a Loan Party in respect of Indebtedness otherwise permitted hereunder of the other Loan Parties and (ii) Indebtedness of Restricted Subsidiaries which are not Loan Parties, provided that the aggregate principal amount of Indebtedness at any time outstanding guaranteed in accordance with this clause (ii) shall not exceed $400,000,000;
(e)    (i) Indebtedness incurred to finance the design, development, acquisition, construction, installation, repair, lease, or improvement of any property (or Indebtedness to finance the design, development, acquisition, construction, installation, lease, repairs, additions or improvements to property (real or personal) whether through the direct purchase or lease of such assets or through the purchase of equity interests in a Person owning such assets), including tax retention and other synthetic lease obligations and purchase money obligations and any replacement, renewal, refinancing, extension, exchange, defeasance, restructuring, refunding, repayment, amendment, restatement, or supplementation of any of the foregoing; provided that any such Indebtedness shall be secured only by the property acquired, developed, constructed, repaired, designed, improved, leased or subject to such design or installation in connection with the incurrence of such Indebtedness and any proceeds and products thereof (other than accessions and additions of such property, and products and proceeds of such property, and other than pursuant to customary cross-collateralization provisions with respect to other property of a Loan Party or Restricted Subsidiary that also secures Indebtedness owed to the same financing party or its Affiliates); provided, further, that the aggregate outstanding principal amount of such Indebtedness permitted to be outstanding pursuant to this clause (i) shall not exceed the greater of $500,000,000 and 3.75% of Consolidated Total Assets; and (ii) Indebtedness in respect of Capitalized Lease Obligations; provided, further, that the aggregate outstanding principal amount of such Indebtedness permitted to be outstanding pursuant to this clause (ii) shall not exceed the greater of $500,000,000 and 3.75% of Consolidated Total Assets; and any replacement, renewal, refinancing, extension, exchange, defeasance, restructuring, refunding, repayment, amendment, restatement, or supplementation thereof;
(f)    (i) Indebtedness of any Subsidiary of Holdings assumed in connection with a Permitted Acquisition so long as (x) such Indebtedness was not issued or created in contemplation of such acquisition and (y) after giving effect to the incurrence of such Indebtedness, Holdings shall be in pro forma compliance with the financial covenants set forth in Section 7.10  as of the end of the most recent Test Period, and (ii) any Permitted Refinancing in respect thereof;
(g)    Other unsecured Indebtedness so long as after giving effect to the incurrence of such Indebtedness, Holdings shall be in pro forma compliance with the financial covenants set forth in Section 7.10  as of the end of the most recent Test Period;
(h)    (i) to the extent constituting Indebtedness, obligations under the Merger Agreement and (ii) any Indebtedness permitted to remain outstanding after the Merger Closing Date pursuant to the

    James Hardie Credit and Guaranty Agreement

Merger Agreement (excluding any Indebtedness required to be refinanced pursuant to the Existing Target Credit Agreement Refinancing);
(i)    Other secured Indebtedness so long as after giving effect to the incurrence of such Indebtedness, Holdings shall be in pro forma compliance with a Consolidated Net Secured Leverage Ratio of 2.50 to 1.00; provided that no Indebtedness may be incurred pursuant to this clause (i) from and after the Collateral Release Date;
(j)    Indebtedness pursuant to Hedge Agreements and Swap Contracts entered into for non-speculative purposes; and
(k)    Excluded Debt;
(l)    (i) Indebtedness incurred in connection with any Qualified Receivables Transaction, factoring, securitization, receivables or similar arrangement with respect to accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction, and (ii) any Permitted Refinancing thereof;
(m)    (i) Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions in an aggregate amount not exceed $1,000,000,000 outstanding at any one time, and (ii) any Permitted Refinancing thereof;
(n)    Guarantees of obligations of any employee, officer or director of the Parent or any Subsidiary of Parent in respect of loans made to such employee, officer or director in connection with such Person’s acquisition of Equity Interests, phantom stock rights, capital appreciation rights or similar equity like interests in the Parent or any such Subsidiary in an aggregate principal amount not to exceed $5,000,000 outstanding at any one time;
(o)    (i) Indebtedness incurred as a result of the Subsidiary Redesignation so long as after giving effect to the incurrence of such Indebtedness, Holdings shall be in pro forma compliance with the financial covenants set forth in Section 7.10  as of the end of the most recent Test Period, and (ii) any Permitted Refinancing in respect thereof;
(p)    [reserved];
(q)    Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal, bid, payment (other than payment of Indebtedness) or similar obligations (including any bonds or letters of credit issued with respect thereto or otherwise supporting any of the foregoing, and all guaranties, reimbursement and indemnity agreements entered into in connection therewith) incurred in the ordinary course of business;
(r)    Indebtedness in respect of Cash Management Agreements, treasury, depositary and cash management services, automated clearinghouse transfer of funds, pooling account arrangements, netting services, overdraft protections, set-off, revocation, refunds and chargebacks, and otherwise in connection with deposit accounts, commodities accounts and securities accounts;
(s)    Indebtedness of Holdings or any of its Restricted Subsidiaries in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances and performance, appeal or surety bonds in the ordinary course of

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business that do not give rise to an Event of Default and obligations with respect to letters of credit supporting any of the foregoing;
(t)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds;
(u)    (i) Indebtedness incurred by any joint venture or similar arrangement in an aggregate principal amount not to exceed at any time outstanding the greater of $250,000,000 and 1.875% of Consolidated Total Assets, and (ii) any Permitted Refinancing thereof;
(v)    Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary;
(w)    Indebtedness arising from financing insurance premiums in the ordinary course of business;
(x)    Indebtedness arising as a result of the endorsement in the ordinary course of business of negotiable instruments in the course of collection;
(y)    Indebtedness under Permitted Call Spread Transactions;
(z)    Indebtedness of Holdings or any of its Restricted Subsidiaries owing to Holdings, any other Loan Party or any Restricted Subsidiary; and
(aa)    (i) Indebtedness in respect of (i) one or more series of notes issued by any of the Borrowers that are either (x) senior or subordinated and unsecured or (y) secured by Liens on the Collateral ranking junior to or pari passu with the Liens securing the Obligations, in each case, issued in a public offering, Rule 144A or other private placement in lieu of the foregoing (and any Registered Equivalent Notes issued in exchange therefor), and (ii) loans made to any of the Borrowers that are either (x) senior or subordinated and unsecured or (y) secured by Liens on Collateral ranking junior to the Liens securing the Obligations (any such Indebtedness, “Incremental Equivalent Debt”); provided that at all times prior to the Collateral Release Date, the aggregate initial principal amount of all Incremental Equivalent Debt shall not exceed the amount permitted to be incurred under the Maximum Incremental Amount, provided that at all times after the Collateral Release Date, all Incremental Equivalent Debt shall be unsecured, provided that (x) the aggregate initial principal amount of all Incremental Equivalent Debt incurred on a secured basis on or after the Collateral Release Date shall not exceed the amount permitted to be incurred under the clause (e)(A) of the definition of “Maximum Incremental Amount” and (y) in the case of Incremental Equivalent Debt that is secured, such Incremental Equivalent Debt shall be subject to an Acceptable Intercreditor Agreement and (B) the incurrence of such Indebtedness shall be subject to Section 2.18(b)(i), as if such Incremental Equivalent Debt constituted New Incremental Term Loans, and (ii) any Permitted Refinancing thereof;
(bb)    (i) Indebtedness incurred by Holdings or any Restricted Subsidiary in addition to that referred to elsewhere in this Section 7.03 in an aggregate principal amount not to exceed in the aggregate at any time outstanding the greater of $400,000,000 and 3.0% of Consolidated Total Assets (which greater amount shall be replaced, from and after the Collateral Release Date, with $1,000,000,000), and (ii) any Permitted Refinancing thereof.

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For purposes of determining compliance with this Section 7.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (bb) above, Holdings or the Borrower Agent, each in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence, creation or assumption, or later reclassify such item of Indebtedness, in any manner that complies with this Section 7.03, so long as such Indebtedness (or any portion thereof) is permitted to be incurred, created or assumed pursuant to such provision at the time of reclassification.
Notwithstanding anything herein to the contrary, no Default or Event of Default shall be deemed to have occurred if the aggregate principal amount of Indebtedness created, incurred, assumed or existing under this Section 7.03 based on a percentage of Consolidated Total Assets or Consolidated Adjusted EBITDA, as applicable, shall at a later time exceed such percentage of Consolidated Total Assets or Consolidated Adjusted EBITDA, as applicable, so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness was permitted hereunder.
Notwithstanding anything herein to the contrary, the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity Interests in the form of additional shares of the same class of Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity Interests for purposes of this Section 7.03.
SECTION 7.04    Fundamental Changes(a)     (a)     None of Holdings or any Loan Party shall merge, dissolve, liquidate, consolidate with or into another Person, or, in a single transaction or series of related transactions, Dispose of all or substantially all of the assets of Holdings and its Restricted Subsidiaries, taken as a whole, to or in favor of any Person, unless (i) otherwise permitted under the Secured Notes Indenture, the Euro Notes Indenture or the Indenture, or (ii):

(1)    if such merger, consolidation, amalgamation or business combination transaction involves a Borrower, (x) such Borrower shall be the continuing Person, (y) another Borrower shall be the continuing Person, or (z) the successor or transferee shall be a Person organized and existing under the laws of Ireland, the United Kingdom, the United States or a state thereof, Australia or a state thereof or such other jurisdiction reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), and the successor or transferee Person expressly assumes, by execution and delivery of a customary joinder instrument, such Borrower’s Obligations hereunder and under the other Loan Documents;
(2)    if such merger, consolidation, amalgamation or business combination transaction involves Holdings or any other Loan Parties, except as provided in clause (1) above, (x) Holdings or such Loan Party, as the case may be, shall be the continuing Person, (y) another Loan Party shall be the continuing Person, or (z) the successor or transferee shall be a Person organized and existing under the laws of Ireland, Germany, the Netherlands, Belgium, Luxembourg, Bermuda, the United Kingdom, the United States or a state thereof, Australia or a state thereof, or such other jurisdiction reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), and the successor or transferee Person expressly assumes, by execution and delivery of a customary joinder instrument, the

    James Hardie Credit and Guaranty Agreement

prior Holdings’ or Loan Party’s Obligations, as the case may be, hereunder and under the other Loan Documents; and
(3)    after giving effect to any such transaction, no Default or Event of Default, shall have occurred or be continuing.
(b)    Notwithstanding the foregoing or anything contained in this Section 7.04 to the contrary, nothing contained in this Section 7.04 shall restrict or prohibit the consummation of the Transactions or the Reorganization Transactions.
(c)    Notwithstanding the preceding clauses of this Section 7.04, (x) the Loan Parties may liquidate, dissolve or merge or consolidate with or into Holdings or any of Holdings’ Restricted Subsidiaries for any purpose and (y) Holdings, the Borrowers or a Restricted Subsidiary may merge or consolidate solely for the purpose of reincorporating Holdings, the Borrowers or a Restricted Subsidiary, as the case may be, in another jurisdiction.
(d)    Upon any consolidation, combination, merger, dissolution or liquidation of any Loan Party, or any Disposition of all or substantially all of its assets in accordance with the foregoing provisions, in which a Loan Party is not the continuing obligor under this Agreement and the other Loan Documents, as the case may be, the surviving or transferee entity formed by such consolidation or into which such Loan Party is merged, dissolved into or liquidated into or to which such Disposition of all or substantially all of its assets is made shall expressly assume, by execution and delivery of a customary joinder instrument, the prior Loan Party’s Obligations hereunder and under the other Loan Documents, and will thereafter succeed to, and be substituted for, and may exercise every right and power of such prior Loan Party under this Agreement and the other Loan Documents with the same effect as if such surviving entity had been named therein as a Loan Party and, to the extent not the surviving or transferee entity, the entity formerly referred to as a Loan Party will be released from the Obligations and covenants under this Agreement and the other Loan Documents; provided that, subject to Section 1.12, the Administrative Agent shall have received, with respect to each such surviving or transferee entity, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, as reasonably requested in writing to the Borrower Agent by the Administrative Agent or any Lender (through the Administrative Agent).
SECTION 7.05    Dispositions. (a) No Loan Party shall, nor shall it permit any Restricted Subsidiary to make any Disposition, unless:

(1)    Holdings or such Restricted Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in good faith by Holdings on the date of contractually agreeing to such Disposition) of the assets subject to such Disposition; and
(2)    at least 75% of the consideration received by Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents or any combination thereof (collectively, the “Cash Consideration”).
(b)    For the purposes of this Section 7.05, the following are deemed to be Cash Consideration:

    James Hardie Credit and Guaranty Agreement

(1)    any liabilities (as reflected on the Consolidated Group’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Consolidated Group’s consolidated balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by Holdings) of Holdings or such Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Disposition);
(2)    any securities, notes or other obligations received by Holdings or any Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or cash equivalents within 180 days after such Disposition, to the extent of the cash and Cash Equivalents received in that conversion; and
(3)    any Designated Non-cash Consideration received by Holdings or any of its Restricted Subsidiaries in such Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause that has at that time not been converted into cash or a cash equivalent, not to exceed the greater of $400,000,000 and 3.0% of Consolidated Total Assets (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
For the avoidance of doubt, nothing contained in this Section 7.05 shall restrict or prohibit the consummation of the Transactions or the Reorganization Transactions.
Notwithstanding anything here to the contrary, there shall be no Dispositions of Material Intellectual Property to any Unrestricted Subsidiary.
SECTION 7.06    Restricted Payments. No Loan Party shall, nor shall it permit any Restricted Subsidiary to declare or make, directly or indirectly, any Restricted Payment, except that,

(a)    Restricted Payments to any Insurance Subsidiary (or to the direct or indirect parent of any Loan Party, the proceeds of which are promptly contributed or distributed, directly or indirectly, to the Insurance Subsidiary); provided that, the aggregate amount of Restricted Payments made in reliance on this clause (a) shall not exceed an aggregate amount (A) in the twelve (12) month period commencing on the date that the Insurance Subsidiary is formed, of the greater of (x) $100,000,000 and (y) 0.75% of Consolidated Total Assets, and (B) in each twelve month period thereafter, of the greater of (x) $50,000,000 and (y) 0.375% of Consolidated Total Assets;
(b)    [reserved];
(c)    to the extent constituting Restricted Payments, AICF Payments;
(d)    to the extent constituting Restricted Payments, the Loan Parties and their Restricted Subsidiaries may consummate the Transactions and the Reorganization Transactions;

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(e)    Holdings or a Restricted Subsidiary may make (i) distributions to the extent necessary to enable the Parent or a Subsidiary of the Parent to pay their general administrative costs and expenses, and (ii) any Tax Distributions;
(f)    Holdings or any Restricted Subsidiary may make payments permitted by Section 7.08 (other than clause (c) or (h) thereof), to the extent such payments constitute Restricted Payments;
(g)    Holdings or any Restricted Subsidiary may repurchase Equity Interests issued to current or former employees, officers, directors or managers upon death, disability or termination of employment of the Parent, Holdings, the Borrowers and the Restricted Subsidiaries or pursuant to the terms of any subscription, stockholder or other agreement or plan; provided that the aggregate cash consideration paid for all such repurchase shall not exceed (A) $50,000,000 during any calendar year (with unused amounts being available to be used in the next succeeding two calendar years) plus (B) the amount of any net cash proceeds received by Holdings from the issuance and sale after the Effective Date of Qualified Equity Interests of Holdings (or any direct or indirect parent company thereof) to officers, directors or employees of Holdings or its Restricted Subsidiaries (or any direct or indirect parent company thereof) that have not been applied to the payment of Restricted Payments pursuant to this clause (g), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (g); provided, further, that neither (x) cancellation of Indebtedness owing to Holdings (or any direct or indirect parent company thereof) from any current or former officer, director or employee (or any permitted transferees thereof) of Holdings or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Holdings (or any direct or indirect parent company thereof) from such Persons nor (y) any payments or other obligations arising in respect of Equity Interests of Holdings (or any direct or indirect parent company thereof) held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) in connection with or resulting from the announcement or consummation of a Change of Control, will be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement;
(h)    Holdings or any Restricted Subsidiary may repurchase Equity Interests (including Qualified Equity Interests) upon the exercise of stock options, warrants or other convertible or exchangeable securities if such Equity Interests or Qualified Equity Interests represents a portion of the exercise, conversion or exchange price thereof;
(i)    Holdings or any Restricted Subsidiary may make repurchases of Equity Interests in Parent, Holdings, the Borrowers and the Restricted Subsidiaries deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to a current or former director, officer, employee, manager or director of such Person, or consultant or advisor or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) to pay for the Taxes payable by such Person attributable to such grant or award (or upon the vesting thereof);
(j)    so long as no Default shall have occurred and be continuing or would result therefrom, Restricted Payments in an amount not to exceed the Available Amount;
(k)    [reserved]; and
(l)    Holdings or any of Restricted Subsidiary may make Restricted Payments so long as after giving effect to the making of such Restricted Payment, Holdings shall be in pro forma compliance with a Consolidated Net Leverage Ratio no greater than 3.50 to 1.00 as of the end of the most recent Test Period;

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provided that any Restricted Payment pursuant to this clause (l) shall not be made prior to the utilization of all amounts available for the making of Restricted Payments under Section 7.06(j) hereof;
provided, however, that this Section 7.06 and the limitations set forth herein shall cease to apply on, and no Loan Party nor any of its Subsidiaries shall be required to comply with on and at all times after, the occurrence of the Collateral Release Date.
For purposes of determining compliance with this Section 7.06, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of permitted Restricted Payments described in clauses (a) through (l) above, Holdings or the Borrower Agent, each in its sole discretion, will be permitted to classify such Restricted Payment on the date of its making or declaration, or later reclassify such Restricted Payment, in any manner that complies with this Section 7.02, so long as such Restricted Payment (or any portion thereof) is permitted to be made or declared pursuant to such provision at the time of reclassification.
Notwithstanding the foregoing, (i) Holdings may pay dividends and other distributions within sixty (60) days after the date of declaration thereof if at such date of declaration such dividend or distribution would have complied with this Section 7.06, (ii) any Wholly Owned Subsidiary that is a Restricted Subsidiary may purchase, redeem or otherwise acquire or exchange its Equity Interests for the Equity Interests of another Wholly Owned Subsidiary that is a Restricted Subsidiary, (iii) Holdings may issue Equity Interests or rights to purchase Equity Interests, in each case contemplated by its Organization Documents as in effect from time to time and (iv) Holdings and its Restricted Subsidiaries may enter into and perform their obligations under Permitted Call Spread Transactions.
SECTION 7.07    Change in Nature of Business. No Loan Party shall, nor shall it permit any Restricted Subsidiary to engage in or acquire any line of business which is not a Similar Business.

SECTION 7.08    Transactions with Affiliates. No Loan Party shall, nor shall it permit any Restricted Subsidiary to enter into any transaction of any kind with any Affiliate of any Loan Party involving aggregate payments or consideration to such Affiliate in excess of $50,000,000, whether or not in the ordinary course of business, other than on terms (taken as a whole) substantially as favorable to such Loan Party or such Restricted Subsidiary as would be obtainable by such Loan Party or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person that is not an Affiliate, or, if such transaction is not one which by its nature could be obtained from such Person, is on fair and reasonable terms as reasonably determined by such Loan Party or such Restricted Subsidiary, except:
(a)    if such transaction is among Parent, any Holding Companies, JH Insurance, Holdings, the Borrowers and/or one or more Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(b)    the issuance of Equity Interest by Parent, Holdings or any other Restricted Subsidiary to the management of such Person, pursuant to arrangements described in clause (k) below;
(c)    equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Equity Interest by Parent, Holdings, the Borrowers or any Restricted Subsidiary permitted under Section 7.06 and any actions by Parent, Holdings, the Borrowers or any Restricted Subsidiary to permit the same;

    James Hardie Credit and Guaranty Agreement

(d)    loans, guarantees and other transactions by Parent, Holdings, the Borrowers or any Restricted Subsidiary to the extent not prohibited by this Article VII (other than by reliance on this Section 7.08);
(e)    the entry into, performance under, and making of any payments in respect of any employment, compensation and severance arrangements and health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements between Parent, Holdings, the Borrowers and the Subsidiaries of the Parent and their respective directors, officers, managers, employees, consultants or independent contractors (including management and/or employee benefit plans or agreements, stock/equity/option plans, management equity plans, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers, managers, directors, consultants or independent contractors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the Board of Directors of Parent or Holdings or such Person;
(f)    the payment of customary fees, compensation and reasonable out-of-pocket costs to, and benefits, indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former, directors, managers, consultants, officers, employees and independent contractors of Parent, Holdings, the Borrowers and the Subsidiaries of the Parent in the ordinary course of business to the extent attributable to the ownership or operation of the Parent, Holdings and the Subsidiaries of the Parent;
(g)    transactions pursuant to agreements, instruments or arrangements in existence on the Effective Date and, with respect to any such transactions involving aggregate payments or consideration to Affiliates in excess of $250,000,000, described on Schedule 7.08, including any amendments, modifications, restatements, renewals, supplements, refundings, replacements, refinancings or otherwise continued in effect, in all cases, on terms not materially less favorable to such Loan Party or such Restricted Subsidiary, taken as a whole, than on the Effective Date (as determined in the good-faith judgment of Holdings);
(h)    Restricted Payments permitted under Section 7.06, Investments permitted under Section 7.02, Dispositions permitted under Section 7.05 and transactions permitted under Section 7.04;
(i)    any issuance or transfer of Equity Interests, or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the Board of Directors of Parent, Holdings, the Borrowers or any Subsidiary of the Parent, as the case may be and the granting and performing of customary registration rights;
(j)    the issuance and sale of any Equity Interests of the Borrowers not prohibited under this Agreement;
(k)    any contribution by Parent to the capital of Holdings or any Restricted Subsidiary;
(l)    any transaction between or among Parent, Holdings, the Borrowers or any Restricted Subsidiary and any Affiliate of Parent, Holdings, the Borrowers, any Restricted Subsidiary or a joint venture or similar Person that would constitute an Affiliate transaction solely due to the fact that a director of such joint venture or similar Person is also a director of the Parent, Holdings, Borrower or any Restricted Subsidiary;

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(m)    [reserved];
(n)    the entering into, and payments by, the Parent, Holdings, the Borrowers, and the Restricted Subsidiaries pursuant to tax sharing agreements among any such Persons on customary terms to the extent such payments under such tax sharing agreements are not prohibited under this Agreement;
(o)    transactions in which the Borrower Agent delivers to the Administrative Agent a letter from an independent financial advisor (reasonably satisfactory to the Administrative Agent) stating that such transaction is fair to the Parent, Holdings, the Borrowers, or such Restricted Subsidiary from a financial point of view or meets the requirements of the introductory paragraph of this Section;
(p)    payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, current or former employees, directors or consultants of Parent, Holdings, the Borrowers, any of the Subsidiaries of the Parent, and employment agreements, stock option plans and other compensatory arrangements with any such employees, directors or consultants;
(q)    pledges and Dispositions of Equity Interests of Unrestricted Subsidiaries;
(r)    the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary (and not entered into in contemplation of such designation) and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary (and not entered into in contemplation of such designation);
(s)    the existence of, and the performance by the Loan Parties and their respective Restricted Subsidiaries of their respective obligations under the terms of, any limited liability company, limited partnership, or other Organization Document, joint venture agreement or security holders agreement (including any registration rights agreement or purchase agreement related thereto), or agreements similar to any of the foregoing, to which it is a party on the Effective Date (or, if later, the date such Subsidiary is formed or acquired so long as not entered into in contemplation of such acquisition other than pursuant to customary terms in an acquisition agreement pursuant to which such Subsidiary was acquired), and similar agreements that it may enter into thereafter to the extent not prohibited by this Agreement (and not entered into in contemplation of entering into this Agreement);
(t)    following the consummation of a Permitted Acquisition, any agreements of the acquired Person in effect on the closing date of such acquisition;
(u)    (i) the payment of customary fees, expenses and compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) to current or former officers, managers, employees, consultants, advisors and members of the board of directors or comparable governing body of the Parent, Holdings, any Borrower, or any Subsidiary of the Parent or and (ii) customary indemnities provided on behalf of current or former officers, directors, managers, employees, advisors or consultants of Parent, Holdings, any Borrower, or any Subsidiary of the Parent;
(v)    transactions in connection with any AICF Payments;
(w)    the Loan Parties and their respective Restricted Subsidiaries may consummate the Transactions and the Reorganization Transactions; and

    James Hardie Credit and Guaranty Agreement

(x)    transactions in connection with any Disclosed Transaction.
SECTION 7.09    Parent. (a) The Parent shall not permit to exist any material liabilities of the Parent other than (i) creditors, provisions and indemnities incidental to its activities as a holding company; (ii) liabilities (if any) under the Guarantee Trust Deed and the Intercreditor Deed; (iii) liabilities under the AFFA; (iv) liabilities in relation to taxation and accounting, and liabilities related to administrative activities as a member of the group of companies that includes the Parent and its Subsidiaries; (v) liabilities to shareholders in their capacity as such not prohibited under the AFFA; (vi) maintaining insurance on behalf of itself and its Subsidiaries; (vii) guaranteeing obligations of, and co-signing documents with, its Subsidiaries, in each case, not prohibited by this Agreement; (viii) executing acquisition, asset sale and related other agreements in connection with acquisitions, other Investments and Dispositions not prohibited by this Agreement; (ix) subject to clause (b) below, liabilities related to the direct and indirect ownership and acquisition of Equity Interests in its Subsidiaries, together with activities directly related thereto, including making and receiving Restricted Payments and Investments and engaging in other activities not prohibited from being engaged in under this Agreement by Holdings and its Subsidiaries; (x) liabilities related to activities required to comply with the provisions of the Securities Act and the Exchange Act and, in each case, any rules and regulations promulgated thereunder, and similar laws and regulations of other jurisdictions and the rules of securities exchanges; (xi) liabilities related to any public offering of its common stock or any other issuance or sale of its Equity Interests; (xii) liabilities related to establishing and maintaining bank accounts and Intellectual Property; (xiii) liabilities related to employment agreements and other arrangements with its or its Subsidiaries’ respective officers, employees and directors, and providing indemnification to its or its Subsidiaries’ respective officers, managers and directors; (xiv) liabilities related to activities required to maintain its continued existence or otherwise comply with applicable law, rules and regulations; (xv) liabilities related to the receipt, holding or deploying of cash or Cash Equivalents in connection with any transactions permitted under this Agreement, and (xvi) liabilities related to any activities incidental to any of the foregoing; and (b) the only Person (excluding Holdings) which is a Subsidiary of the Parent, and not also a direct Subsidiary of Holdings, is JH Insurance and other Holding Companies.

SECTION 7.10    Financial Covenants.

(a)    Consolidated Interest Coverage Ratio. Holdings shall not permit the Consolidated Interest Coverage Ratio as of the end of any Test Period (commencing with the first Test Period ended after the Effective Date) to be less than 3.00 to 1.00; and
(b)    Consolidated Net Leverage Ratio. Holdings shall not permit the Consolidated Net Leverage Ratio as of the last day of any Test Period (commencing with the first Test Period ended after the Effective Date) to be greater than 4.00 to 1.00; provided that (x) during the period commencing on the Merger Closing Date and ending on (and including) the date that is twelve (12) months after the Merger Closing Date (such date, the “Merger Anniversary Date”), Holdings shall not permit the Consolidated Net Leverage Ratio as of the last day of any Test Period ending during such period to be greater than 4.25 to 1.00, and (y) on and after the occurrence of the Collateral Release Date, Holdings shall not permit the Consolidated Net Leverage Ratio as of the last day of any Test Period ending on or after the Collateral Release Date to be greater than 3.50 to 1.00; provided, further, however, in the case of any Material Acquisition consummated on or after the Merger Anniversary Date, the maximum permitted Consolidated Net Leverage Ratio, then in effect pursuant to the foregoing provisions of this Section 7.10(b), shall be automatically increased by 0.50 to 1.00 for a period of four (4) fiscal quarters of the Parent, following the date of the consummation of such Material Acquisition.

    James Hardie Credit and Guaranty Agreement

ARTICLE VIII.    EVENTS OF DEFAULT AND REMEDIES
SECTION 8.01    Events of Default. Subject to the Certain Funds Provisions in all respects, any of the following shall constitute an Event of Default (each, an “Event of Default”):

(a)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation; provided that any failure to pay that would otherwise constitute an Event of Default under this Section 8.01(a)(i) shall not result in an Event of Default if (x) such failure is attributable solely to an administrative or technical error; (y) such Borrower or other Loan Party can demonstrate to the reasonable satisfaction of the Administrative Agent that sufficient funds were available to enable such Borrower or other Loan Party to make the relevant payment when due; and (z) such default is remedied within one (1) Business Day, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any L/C Obligation, any fee due hereunder or any other Obligation (other than under clause (a)(i)) or amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Loan Party defaults in the performance or observance of any term, covenant or agreement on its part to be performed or observed under Section 6.03(a), Section 6.05(a) (solely with respect to the legal existence of Holdings and the Borrowers only), Section 6.11 or Article VII; or
(c)    Other Defaults. Any Loan Party defaults in the performance or observance of any other covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b) above) on its part to be performed or observed under any Loan Document and such default shall continue unremedied or unwaived for a period of thirty (30) days after written notice shall have been delivered by the Administrative Agent or the Required Lenders to the Borrower Agent; or
(d)    Representations and Warranties. Any representation or warranty made by or on behalf of any Borrower or any other Loan Party in any Loan Document or certificate delivered hereunder to the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer pursuant hereto or thereto shall have been incorrect in any material respect on the date as of when made or deemed made; provided that the failure of any representation or warranty to be true and correct on the Merger Closing Date will not constitute a Default or Event of Default except to the extent such representation or warranty constitutes a Specified Representation; or
(e)    Cross-Default. (i) Any Loan Party or any Significant Subsidiary shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) of any Indebtedness for borrowed money (other than Indebtedness hereunder, Indebtedness under Swap Contracts, and intercompany Indebtedness) having an aggregate outstanding principal amount of more than the Threshold Amount (any such Indebtedness, “Material Indebtedness”), and such failure continues beyond the period of notice or grace if any set forth in the instrument or agreement under which such Indebtedness was created, or (ii) any “event of default” (or equivalent or analogous term) occurs pursuant to the terms of any agreement in respect of Material Indebtedness, the effect of which is to cause, after the expiration of any applicable grace period, and with the delivery of any applicable notice if required, such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) in full, prior to its stated maturity; provided that a default or event described in clause (i) or (ii) of this Section 8.01(e) shall not at any time constitute an Event of Default (A) unless, at such time, one or more defaults or events of the type described in clauses (i) and (ii) of this Section 8.01(e) shall have occurred and be continuing with respect to Material

    James Hardie Credit and Guaranty Agreement

Indebtedness, (B) in the case of any Material Indebtedness if the sole remedy or option of the holder thereof in the event of the non-payment of such Material Indebtedness or the non-payment or non-performance of obligations related thereto is to elect to convert such Indebtedness into Qualified Equity Interests and cash in lieu of fractional shares, (C) in the case of Material Indebtedness which the holder thereof may elect to convert into Qualified Equity Interests, such Material Indebtedness from and after the date, if any, on which such conversion has been effected, or (D) if the applicable failure has been remedied or waived by the holders of the applicable Material Indebtedness; provided, further, this Section 8.01(e) shall not apply to (A) secured Material Indebtedness that becomes due as a result of the voluntary Disposition of the property or assets securing such Material Indebtednesss, (B) any Material Indebtedness that becomes due as a result of a refinancing thereof permitted by Section 7.03, and (C) any reimbursement obligation in respect of a letter of credit (other than the Letters of Credit), bankers acceptance or similar obligation as a result of a drawing thereunder by a beneficiary thereunder in accordance with its terms; provided, further, that notwithstanding any provision of this Section 8.01(e) to the contrary, to the extent that the terms of any such agreement or instrument governing the sale, pledge or disposal of Margin Stock or utilization of the proceeds of such Material Indebtedness in connection therewith would result in such acceleration or in an Event of Default or Default under this Agreement, and would cause this Agreement or any Loan or Letter of Credit to be subject to the margin requirements or any other restriction under Regulation U, then such acceleration shall not constitute an Event of Default or Default under this Section 8.01(e); or
(f)    Insolvency Proceedings, Etc. (i) Any Loan Party or any of its Significant Subsidiaries voluntarily commences a proceeding concerning itself under any Debtor Relief Law seeking dissolution or reorganization or the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, process advisor or similar officer for it or for all or substantially all of its property, or voluntarily makes a general assignment for the benefit of creditors; or (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, process advisor or similar officer is appointed for any Loan Party or Significant Subsidiary or for all or substantially all of its property, any proceeding under any Debtor Relief Law seeking dissolution or reorganization of any Loan Party or Significant Subsidiary shall be commenced against it, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against it, in each case, without the consent of such Loan Party or Significant Subsidiary (as applicable) and such appointment, proceeding, or writ, judgment, warrant of attachment, execution or similar process (as applicable), continues undismissed, unreleased, unvacated, undischarged, unbonded or unstayed for sixty (60) days, or an order for relief by a court of competent jurisdiction is entered in any such proceeding against such Loan Party or Significant Subsidiary; provided that this Section 8.01(f)(i) shall not apply to any merger, liquidation, dissolution or other transaction permitted by Section 7.04 or any transaction permitted by Section 7.05; or
(g)    Inability to Pay Debts. Any Loan Party or any Material Subsidiary that is a Restricted Subsidiary becomes not Solvent or admits in writing its inability or fails generally to pay its debts as they become due; provided that, failure to pay rent in respect of real property for any period during which operations at such real property are required by applicable Law or are otherwise advised to be closed, shall not constitute inability or failure to pay debt under this Section 8.01(g); or
(h)    Judgments. The Loan Parties or any Significant Subsidiary shall fail to pay or cause to be paid, following the date that is sixty (60) days after the entry thereof, one or more final judgments or orders against such Loan Party or such Significant Subsidiary for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not fully paid, fully bonded or adequately covered by indemnity from a third party as to which the indemnifying party has not denied its indemnification obligations, self-insurance (if applicable) or insurance as to which the

    James Hardie Credit and Guaranty Agreement

relevant third party insurance company has not denied coverage), and enforcement proceedings are commenced by any creditor upon such judgment or order, unless such judgments or orders shall have been satisfied, vacated, discharged, stayed or bonded pending appeal prior to the end of such sixty (60) day period; or
(i)    Invalidity of Collateral Documents or the Guaranty. (i) Other than as a result of any release of Collateral or termination of any Collateral Document in accordance with the provisions hereof (including Section 11.20), or the terms of such Collateral Document or any Acceptable Intercreditor Agreement, at any time after its execution and delivery thereof, the Pledge Agreement shall cease to be in full force and effect or shall cease to give the Collateral Agent, for the benefit of the Guaranteed Parties, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest under the laws of the United States or any state thereof or the District of Columbia (unless perfection is not required by this Agreement or the relevant Collateral Document and subject to such limitations and restrictions as are set forth herein and therein) in, and Lien on, any material portion of the Collateral), in each case for any reason other than (x) any such loss of perfection results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Non-U.S. Subsidiaries or the application thereof, (y) the failure of the Collateral Agent to take any action required to establish or maintain perfection, including the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Pledge Agreement or to file Uniform Commercial Code continuation statements or to make any other similar filings; provided that no Event of Default shall occur under this Section 8.01(i)(i) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Guaranteed Parties are not materially adversely affected by such replacement; or (ii) other than as a result of any release of the Guaranty in accordance with the provisions hereof (including Section 11.20), or the terms of such Guaranty, the Guaranty shall (other than as a result of the actions taken by the Administrative Agent, the Lenders or the L/C Issuers to release such Guaranty) cease to be in full force and effect in accordance with its terms, or, except as otherwise permitted under this Agreement, any Guarantor required to be a Guarantor thereunder shall in writing deny or disaffirm such Guarantor’s obligations under the Guaranty; or
(j)    Employee Benefit Plans. There shall occur one or more ERISA Events, which individually or in the aggregate results in liability of any Borrower or any of their Significant Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
(k)    Certain Voluntary AFFA Amendments. Without the prior written consent of the Required Lenders, the Parent shall have executed and delivered an amendment to the AFFA that has become effective pursuant to and in accordance with its terms, the primary purpose and effect of which is to increase the mandatory annual funding obligations of the Performing Subsidiary (as defined in the AFFA); provided, however, that, notwithstanding the foregoing, other than as described above with respect to the proposed changes to mandatory annual payment obligations under the AFFA, this Section 8.01(k) shall not apply and the Parent and the Loan Parties shall not be restricted in any manner whatsoever from their ability to amend, restate, amend and restate, supplement or otherwise modify the AFFA from time to time and in any other respect, and to make payments, including prepayments, or otherwise exercise their respective rights and comply with their respective obligations under the AFFA in their sole discretion, and, in each case, no Event of Default under this Section 8.01(k) shall arise as a result thereof or in connection therewith; or

    James Hardie Credit and Guaranty Agreement

(l)    Change of Control. After the earlier of the Merger Closing Date and the Term Facilities Commitment Termination Date, there shall occur a Change of Control.
SECTION 8.02    Remedies Upon Event of Default. If any Event of Default under Section 8.01 occurs and is continuing, then at any time during the continuance of such Event of Default, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by notice to the Borrower Agent, take any or all of the following actions:

(a)    declare the Commitments of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable);
(c)    require that the Revolving Credit Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); provided that at such time as (y) no Event of Default shall be continuing or (z) this Agreement shall have terminated in accordance with Section 11.20, the balance, if any, of the amount held pursuant to this clause (c) shall be promptly returned to the applicable Borrowers; and
(d)    subject to the terms of any Acceptable Intercreditor Agreement, enforce, or direct the Collateral Agent (pursuant to written instruction issued at the direction of the Required Lenders) to enforce, the Guaranty and all Liens and security interests created pursuant to the Collateral Documents in accordance with their terms;
provided, however, that upon the occurrence of an actual entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States or under any bankruptcy or insolvency Laws of any other applicable jurisdiction, in each case to the extent constituting an Event of Default under Section 8.01(f) that has occurred and is continuing, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Revolving Credit Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, any L/C Issuer or any Lender. Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, no less than one (1) Business Day’s prior notice shall be given by the Collateral Agent to the applicable Loan Party prior to the exercise of any remedies with respect to the Collateral after an Event of Default has occurred and is continuing.
Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, for each Permitted Acquisition or other Investment not prohibited hereunder, during the period commencing on the closing date of such Permitted Acquisition or other Investment (as applicable) and ending on the date falling 120 days after the closing date of such Permitted Acquisition or other Investment (as applicable) (the last day of such period applicable to such Permitted Acquisition or other Investment (as applicable), the “Clean-up Date”), notwithstanding any other provision of any Loan Document, any breach of covenants, misrepresentation or other default which arises with respect to the Persons that become Subsidiaries in connection with such Permitted Acquisition or other Investment (as applicable)

    James Hardie Credit and Guaranty Agreement

will be deemed not to be a breach of representation or warranty, a breach of covenant, a Default or an Event of Default, as the case may be, if: (i) it is capable of remedy and reasonable steps are being taken to remedy it; (ii) the circumstances giving rise to it have not knowingly been procured by or approved by Borrower Agent; and (iii) it is not reasonably likely to have a Material Adverse Effect on the Parent and its Restricted Subsidiaries, on a consolidated basis. If the relevant circumstances are continuing on or after the Clean-up Date applicable to such Permitted Acquisition or other Investment (as applicable), there shall be a breach of representation or warranty, breach of covenant, Default or Event of Default, as the case may be, notwithstanding the above.
SECTION 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations and all proceeds of Collateral received by the Collateral Agent or Administrative Agent in connection with such exercise of remedies, shall, subject to the provisions of Sections 2.15 and 2.16, and subject to any Acceptable Intercreditor Agreement, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, in their respective capacities as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III) pursuant to the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, and any breakage, termination or other payments under Cash Management Agreements or Hedge Agreements, ratably among the Lenders, the L/C Issuers, Cash Management Banks and Hedge Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit by it to the extent not otherwise Cash Collateralized by the Revolving Credit Borrowers pursuant to Sections 2.03 and 2.15; and
Last, the balance, if any, after all of the Obligations have been paid in full, promptly to the applicable Borrowers.
Notwithstanding the foregoing, amounts received from any Guarantor shall not be applied to any Excluded Swap Obligation of such Guarantor, and this Section shall be subject to Section 9.13.

    James Hardie Credit and Guaranty Agreement

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Anything in this Article VIII to the contrary notwithstanding, the Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans by written instrument filed with Borrowers; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and (B) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provision of Section 11.01.
ARTICLE IX.    ADMINISTRATIVE AGENT AND COLLATERAL AGENT
SECTION 9.01    Appointment and Authority.

(a)    Each of the Lenders, each of the L/C Issuers and each other Guaranteed Party (by virtue of their acceptance of the benefits of the Loan Documents) hereby irrevocably appoints, designates and authorizes Bank of America, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers, and no Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, other than with respect to (i) the Borrower Agent’s consent rights set forth in this Article IX for the appointment of a successor Administrative Agent and successor Collateral Agent, (ii) any criteria set forth in this Article IX for a successor Administrative Agent or a successor Collateral Agent, (iii) the provisions contained in this Article IX relating to Lien and Guarantee releases, and (iv) Section 9.01(c)). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent, as applicable, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. At the request of the Administrative Agent, a Lender or an L/C Issuer, as the case may be, that cannot authorize or empower, or has not authorized or empowered, the Administrative Agent to act on its behalf, irrevocably undertakes before the Administrative Agent and the other Lenders and L/C Issuers, to appear and execute with the Administrative Agent to enable the Administrative Agent to exercise any right, power, authority or discretion vested in it as Administrative Agent pursuant to this Agreement and to execute any document or instrument.
(b)    Each of the Lenders, each of the L/C Issuers and each other Guaranteed Party (by virtue of their acceptance of the benefits of the Loan Documents) hereby irrevocably appoints, designates and authorizes Bank of America, N.A. to act as the Collateral Agent hereunder and under the other Loan Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Bank of America, N.A., as “Collateral Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for

    James Hardie Credit and Guaranty Agreement

purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI as if set forth in full herein with respect thereto.
(c)    No Lender, no L/C Issuer or any of its Affiliates that obtains the benefits of Article X, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document securing Obligations owed to such Lender, such L/C Issuer or any of its Affiliates shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise (including the release or impairment of any Collateral or the Guaranty set forth in Article X) other than in its capacity as a Lender or an L/C Issuer, as applicable, and, in such case, only to the extent expressly provided in the Loan Documents.
SECTION 9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

SECTION 9.03    Exculpatory Provisions. (a) The Administrative Agent and the Collateral Agent, or the Joint Lead Arrangers as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Collateral Agent, as applicable, and its Related Parties:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that each of the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the

    James Hardie Credit and Guaranty Agreement

Administrative Agent or the Collateral Agent, or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
(b)    None of the Administrative Agent, the Collateral Agent nor any of their respective Related Parties shall be liable for any action taken or not taken by the Administrative Agent or the Collateral Agent, as applicable, under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent or the Collateral Agent, as applicable, shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent or the Collateral Agent, as applicable, by the Borrower Agent or a Lender.
(c)    None of the Administrative Agent, the Collateral Agent nor any of their respective Related Parties have any duty or obligation to any Lender or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, the creation, perfection or validity of any Liens or security interests or the existence of sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.
SECTION 9.04    Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Merger Closing Date specifying its objections.

    James Hardie Credit and Guaranty Agreement

SECTION 9.05    Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent. Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent or the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent and as Collateral Agent, as applicable. Neither the Administrative Agent nor the Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 9.06    Successor Administrative Agent and Successor Collateral Agent.

(a)    Notice. Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, unless a Certain Event of Default has occurred and is continuing, the prior written consent of the Borrower Agent (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or Collateral Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent or Collateral Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower Agent and such Person remove such Person as Administrative Agent and, with, unless a Certain Event of Default has occurred and is continuing, the prior written consent of the Borrower Agent (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent or retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral security held by the Collateral Agent on behalf of the Guaranteed Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such Collateral security until such time as a successor of such Collateral Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed

    James Hardie Credit and Guaranty Agreement

Administrative Agent or retiring Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent or Collateral Agent, as applicable (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent or retiring Collateral Agent, as applicable, as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent or Collateral Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent, as applicable and (B) after such resignation or removal in respect of any actions taken or omitted to be taken by the retiring or removed Administrative Agent while acting as Administrative Agent or retiring Collateral Agent while acting as Collateral Agent, including, without limitation, actions taken in connection with transferring the agency to any successor Administrative Agent and acting as Collateral Agent or otherwise holding any collateral security on behalf of any of the Guaranteed Parties.
(d)    Resignation as Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America, N.A. assigns all of its Commitment and Loans pursuant to Section 11.06(b), Bank of America, N.A. may, (i) upon 30 days’ notice to the Borrower Agent and the Lenders, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by a Borrower to appoint any such successor shall affect the resignation of Bank of America, N.A. as Swing Line Lender. If Bank of America, N.A. resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.

    James Hardie Credit and Guaranty Agreement

SECTION 9.07    Non-Reliance on Administrative Agent, Collateral Agent, the Joint Lead Arrangers and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Joint Lead Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Joint Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Joint Lead Arranger to any Lender as to any matter, including whether the Administrative Agent or any Joint Lead Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any other Lender, any other L/C Issuer or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Joint Lead Arranger, any other Lender, any other L/C Issuer or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans and/or issuing letters of credit, as applicable, in the ordinary course and is entering into this Agreement as a Lender and/or L/C Issuer for the purpose of making, acquiring or holding commercial loans, issuing letters of credit and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

SECTION 9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Joint Bookrunning Managers, Co-Syndication Agents or Co-Documentation Agents, in their respective capacities as such, shall have any powers, duties, liabilities or responsibilities under or with respect to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby (including the Effective Date Transactions and the Merger Closing Date Transactions); it being understood and agreed that the Joint Lead Arrangers, Joint Bookrunning Managers, Co-Syndication Agents and Co-Documentation Agents, shall be entitled to all indemnification and reimbursement rights in favor of “Lenders” as provided for under Section 11.04. Without limitation of the foregoing, none of the Joint Lead Arrangers, Joint Bookrunning Managers, Co-Syndication Agents or Co-Documentation Agents, shall, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender, any L/C Issuer or any other Person.
SECTION 9.09    Administrative Agent May File Proofs of Claim.

    James Hardie Credit and Guaranty Agreement

(a)    In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered but not obligated, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
(b)    Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
(c)    The Guaranteed Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Guaranteed Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such

    James Hardie Credit and Guaranty Agreement

bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 11.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Guaranteed Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Guaranteed Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Guaranteed Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Guaranteed Party shall execute such documents and provide such information regarding the Guaranteed Party (and/or any designee of the Guaranteed Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION 9.10    Guaranty and Collateral Matters.

(a)    Each of the Lenders (including in its capacities as a potential or actual Hedge Bank and Cash Management Bank, as applicable), each L/C Issuer and the other Guaranteed Parties (by virtue of their acceptance of the benefits of the Loan Documents) irrevocably authorize and instruct the Administrative Agent and the Collateral Agent, as applicable, to (and the Administrative Agent and the Collateral Agent, as applicable, shall at the request of the Borrower Agent), automatically release any Collateral or Guaranty (or other Guarantees of the Obligations), (i) in accordance with Section 11.20, (ii) if approved, consented to, authorized or ratified in accordance with Section 11.01, (iii) to the extent required, in connection with any Reorganization Transaction, or (iv) on the Collateral Release Date.
(b)    Each of the Lenders (including in its capacities as a potential or actual Hedge Bank and Cash Management Bank, as applicable), each L/C Issuer and the other Guaranteed Parties (by virtue of their acceptance of the benefits of the Loan Documents) hereby irrevocably authorize and instruct the Administrative Agent and the Collateral Agent to, without any further consent of any Lender, any L/C Issuer or any other Guaranteed Party, enter into (or acknowledge, waive or consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify, any Acceptable Intercreditor Agreement and any other intercreditor or subordination agreement (in form reasonably satisfactory to the Administrative Agent or the Collateral Agent and deemed appropriate by it) with the collateral agent or other representative of holders of Indebtedness secured (and permitted to be secured) by a Lien on assets constituting a portion of the Collateral under any provision of Section 7.01. Each of the Lenders (including in its capacities as a potential or actual Hedge Bank and Cash Management Bank, as applicable), each L/C Issuer and the other Guaranteed Parties (by virtue of their acceptance of the benefits

    James Hardie Credit and Guaranty Agreement

of the Loan Documents) irrevocably agrees that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower Agent as to whether any such other Liens are permitted hereunder and as to the respective assets constituting Collateral that secure (and are permitted to secure) such Indebtedness hereunder and (y) any Acceptable Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Guaranteed Parties, and each Lender, each L/C Issuer and each other Guaranteed Party hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Acceptable Intercreditor Agreement or any other intercreditor or subordination agreement approved by the Administrative Agent or the Collateral Agent.
(c)    Each of the Lenders (including in its capacities as a potential or actual Hedge Bank and Cash Management Bank, as applicable), each L/C Issuer and the other Guaranteed Parties (by virtue of their acceptance of the benefits of the Loan Documents) hereby irrevocably authorize and instruct the Administrative Agent and the Collateral Agent to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01 under clauses (c), (d), (f), (o), (r), (y), (cc), (dd), (hh) or (kk) of the definition of “Permitted Liens”, in each case, to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens.
(d)    Notwithstanding anything to the contrary in the Collateral Documents, immediately upon the occurrence of any circumstance described in Section 9.10(a), including the Collateral Release Date, and without further action of any Person, the security interests of the Collateral Agent and the other Guaranteed Parties in the Collateral shall be terminated and released; provided that the Guarantee of each Loan Party of the Obligations pursuant to the Loan Documents shall remain in effect on and after the Collateral Release Date. On and after the occurrence of any circumstance described in Section 9.10(a), including the Collateral Release Date: (i) the Administrative Agent and the Collateral Agent shall execute and deliver, at the Borrower Agent’s expense, all documents or other instruments that the Borrower Agent shall reasonably request to effectuate or evidence the termination and release of any such Guarantee or such security interests and shall return all Collateral in their possession to the Borrower Agent and (ii) following the occurrence of the Collateral Release Date, none of the Parent, any Loan Party or any Subsidiary shall be required to comply with the Collateral Documents or the terms of the definition of “Collateral and Guarantee Requirement”, Section 6.12, in each case to the extent such terms require the creation and perfection of security interests or Liens on Collateral (it being understood that the Loan Parties shall continue to be required to comply with the terms of Section 6.12 that require the provision of Guarantees by Loan Parties in respect of the Obligations).
(e)    Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing (i) the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty and (ii) the Collateral Agent’s authority to release any Collateral, in each case, pursuant to this Section 9.10.
SECTION 9.11    Certain ERISA Matters

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

    James Hardie Credit and Guaranty Agreement

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 9.12    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge

    James Hardie Credit and Guaranty Agreement

for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

SECTION 9.13    Secured Cash Management Agreements and Secured Hedge Agreements. Notwithstanding anything in any Loan Document to the contrary, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03 or any other provision of any Loan Document or the Collateral or the Guaranty by virtue of the provisions hereof or any Collateral Document shall have any right to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof of, the Guaranty or of any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided to such Lender in such capacity in the Loan Documents (it being understood that the Administrative Agent and the Collateral Agent, as applicable, may take any and all action expressly specified in Section 9.10). Notwithstanding any other provision of this Article IX, Section 8.03 or any other provision of any Loan Document to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Obligations arising under Cash Management Agreements with Cash Management Banks and Hedge Agreements with Hedge Banks unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as applicable. Each Cash Management Bank and each Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointments of the Administrative Agent and the Collateral Agent pursuant to the terms of this Article IX for itself and its Affiliates as if a “Lender” party hereto. Each of the Cash Management Banks and Hedge Banks hereby irrevocably authorizes and instructs the Collateral Agent to, without any further consent of any Lender, any L/C Issuer or any other Guaranteed Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Acceptable Intercreditor Agreement and any other intercreditor or subordination agreement (in form reasonably satisfactory to the Collateral Agent and deemed appropriate by it) with the collateral agent or other representative of holders of Indebtedness secured (and permitted to be secured) by a Lien on assets constituting a portion of the Collateral under any provision of Section 7.01, and each of the Hedge Banks acknowledge that any such Acceptable Intercreditor Agreement, or other intercreditor or subordination agreement (or amendment, modification, supplement or joinder) is binding upon the Cash Management Banks and Hedge Banks. Each of the Cash Management Banks and Hedge Banks hereby irrevocably authorizes and instructs the Collateral Agent to, without any further consent of any Lender, any L/C Issuer or any other Guaranteed Party, hereby irrevocably authorizes and instructs the Administrative Agent and the Collateral Agent to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01 under clauses (c), (d), (f), (o), (r), (y), (cc), (dd), (hh) or (kk) of the definition of “Permitted Liens”, in each case, to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens.

    James Hardie Credit and Guaranty Agreement

ARTICLE X.        GUARANTY
SECTION 10.01    Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (or, if the scope of such Guarantor’s Guaranty is limited to a portion of the Obligations under the definition of “Guarantors”, such portion) (collectively, for each Guarantor, subject to the proviso in this sentence and Section 10.12, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor, and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other Applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities with respect to Guaranteed Obligations, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

SECTION 10.02    Rights of Lenders. Each Guarantor consents and agrees that the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

SECTION 10.03    Certain Waivers. Each Guarantor waives, to the extent permitted by Applicable Law and except as otherwise expressly provided under any Loan Document, (a) any defense arising by reason of any disability or other defense (other than a defense of payment or performance) of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of any Borrower or any other Loan Party; (b) any defense (other than a defense of payment or performance) based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d)

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any right to proceed against any Borrower or any other Loan Party, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Guaranteed Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties (other than a defense of payment or performance). Each Guarantor expressly waives, to the extent permitted by Applicable Law and except as otherwise expressly provided under any Loan Document, all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

SECTION 10.04    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.
SECTION 10.05    Subrogation. Upon the occurrence and solely during the continuance of an Event of Default, each Guarantor agrees that it shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Facilities Termination Date. If any amounts that are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties to reduce the amount of the Obligations, whether matured or unmatured.

SECTION 10.08    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the Facilities Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or each Guarantor is made, or any of the Guaranteed Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Guaranteed Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Guaranteed Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty.

        SECTION 10.07    Subordination.     Upon the occurrence and solely during the continuance of an Event of Default, each Guarantor hereby agrees to subordinate the payment of all obligations and indebtedness of any Borrower owing to each Guarantor, whether now existing or hereafter arising, until the Facilities Termination Date. If the Guaranteed Parties so request, any such obligation or indebtedness of any Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Guaranteed Parties and the proceeds thereof shall be paid over to the Guaranteed Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

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SECTION 10.09    Stay of Acceleration. If, after acceleration of the time for payment (in accordance with and pursuant to the terms of this Agreement), any of the Guaranteed Obligations is stayed in connection with any case commenced by or against each Guarantor or any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless, be payable by each Guarantor, jointly and severally, immediately upon demand by the Guaranteed Parties.

SECTION 10.10    Condition of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as such Guarantor requires, and that none of the Guaranteed Parties has any duty, and such Guarantor is not relying on the Guaranteed Parties at any time, to disclose to it any information relating to the business, operations or financial condition of any Borrower or any other guarantor (each Guarantor waiving, to the extent permitted by Applicable Law and except as otherwise expressly provided under any Loan Document, any duty on the part of the Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).

SECTION 10.11    Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law.

SECTION 10.12    Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Facilities Termination Date. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 10.13    Limitations with respect to Irish Guarantors.

(a)    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the obligations of any Irish Guarantor, under or pursuant to Section 10.01 (Guaranty) shall exclude any obligation to the extent that it would result in the relevant obligation constituting:
(i)     unlawful financial assistance within the meaning of section 82 of the Irish Companies Act; or
(ii)    a breach of section 239 of the Irish Companies Act,
provided that (in the case of both clauses (a) and (b) above), for the avoidance of doubt, to the extent that any such obligations under Section 10.01 (Guaranty) have been validated by a summary approval

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procedure in accordance with the Irish Companies Act, they shall not constitute unlawful financial assistance under the said section 82 or a breach of the said section 239 (as applicable).
(b)    The obligations of any Guarantor, under or pursuant to Section 10.01 (Guaranty) will not be affected by any reduction occurring in, or other arrangement being made relating to any Obligation as a result of any arrangement or composition, made pursuant to any of the provisions of the Irish Companies Act or any analogous provisions or made pursuant to any proceedings or actions whatsoever and whether or not following the appointment of an administrator, administrator receiver, trustee, liquidator, receiver, examiner, process advisor or any similar officer or any analogous event occurring under the laws of any relevant jurisdiction to any Loan Party or over all or a substantial part of the assets (as the case may be) of any Loan Party and each Guarantor hereby agrees that the amount recoverable from that Guarantor hereunder will be and continue to be the full amount which would have been recoverable from the Loan Parties in respect of the Obligations had no such arrangement or composition or event as aforesaid been entered.
ARTICLE XI.    MISCELLANEOUS
SECTION 11.01    Amendments, Etc. Except as otherwise set forth herein, including, but without limitation, Sections 2.20, 2.21, 2.22, 3.03, 3.06 and 11.13, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless (x) in the case of this Agreement, pursuant to an agreement or agreements in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower Agent, and (y) in the case of any other Loan Document, pursuant to an agreement or agreements signed by the applicable Loan Parties and the Administrative Agent or the Collateral Agent, as applicable, as the case may be, and each such agreement or agreements shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, except with the consent of each Lender directly and adversely affected thereby (but without requiring the consent of the Required Lenders), no such amendment, waiver or consent shall:
(a)    without limiting the generality of the forgoing, waive any condition set forth in Section 4.03 as it relates to a Borrowing of Revolving Loans without the written consent of the Required Revolving Credit Lenders;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver (or amendment to the terms of) of any condition precedent in Article IV or of any Default or Event of Default or a mandatory prepayment or a mandatory reduction in Commitments shall not constitute an extension or increase in the Commitment of any Lender);
(c)    postpone any scheduled date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment hereunder or under any other Loan Document without the written consent of each such Lender directly and adversely affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment shall not constitute a postponement of any date scheduled for the payment of principal, interest or fee); provided that no waiver, amendment or modification made, or other agreement entered into, in each case pursuant to the terms of Section 3.03, shall constitute a postponement for purposes of this clause (c);

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(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) the amount of any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend the financial covenants hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder; provided, further that that no waiver, amendment or modification made, or other agreement entered into, in each case pursuant to the terms of Section 3.03, shall constitute a reduction for purposes of this clause (d);
(e)    (i) change Section 8.03, Section 2.13, Section 2.12(g), Section 2.19(f) or Section 2.20(d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) subordinate, or have the effect of subordinating (including with respect to lien priority), the Obligations hereunder to any other Indebtedness for borrowed money (except (x) as otherwise permitted herein or in the other Loan Documents, including pursuant to Article IX or Section 11.20 hereof or pursuant to any Acceptable Intercreditor Agreement or (y) pursuant to any debtor-in-possession financing to be provided under Section 364 of the Bankruptcy Code or pursuant to any analogous financing under any other Debtor Relief Laws), without the written consent of each Lender;
(f)    change any provision of this Section 11.01 or the percentage of Lenders in the definition of “Required Lenders”, “Required Term Lenders” or “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby;
(g)    release all or substantially all of the aggregate value of the Guaranties of all Guarantors, taken as a whole, (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article IX or Section 11.20 hereof or pursuant to any Acceptable Intercreditor Agreement), without the written consent of each Lender; or
(h)    release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article IX or Section 11.20 hereof or pursuant to any Acceptable Intercreditor Agreement), without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Documents; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Documents, (vi) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected

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with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, and (vii) Schedule 11.02 and the list referred to in the definition of Disclosed Transactions may each be updated as expressly provided for in this Agreement.
Notwithstanding anything to the contrary in any Loan Document (including the other provisions of this Section 11.01), (a) any provision of this Agreement or any other Loan Document may be amended, modified or supplemented by an agreement in writing entered into by the Borrower Agent and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency and such amendment, modification or supplement, as applicable, shall become effective without the further consent of any other party to such Loan Document, (b) in connection with the addition of a new Guarantor to this Agreement organized in a new jurisdiction from those of the existing Guarantors, the provisions of Article X may be amended or supplemented by an agreement in writing entered into by the Borrower Agent and the Administrative Agent without the consent of any Lender or any other Guaranteed Party in order to add guaranty limitations customary for the jurisdiction of such Guarantor (as determined by the Borrower Agent and the Administrative Agent), and (c) any amendment, waiver or modification of any term or provision of this Agreement or any other Loan Document that directly affects Lenders under one or more Tranches and does not directly affect Lenders under one or more other Tranches may be effected with the consent of Lenders holding at least 50.1% of the Commitments or Loans of such directly affected Tranche and not shall not require the consent of the Required Lenders or any other Lender or Guaranteed Party.
Notwithstanding anything to the contrary in any Loan Document (including the other provisions of this Section 11.01), any Incremental Amendment, Extension Amendment, or Refinancing Amendment, as applicable, shall not require the consent of any Lender or any other Guaranteed Party (other than the Lenders providing the Incremental Facility, Extension or Refinancing Indebtedness, as applicable). Each of the parties hereto agrees that, upon the effectiveness of any Incremental Amendment, Extension Amendment or Refinancing Amendment which shall be promptly notified to each Lender by the Administrative Agent, this Agreement shall be deemed amended to the extent necessary to reflect the existence of the terms of the Incremental Facility, Extension or Refinancing Indebtedness (or, in each case, Commitments in respect thereof), as applicable. Any Incremental Amendment, Extension Amendment or Refinancing Amendment may, without the consent of any other Lenders or any other Guaranteed Parties, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower Agent, to implement the terms of any such Incremental Facility, Extension or Refinancing Indebtedness (or, in each case, Commitments in respect thereof), as applicable, including any amendments necessary to establish Incremental Facility, Extension or Refinancing Indebtedness (or, in each case, Commitments in respect thereof), as applicable, as new Tranches in respect of Loans so provided and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Borrower Agent and the Administrative Agent in connection with the establishment of such new Tranches, in each case on terms not inconsistent with Section 2.18, Section 2.19, and Section 2.20, as applicable.
Notwithstanding anything to the contrary in any Loan Document (including the other provisions of this Section 11.01), this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower Agent (x) to add one or more credit facilities (in addition to the New Incremental Loans, Extended Loans and any Refinancing Indebtedness pursuant to, in each case, an Incremental/Extended/Refinancing

    James Hardie Credit and Guaranty Agreement

Amendment, which, in each case, for the avoidance of doubt, shall not require the consent of the Required Lenders) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the Term Loans, the New Incremental Loans, the Extended Loans, the Refinancing Indebtedness and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders, and for purposes of the relevant provisions of Section 2.12.
Notwithstanding anything to the contrary in any Loan Document (including the other provisions of this Section 11.01), this Agreement may be amended, restated, amended and restated, supplemented or otherwise modified without the consent of any Lender or any other Guaranteed Party (but with the consent of the Borrower Agent and the Administrative Agent) if, upon giving effect to such amendment, restatement, amendment and restatement, supplement or other modification, as applicable, such Lender shall no longer be a party to this Agreement (as so amended, restated, amended and restated, supplemented or otherwise modified), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
SECTION 11.02    Notices; Effectiveness; Electronic Communication.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Borrower or any other Loan Party or the Administrative Agent, the Collateral Agent, the L/C Issuers or the Swing Line Lender, to the address, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)    if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Administrative Agent, the Collateral Agent, the L/C Issuers and Lenders hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion), provided that the foregoing shall not apply to notices to any Lender pursuant

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to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower Agent may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices and other communications posted to an internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders may change its address or telephone number or email address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender or L/C Issuer may change its address or telephone number or email address for notices and other communications hereunder by notice to the Borrower Agent, the Administrative Agent, the other L/C Issuers and the other Lenders. In addition, each Lender and each L/C Issuer agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to each Borrower or its securities for purposes of United States Federal or state securities laws.

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(e)    Reliance by Administrative Agent, the Collateral Agent, the L/C Issuers and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Letter of Credit Applications and Loan Notices) purportedly given by or on behalf of the Borrower Agent even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the Collateral Agent. each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
SECTION 11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and all the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its respective benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 11.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrowers shall pay, in accordance with the time period and subject to compliance with the requirements set forth in Section 11.04(g), (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and other disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications

    James Hardie Credit and Guaranty Agreement

or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any L/C Issuer or any Lender (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, all L/C Issuers and all Lenders taken as a whole) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or such Letters of Credit (and, in the case of an actual or perceived conflict of interest where the Administrative Agent, any L/C Issuer or any Lender affected by such conflict notifies Borrower Agent of the existence of such conflict and, thereafter one additional law firm in each applicable jurisdiction for each affected group of Persons). Notwithstanding anything to the contrary contained herein, the limitations on the use of legal counsel, at the Borrowers’ expense, set forth in Section 11.04(h) apply to the provisions set forth in this Section 11.04(a).
(b)    Indemnification by the Borrowers. In accordance with the time period and subject to compliance with the requirements set forth in Section 11.04(g), the Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of counsel for all Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by each Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to each Borrower or any of its Subsidiaries, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to (x) primarily resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any material breach of obligations of such Indemnitee hereunder or under any other Loan Document or (y) have not resulted from any act or omission of any Borrower or any of its Affiliates and have been brought by an Indemnitee against any other Indemnitee (other than in connection with their roles as Administrative Agent, Collateral Agent, Joint Lead Arrangers, Joint Bookrunning Managers, Co-Syndication Agents or Co-Documentation Agents). Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding anything to the contrary contained herein, the

    James Hardie Credit and Guaranty Agreement

limitations on the use of legal counsel, at the Borrowers’ expense, set forth in Section 11.04(h) apply to the provisions set forth in this Section 11.04(b).
(c)    Withholding Taxes. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against (to the extent the Administrative Agent has not already been reimbursed by the Borrowers or any Loan Party), within ten (10) days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document other otherwise, against any amount due the Administrative Agent under this Section 11.04. The agreements in this Section 11.04 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 11.04, the term “Lender” includes any Swing Line Lender and any L/C Issuer.
(d)    Reimbursement by Lenders. To the extent that any Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(e)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, (i) the Borrowers shall not assert, and the Borrowers hereby waive, any claim against the Administrative Agent, the Collateral Agent, any Joint Lead Arranger, any L/C Issuer, any Lender, and any Related Party of any of the foregoing Persons for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party

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hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Loan, any Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee, as provided in this Section, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. As used herein, the term “Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind and related expenses.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
(g)    Settlements. The Borrowers shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought pursuant to Section 11.04(b) by such Indemnitee unless (a) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee or any injunctive relief or other non-monetary remedy against such Indemnitee. No Borrower shall be liable for any settlement, compromise or consent to the entry of any judgment in any proceeding (or expenses related thereto) effected without the Borrower Agent’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled, compromised or consented to with the Borrower Agent’s written consent, or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such proceeding, the Borrowers agree to indemnify and hold harmless each Indemnitee in the manner and to the extent set forth in Section 11.04(b).
(h)    Payments. All amounts due under this Section shall be payable not later than fifteen (15) days of a written demand therefor, together with reasonable backup documentation supporting such reimbursement request. Each Indemnitee shall be severally obligated to refund or return any and all amounts paid by any Borrower or any of its Affiliates under this Section 11.04 to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof (as determined by a court of competent jurisdiction in a final and non-appealable judgment). In addition, the Borrowers have no obligation to reimburse any Indemnitee for fees or expenses owed pursuant to Section 11.04(b) unless such Indemnitee provides to the Borrower Agent a written undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Borrowers to such Indemnitee to the extent any of the foregoing exceptions in clauses (x) or (y) of the proviso of Section 11.04(b).
(i)    Limitation. Notwithstanding any other provision in this Section, the Borrowers shall not be responsible for the fees and expenses of more than one separate firm of attorneys for related claims of the Indemnitees in each applicable jurisdiction arising out of the same set of allegations or circumstances (in addition to one separate firm of local attorneys in each jurisdiction and reasonably necessary specialty counsel (such as tax and regulatory)); provided, however the Indemnitees shall have the right to employ separate counsel and the Borrowers shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of such counsel chosen by the other Indemnitees to represent the Indemnitees would present such counsel with a conflict; (ii) such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the other

    James Hardie Credit and Guaranty Agreement

Indemnitees; (iii) such Indemnitee shall have reasonably concluded that it otherwise has divergent interests from the other Indemnitees; or (iv) the Borrower Agent shall authorize in writing such Indemnitee to employ separate counsel at the Borrowers’ expense.
SECTION 11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 11.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that, except as otherwise permitted pursuant to the terms of this Agreement, including in connection with any Transactions or any Reorganization Transactions or as permitted under Sections 7.04 or 7.05, neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or

    James Hardie Credit and Guaranty Agreement

contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:
(A)    (x) during the Certain Funds Period, the consent of the Borrower Agent (as determined in its sole discretion) shall be required unless such assignment is to a Lender or an Affiliate of a Lender, and (y) following the expiration of the Certain Funds Period, the consent of the Borrower Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Certain Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that, solely with respect to clause (y), the Borrower Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Any assignee in respect of a Loan or Commitment to an Irish Borrower shall confirm in such assignment whether it is (x) an Irish Qualifying Lender (other than an Irish Treaty Lender), (y) an Irish Treaty Lender or (z) not an Irish Qualifying Lender. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

    James Hardie Credit and Guaranty Agreement

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to any Disqualified Institution, or (D) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Agent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. If any assignment by any Lender holding any Note is made after the issuance of such Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Note to the Administrative Agent for cancellation, and, following such cancellation, if requested (in accordance with and subject to Section 2.11) by either the assignee or the assigning Lender, the applicable Borrowers shall issue and deliver a new Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments or outstanding Loans of the assignee or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.06.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment

    James Hardie Credit and Guaranty Agreement

and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower Agent or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender, a Disqualified Institution or any Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the L/C Issuers and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) and (k) where applicable (it being understood that the documentation required under Section 3.01(e) and (k) where applicable shall be delivered to the Lender who sells the participation) and such Lender shall forward to the Administrative Agent for transmission to the applicable Irish Borrowers any information received from the Participant that is described under Section 3.01(e)(iv))) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the

    James Hardie Credit and Guaranty Agreement

“Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Disqualified Institutions.
(i)    No assignment shall be made to any person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender or L/C Issuer entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement or any other Loan Document to such person (unless the Borrower Agent has consented to such assignment as otherwise contemplated by this Section 11.06, in which case such person will not be considered a Disqualified Institution for the purpose of such assignment). Any assignment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (i) shall apply.
(ii)    If any assignment is made to any Disqualified Institution without the Borrower Agent’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower Agent may, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution, (B) in the case of outstanding Loans held by Disqualified Institutions, prepay such Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that such assignment does not conflict with Applicable Law. Each party hereto agrees that (i) an assignment required pursuant to this Section 11.06(f)(ii) may be effected pursuant to an Assignment and Assumption executed by the Borrower Agent, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an

    James Hardie Credit and Guaranty Agreement

be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto. The processing and recordation fee (if any) specified in Section 11.06(b)(iv) shall be waived with respect to any assignment pursuant to this Section 11.06(f)(ii).
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not have the right to (x) receive information, reports or other materials provided to Lenders or the Administrative Agent by the Borrowers, the Administrative Agent, the Collateral Agent or any other Lender or L/C Issuer, (y) attend or participate in meetings attended by the Lenders, the L/C Issuers, the Collateral Agent and the Administrative Agent (or any combination thereof), or (z) access any electronic site established for the Lenders or the L/C Issuers or confidential communications from counsel to or financial advisors of the Administrative Agent, the Collateral Agent, the L/C Issuers or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent, the Collateral Agent or any Lender or L/C Issuer to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code or the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time (the “DQ List”) on the Platform to “public siders” and/or “private siders” and/or provide the DQ List to each Lender requesting the same.
SECTION 11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (other than to any Disqualified Institution) (a) to its Affiliates and to its Related Parties, in each case, on a confidential “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of such Information and instructed to keep such Information confidential (in accordance with customary practices) with the applicable Person being responsible for breaches by its Affiliates or Related Parties, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory authority exercising examination or regulatory authority, to the

    James Hardie Credit and Guaranty Agreement

extent permitted by Applicable Law, inform the Borrower Agent promptly thereof), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Person shall, to the extent permitted by Applicable Law, inform the Borrower Agent promptly thereof), (d) to any other party hereto, (e) in connection with the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Borrowers shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)) and to the extent permitted by Law, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to each Borrower and its obligations, this Agreement or payments hereunder, (g) to any Rating Agency on a confidential basis in connection with obtaining or maintaining ratings, (h) with the consent of the Borrower Agent or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or similar obligation of confidentiality, (y) becomes available to the Administrative Agent, any L/C Issuer or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Loan Parties or violating the terms of this Section 11.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from or on behalf of any Loan Party or any Subsidiary or any of their respective Related Parties relating to Parent, any Loan Party or any Subsidiary or any of their respective businesses or securities (including any information obtained by any of the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender based on a review of any books and records relating to any Borrower, the Target or any of their respective Subsidiaries or Affiliates), other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE L/C ISSUERS AND THE LENDERS ACKNOWLEDGES THAT (A) THE INFORMATION (AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH) FURNISHED PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE PARENT, A LOAN PARTY, A SUBSIDIARY AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE BUSINESSES OR SECURITIES, AS THE CASE MAY BE, AND CONFIRMS THAT (B) IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND (C) IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH APPLICABLE LAW, INCLUDING UNITED STATES FEDERAL AND STATE SECURITIES LAWS.

    James Hardie Credit and Guaranty Agreement

Nothing in this Section 11.07 shall restrict any person from complying with its obligations under the Credit Reporting Act 2013 of Ireland, as amended.
SECTION 11.08    Right of Setoff. Subject to any limitations expressly agreed to by any Lender, any L/C Issuer or any of their respective Affiliates, as applicable, pursuant to any account control agreement with any Loan Party, any Cash Management Agreement or Hedge Agreement to which such Lender, L/C Issuer or Affiliate is a party, if an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Required Lenders, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any “excluded accounts” (or equivalent or analogous term as defined in any control agreement, Cash Management Agreement or Hedge Agreement) (or the funds or assets held therein or credited thereto)) at any time held and other obligations at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the Obligations owed by such Borrower or Loan Party held by such Lender, such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower Agent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or L/C Obligation, together with all fees, charges and other amounts which are treated as interest on such Loan or L/C Obligation under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan or L/C Obligation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or L/C Obligation, as applicable, but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans, other L/C Obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender or L/C Issuer, as the case may be.

SECTION 11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This

    James Hardie Credit and Guaranty Agreement

Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each L/C Issuer and each Lender, regardless of any investigation made by the Administrative Agent, any L/C Issuer or any Lender or on their behalf and notwithstanding that the Administrative Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or Letter of Credit shall remain outstanding.

SECTION 11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 11.13    Replacement of Lenders. If the Borrower Agent is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

    James Hardie Credit and Guaranty Agreement

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with Applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower Agent, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 11.13 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
SECTION 11.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE GOVERNING LAW OF THE MERGER AGREEMENT, WHICH IS THE LAWS (AS DEFINED IN THE MERGER AGREEMENT) OF THE STATE OF DELAWARE, SHALL GOVERN IN DETERMINING (I) THE INTERPRETATION OF A “MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE MERGER AGREEMENT) AND WHETHER A “MATERIAL ADVERSE EFFECT” HAS OCCURRED, (II) THE MAKING AND ACCURACY OF ANY MERGER AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE TERM BORROWER OR ITS APPLICABLE AFFILIATE HAVE THE RIGHT OR WOULD HAVE THE RIGHT (TAKING INTO ACCOUNT ANY APPLICABLE NOTICE AND CURE PROVISIONS) TO TERMINATE THE TERM BORROWER’S OR ITS OBLIGATIONS (OR TO REFUSE TO CONSUMMATE THE MERGER) UNDER THE MERGER AGREEMENT AND (III) WHETHER THE MERGER HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT (IN EACH CASE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION).
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE PROVISIONS OF THIS AGREEMENT

    James Hardie Credit and Guaranty Agreement

OR ANY OTHER LOAN DOCUMENT AND, WITH RESPECT TO ANY OTHER SUIT, ACTION OR PROCEEDING BETWEEN ANY BORROWER OR ANY OF ITS AFFILIATES AND AN INDEMNITEE OR RELATED PARTY ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT PROVIDED THAT WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY WHICH DOES NOT INVOLVE ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE L/C ISSUERS, THE LENDERS OR ANY INDEMNITEE, THIS SENTENCE SHALL NOT OVERRIDE ANY JURISDICTION PROVISION IN THE MERGER AGREEMENT.
(c)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    PROCESS AGENT. EACH LOAN PARTY THAT IS NOT ORGANIZED OR FORMED UNDER THE LAWS OF THE UNITED STATES OR ANY STATE THEREOF HEREBY IRREVOCABLY APPOINTS JHNAH AS ITS AGENT UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS FOR SERVICE OF PROCESS IN RELATION TO ANY PROCEEDINGS BEFORE THE NEW YORK COURTS AND AGREES THAT FAILURE BY A PROCESS AGENT TO NOTIFY IT (OR ANY OTHER PERSON) OF THE PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED. JHNAH HEREBY ACCEPTS SUCH APPOINTMENT AS PROCESS AGENT. IF ANY PERSON APPOINTED AS AGENT FOR SERVICE OF PROCESS IS UNABLE FOR ANY REASON TO ACT AS AGENT FOR SERVICE OF PROCESS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE BORROWERS MUST PROMPTLY (AND IN ANY EVENT WITHIN TEN (10) DAYS OF THE EVENT TAKING PLACE) APPOINT ANOTHER AGENT ON TERMS ACCEPTABLE TO THE ADMINISTRATIVE AGENT.
SECTION 11.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

    James Hardie Credit and Guaranty Agreement

SECTION 11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers and the Lenders and their respective affiliates are arm’s-length commercial transactions between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers and the Lenders and their respective affiliates, on the other hand, (B) each Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Joint Lead Arrangers, each L/C Issuer and each Lender and each of their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Joint Lead Arrangers, any L/C Issuer or any Lender or their respective Affiliates has any obligation to the Borrowers, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Joint Lead Arranger, any L/C Issuer nor any Lender has any obligation to disclose any of such interests to the Borrowers, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers, any L/C Issuer or any Lender and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

SECTION 11.17    Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper

    James Hardie Credit and Guaranty Agreement

record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 11.18    USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107–56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers and each other Loan Party, which information includes the name and address of the Borrowers and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and each other Loan Party in accordance with the Patriot Act.

SECTION 11.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment

    James Hardie Credit and Guaranty Agreement

Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under Applicable Law).

SECTION 11.20    Release and Subordination of Liens and Guarantees.
(a)    The Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers and the other Guaranteed Parties hereby irrevocably agree that:
(i)    the Liens granted to the Administrative Agent or the Collateral Agent by the Loan Parties on any Collateral shall (A) be automatically released (1) in full upon the earlier to occur of the Facilities Termination Date and the Collateral Release Date, (2) upon the Disposition of such Collateral to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (3) if the release of such Lien is approved, consented to, authorized or ratified in accordance with Section 11.01, (4) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guaranty in accordance with clause (ii) below (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (5) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents, (6) to the extent required by the terms of any Acceptable Intercreditor Agreement or other intercreditor or subordination agreement contemplated herein, or (7) upon such Collateral becoming Excluded Assets, (B) be released in the circumstances, and subject to the terms and conditions, provided in Section 9.10 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without any further inquiry), or (C) be subordinated to any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01 under clauses (c), (d), (f), (o), (r), (y), (cc), (dd), (hh) or (kk) of the definition of “Permitted Liens”, in each case, to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents; and
(ii)    the Guarantors shall automatically be released from the Guaranty (A) upon consummation of any transaction not prohibited hereunder resulting in (1) a Person ceasing to constitute a Restricted Subsidiary (including in connection with any designation of an Unrestricted Subsidiary) or, (2) such Subsidiary becoming an Excluded Subsidiary or an

    James Hardie Credit and Guaranty Agreement

Unrestricted Subsidiary, (B) if such release is approved, consented to, authorized or ratified in accordance with Section 11.01, or (C) upon the Facilities Termination Date.
(b)    The Lenders, the L/C Issuers and the other Guaranteed Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral or subordination of any Liens on the Collateral, in each case, pursuant to the foregoing provisions of this Section 11.20, all without the further consent or joinder of any Lender, any L/C Issuer or any other Guaranteed Party. Upon the effectiveness of any such release or subordination, any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release or subordination hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Guaranteed Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower Agent and at the Borrowers’ expense in connection with the release or subordination of any Liens created by any Loan Document in respect of such Loan Party, property or asset; provided, that (i) the Administrative Agent shall have received a certificate of a Responsible Officer of Parent containing such certifications as the Administrative Agent shall reasonably request, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.
SECTION 11.21    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 11.22    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge

    James Hardie Credit and Guaranty Agreement

Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

    James Hardie Credit and Guaranty Agreement

SECTION 11.23    INTERCREDITOR AGREEMENTS. PURSUANT TO THE EXPRESS TERMS OF EACH ACCEPTABLE INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR OR SUBORDINATION AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT ACCEPTABLE INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR OR SUBORDINATION AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT ACCEPTABLE INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR OR SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL (EXCEPT IN THE CASE OF A CONFLICT WITH ANY PROVISION OF SUCH ACCEPTABLE INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR OR SUBORDINATION AGREEMENT REFERENCING THE RIGHTS, DUTIES, PRIVILEGES, IMMUNITIES AND INDEMNITIES OF THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT, THE PROVISIONS OF ARTICLE IX OF THIS AGREEMENT WILL CONTROL).

    James Hardie Credit and Guaranty Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
JH NORTH AMERICA HOLDINGS INC., as Term Borrower, a Revolving Credit Borrower and a Guarantor
By: /s/ Aaron Erter
Name: Aaron Erter
Title: President
JAMES HARDIE INTERNATIONAL GROUP LIMITED, as Holdings and a Guarantor
By: /s/ James Lenney
Name: James Lenney
Title: Director
JAMES HARDIE INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY, as a Revolving Credit Borrower, the Borrower Agent and a Guarantor
By: /s/ Lorcan Murtagh
Name: Lorcan Murtagh
Title: Director
JAMES HARDIE BUILDING PRODUCTS INC., as a Revolving Credit Borrower and a Guarantor
By: /s/ Aaron Erter
Name: Aaron Erter
Title: President

JAMES HARDIE US HOLDINGS LIMITED, as a Revolving Credit Borrower and a Guarantor
By: /s/ James Lenney
Name: James Lenney
Title: Director

    [Signature Page to James Hardie Credit and Guaranty Agreement]

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent,
By: /s/ Denise Jones
Name: Denise Jones
Title: Vice President

BANK OF AMERICA, N.A., as the Swing Line Lender, an L/C Issuer, a Term Lender, and a Revolving Credit Lender
By: /s/ Aaron Marks
Name: Aaron Marks
Title: Senior Vice President

JEFFRIES FINANCE LLC, as Revolving Credit Lender
By: /s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

Wells Frago Bank, National Association, as an L/C Issuer, a Term Lender and a Revolving Credit Lender
By: /s/ Andrew Payne
Name: Andrew Payne
Title: Managing Director

HSBC CONTINENTAL EUROPE, an L/C Issuer, a Term Lender and a Revolving Credit Lender
By: /s/ Siobhan Hale
Name: Siobhan Hale
Title: Relationship Director

By: /s/ David McKenna
Name: David McKenna
Title: Relationship Director

    [Signature Page to James Hardie Credit and Guaranty Agreement]

PNC Bank, National Association, as a Term
Lender and a Revolving Credit Lender
By: /s/ Sarah Powel
Name: Sarah Powel
Title: Assistant Vice President

The Toronto-Dominion Bank, New York Branch, as a Term Lender and a Revolving Credit Lender
By: /s/ David Perlman
Name: David Perlman
Title: Authorized Signatory

Truist Bank, as a Term and Revolving Credit Lender
By: /s/ Anika Kirs
Name: Anika Kirs
Title: Director

U.S. Bank National Association, as Term Lender and Revolving Credit Lender
By: /s/ Ashley White
Name: Ashley White
Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Term Lender and a Revolving Credit Lender
By: /s/ Matt Burke
Name: Matt Burke
Title: Managing Director

Capital One, National Association as a Term Lender and a Revolving Credit Lender

By: /s/ Jerry Huang
Name: Jerry Huang
Title: Duly Authorized Signatory

    [Signature Page to James Hardie Credit and Guaranty Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Term / Revolving Credit Lender

By: /s/ Jarrod Kaplan
Name: Jarrod Kaplan
Title: Managing Director

By: /s/ Gordon Yip
Name: Gordon Yip
Title: Director

M&T Bank, as a Term Lender and a Revolving Credit Lender
By: /s/ Donna J. Emhart
Name: Donna J. Emhart
Title: Director

REGIONS BANK, as a Term Lender and a Revolving Credit Lender
By: /s/ Brad Hindman
Name: Brad Hindman
Title: Director

as a Term Lender and a Revolving Credit Lender
By: State Bank of India, Chicago
Name: Devendra Panwar
Title: Vice President and Head (Credit Management Cell)

Bank of China (Europe) S.A. Dublin Branch, as a Term Lender and a Revolving Credit Lender
By: /s/ Haoyong Li
Name: Mr. Haoyong Li
Title: Deputy General Manager

    [Signature Page to James Hardie Credit and Guaranty Agreement]

Flagstar Bank, N.A., as a Term Lender and a Revolving Credit Lender
By: /s/ Catherine Chiavetta
Name: Catherine Chiavetta
Title: Senior Vice President

China CITIC Bank International Limited, New York Branch., as a Term Lender and a Revolving Credit Lender
By: /s/ Qing Hong
Name: Qing Hong
Title: GM & Branch Manager

Commerzbank Aktiengesellschaft., as a Term Lender and a Revolving Credit Lender
By: /s/ Fabrice Leistner
Name: Fabrice Leistner
Title: Authorized Signatory

By: /s/ Antonella Buono
Name: Antonella Buono
Title: Authorized Signatory

COMMONWEALTH BANK OF AUSTRALIA,
as a Term Lender, under its Power of Attorney
dated 24 June 2013
By: /s/ Jessica Gunawan
Name: Jessica Gunawan
Title: Associate Director

SouthState Bank, NA, as a Term Lender and a Revolving Credit Lender
By: /s/ Michel Odermatt
Name: Michel Odermatt
Title: Senior Vice President

    [Signature Page to James Hardie Credit and Guaranty Agreement]

TAIWAN COOPERATIVE BANK LTD,. HOUSTON BRANCH, as a Term Lender

By: /s/ Hsi-Chin Liu
Name: His-Chin Liu
Title: VP & General Manager

Associated Bank N.A., as a Term Lender and a Revolving Credit Lender
By: /s/ Ian Ormseth
Name: Ian Ormseth
Title: Vice President

Banco de Sabadell, S.A., Miami Branch, as a Term Lender & Revolving Credit Lender
By: /s/ Enrique Castillo
Name: Enrique Castillo
Title: Head of Corporate Banking

The Bank of East Asia, Limited, New York Branch,
as a Term Lender and a Revolving Credit Lender
By: /s/ James Hua
Name: James Hua
Title: DGM & Corporate Banking

By: /s/ Chong Tan
Name: Chong Tan
Title: DGM & Risk Management

Chang Hwa Commercial Bank, Ltd.,
Los Angeles Branch
As a Term Lender and a Revolving Credit Lender
By: /s/Yu-Tang Shen
Name: Yu-Tang Shen
Title: VP & General Manager

First Hawaiian Bank, as a Term Lender

By: /s/ Derek Chang
Name: Derek Chang
Title: Senior Vice President
    [Signature Page to James Hardie Credit and Guaranty Agreement]

Hua Nan Commercial Bank Ltd., Los Angeles Branch, as a Term Lender

By: /s/ Jui-Peng Wang
Name: Jui-Peng Wang
Title: General Manager

Old National Bank, as a Term Lender

By: /s/ Justin Perdue
Name: Justin Perdue
Title: Vice President

Pinnacle Bank, as a Term Lender and a Revolving Credit Lender

By: /s/ Michael Woodnorth
Name: Michael Woodnorth
Title: Senior Vice President

Trustmark National Bank, as a Term Lender,

By: /s/ Mark Stubblefield
Name: Mark Stubblefield
Title: Senior Vice President

    [Signature Page to James Hardie Credit and Guaranty Agreement]

[SCHEDULES AND EXHIBITS INTENTIONALLY OMITTED]